Exhibit 10.9

SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (“Sublease”) is made and entered into as of the 15th day of October, 2007 by and between THE GAP, INC., a Delaware corporation (“Sublandlord”), and RESPONSYS, INC., a California corporation, (“Subtenant”), with reference to the following recitals of fact:

RECITALS

A. FRANCISCO BAY OFFICE PARK, a California limited partnership, as landlord (“Landlord”), and Sublandlord’s predecessor-in-interest, GPS MANAGEMENT SERVICES, INC., a California corporation, as tenant (“GPSMS”), entered into that certain Gap Standard Office Lease dated as of July 1, 1997 (“Master Lease”) whereby Landlord leased to GPSMS all of the space (the “Master Premises”) in the building located at 900 Cherry Avenue, San Bruno, California (the “Building”), as more particularly described in the Master Lease, upon the terms and conditions contained therein. A copy of the Master Lease is attached hereto as Exhibit A and made a part hereof.

B. GPSMS, as assignor, and Sublandlord, as assignee, entered into that certain Assignment and Assumption of Lease dated as of February 1, 2000 (“Assignment”) whereby GPSMS assigned its entire interest in the Master Lease to Sublandlord.

C. Sublandlord and Subtenant are desirous of entering into a sublease for that portion of the Master Premises consisting of the entire fifth (5th) floor of the Building and commonly known as Suite 500 (the “Sublease Premises”) on the terms and conditions hereafter set forth as depicted on Exhibit B attached hereto and incorporated herein by this reference.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease unless otherwise defined herein.

2. Demise. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises (which the parties stipulate contain a total of 17,390 rentable square feet, as more particularly shown on Exhibit B attached hereto and made a part hereof), upon and subject to the terms, covenants and conditions hereinafter set forth. Subtenant shall also have the non-exclusive right in common with Sublandlord and all other tenants of the Building to use the interior and exterior common areas of the “Premises” (as defined in the Master Lease), subject to and in accordance with the terms and conditions set forth in the Master Lease (including without limitation the Rules and Regulations set forth on Exhibit C thereto) and this Sublease.

3. Lease Term. The term of this Sublease (“Term”) shall be for fifty-four (54) months, commencing on January 1, 2008 (“Sublease Commencement Date”) and ending, unless

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sooner terminated as provided herein, on June 30, 2012 (“Sublease Expiration Date”). Subtenant acknowledges and agrees that no option to renew or extend beyond the Sublease Expiration Date is granted by this Sublease, and that Sublandlord shall have no obligation to exercise the Option to Extend described in Section 2.4 of the Master Lease. If for any reason whatsoever (other than Subtenant’s failure to comply with any of the Early Access Period delivery conditions required in the next paragraph) Sublandlord does not deliver possession of the Sublease Premises to Subtenant on or before the first business day following the execution of the Sublease by both parties (the “Delivery Date”), then Sublandlord shall not be liable for any loss or damage caused thereby or resulting therefrom, but until such time as Sublandlord can and does offer to deliver possession of the Sublease Premises to Subtenant, the Sublease Commencement Date shall be extended by one day for each day that possession of the Sublease Premises to Subtenant is delayed beyond November 1, 2007. Notwithstanding the foregoing, if for any reason (other than Subtenant’s failure to comply with any of the Early Access Period delivery conditions required in the next paragraph) Sublandlord fails to deliver possession of the Sublease Premises to Subtenant by November 1, 2007, then Subtenant may, as its sole and exclusive remedy, terminate this Sublease by written notice to Sublandlord at any time until possession of the Sublease Premises is delivered to Subtenant, whereupon this Sublease shall terminate and Sublandlord shall promptly refund to Subtenant all monies paid and any deposits made by Subtenant to Sublandlord under this Sublease. Any delay in the Sublease Commencement Date beyond January 1, 2008 shall not extend the Term beyond June 30, 2012. Unless Subtenant provides written notice to Sublandlord of any unsatisfactory conditions of the Sublease Premises within forty-five (45) days of the Sublease Commencement Date, Subtenant shall be deemed to have formally accepted the same and acknowledged that, without limiting any of Landlord’s repair and maintenance obligations under the Master Lease, the Sublease Premises, including, without limitation all base building systems, are in the condition called for under Section 9 of this Sublease.

Provided that (i) this Sublease has been fully executed and delivered by Sublandlord and Subtenant, (ii) Subtenant has submitted to Sublandlord a certificate of the insurance coverage required of Subtenant under this Sublease and the Master Lease and (iii) Subtenant has delivered the Deposit required under Section 6 below and Base Rental required upon Sublease execution under Section 5 below to Sublandlord, Sublandlord agrees to grant Subtenant non-exclusive access to the Sublease Premises on or before the Delivery Date for the sole purpose of allowing Subtenant to install Subtenant’s improvements (which tenant improvements are more particularly described on Exhibit C and are hereafter referred to as the “Initial Tenant Improvements”), furniture, equipment and telecommunications and data systems (which shall be made in accordance with this Sublease and the Master Lease (including without limitation Article 6 thereof)), such period of time prior to the Sublease Commencement Date referred to herein as the “Early Access Period.” Sublandlord shall have the right to exclude Subtenant from the Sublease Premises at any time and for any duration during the Early Access Period if Subtenant’s activities in the Sublease Premises violate the terms of this Section. All of the provisions of this Sublease shall be applicable during the Early Access Period except for Subtenant’s obligation to pay Rent.

4. Use. Notwithstanding the provisions of Fundamental Lease Provision (r) of the Master Lease, the Sublease Premises shall be used and occupied by Subtenant for general office uses only and for no other purpose without the prior written consent of Sublandlord, which

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consent may be withheld in Sublandlord’s sole and absolute discretion. Subtenant’s use shall comply in all respects with the terms of the Master Lease, including without limitation, Article 5 of the Master Lease, and shall at all times be in full compliance with all Environmental Requirements (as defined and set forth in Section 30.11 of the Master Lease).

5. Subrental.

(a) Base Rental. Beginning on January 1, 2008, (“Sublease Rent Commencement Date”) and each month thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord base rent (“Base Rental”) in the following amounts:

Period	Monthly Base Rental	Total Base Rental for Period	Monthly Rate Per Rentable Square Foot
January 1, 2008 – April 15, 2008	$0.00	$0.00	$ 0.00
April 16, 2008 – April 30, 2008	$43,475.00	$21,737.50	$2.50
May 1, 2008 – November 30, 2008	$43,475.00	$304,325.00	$2.50
December 1, 2008 – November 30, 2009	$45,214.00	$542,568.00	$2.60
December 1, 2009 – November 30, 2010	$46,953.00	$563,436.00	$2.70
December 1, 2010 – November 30, 2011	$48,692.00	$584,304.00	$2.80
December 1, 2011 – June 30, 2012	$50,431.00	$353,017.00	$2.90

Base Rental and additional rent (including without limitation, late charges) shall hereinafter be collectively referred to as “Rent.” Subtenant shall pay the first full monthly installment of Base Rental (i.e. for the month of May 1, 2008 – May 31, 2008) upon the execution of this Sublease.

(b) Prorations. If the Sublease Rent Commencement Date is not the first (1st) day of a month, a prorated installment of monthly Base Rental based on the actual number of days in such month shall be paid on the first day of the month in which the Sublease Rent Commencement Date occurs.

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(c) Additional Rent. Beginning with the Sublease Commencement Date and continuing to the Sublease Expiration Date, Subtenant shall pay to Sublandlord as additional rent for this subletting the cost and expense of all Additional Services (as defined in Section 10.2 of the Master Lease) incurred at the request of, or on behalf of, Subtenant with respect to the Sublease Premises, and all other additional expenses, costs and charges payable by Subtenant to Sublandlord under this Sublease.

(d) Operating Expenses and Taxes. Beginning with the expiration of the calendar year 2008 (“Base Year”) and thereafter during the Term of this Sublease, Subtenant shall pay to Sublandlord with each monthly payment of Base Rental as additional rent for this subletting an amount equal to 17.82% (“Subtenant’s Share”) of the excess Operating Expenses (as set forth in Article 4 of the Master Lease) for the Master Premises over the total amount of Operating Expenses for the Master Premises incurred by Sublandlord during the Base Year pursuant to the terms and conditions of the Master Lease; provided, however, that if the Base Year Operating Expenses during the Term are not based on 12 months’ actual operation of the Master Premises at ninety-five percent (95%) occupancy or greater, then the portion of such expenses that vary based on occupancy shall be increased to reflect a ninety-five percent (95%) occupied Master Premises. Subtenant’s Share is a percentage which reflects the ratio of the rentable square feet in the Sublease Premises to the rentable square feet in the Master Premises. Should Sublandlord provide Subtenant any services, utilities or other items the costs of which would be properly chargeable as Operating Expenses under the Master Lease, Sublandlord may recover such costs as Operating Expenses under this Sublease to the extent Landlord could properly have included such costs in Operating Expenses and the amount of such costs (without any additional mark-up or fee) are reasonably incurred by Sublandlord (“Sublandlord-Incurred Expenses”). In the event Sublandlord seeks to recover such Sublandlord-Incurred Expenses, Sublandlord shall provide Subtenant with a reasonably detailed itemization of such Sublandlord-Incurred Expenses which itemizes such Sublandlord-Incurred Expenses separately from any detail of Operating Expenses incurred by Landlord and Subtenant shall pay all such Sublandlord-Incurred Expenses within thirty (30) days of Subtenant’s receipt of the itemization. Notwithstanding anything to the contrary in the Sublease, Subtenant shall not be required to pay any excess Operating Expenses, Sublandlord-Incurred Expenses, or other Rent that is (a) fairly allocable to any period of time after the Term (except in connection with any holdover by Subtenant beyond the Sublease Expiration Date) or with respect to any portion of the Master Premises other than the Sublease Premises and interior and exterior common areas of the Master Premises, (b) due as a result of any default by Sublandlord (through no fault of Subtenant) of any of Sublandlord’s obligations under the Master Lease, or any disproportionate use of any utility or service supplied to any other occupant of the Master Premises, or associated with utilities or services of a type not provided to Subtenant, (c) payable as a result of the negligence or willful misconduct of Sublandlord or any of its employees, subtenants, agents or contractors, or (d) payable as a result of any Operating Expense charges for costs incurred in connection with the presence of any Hazardous Materials, except to the extent caused by the release or emission of the Hazardous Materials in question, by Subtenant or any of its agents, employees or contractors. Should the Subtenant dispute any amounts charged on account of Operating Expense increases or Sublandlord-Incurred Expenses, Subtenant shall notify Sublandlord of said dispute in writing as soon as the dispute is noted. Subtenant may, at its cost, within three (3) years following receipt of any particular statement or itemization of charges, upon reasonable prior notice to Sublandlord, audit Sublandlord’s books relevant to additional Rent and Operating Expenses.

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Sublandlord and Subtenant shall each use their best efforts to cooperate with each other to resolve any discrepancies between Sublandlord and Subtenant in the accounting of additional Rent and Operating Expenses.

(e) Payment of Rent. Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first (1st) day of each and every month during the Term of this Sublease. All of said Rent is to be paid to Sublandlord at its office at The Gap, Inc., 40 First Plaza, Albuquerque, New Mexico 87102, Attn: Real Estate Accounts Payable, or at such other place or to such agent and at such place as Sublandlord may designate by written notice to Subtenant. Any additional rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Master Lease is to be paid to Sublandlord as and when such items are payable by Sublandlord to Landlord under the Master Lease unless a different time for payment is elsewhere stated herein, but in no event less than thirty (30) days after Subtenant has received a written request for payment from Sublandlord.

(f) Late Charge. If Subtenant (i) fails to pay any installment of Base Rental, Subtenant’s Share of the Operating Expenses Adjustment, or any other recurring charges (collectively, “Recurring Charges”), within five (5) days after receipt of written notice from Sublandlord that the same is due, or (ii) fails to pay any other amount for which Subtenant is obligated under this Sublease within ten (10) days after receipt of Sublandlord’s invoice, then, Subtenant shall pay to Sublandlord an additional late charge equal to five percent (5%) of the total amount payable; provided, however, that if Subtenant fails twice in any calendar year to pay any Recurring Charge on the date the same is due, no such prior written notice shall be necessary and the late charge shall automatically and without notice apply to each successive Recurring Charge not paid on the date due during such calendar year. Subtenant acknowledges that late payments will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which costs are extremely difficult and impracticable to calculate. The parties agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Sublandlord as a result of such late payment. Such late charge shall not be deemed a consent by Sublandlord to any late payment, nor a waiver of Sublandlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Sublandlord is entitled hereunder. In addition, all amounts payable by Subtenant to Sublandlord hereunder, exclusive of the late charge described above, if not paid when due, shall bear interest from the due date until paid at the Interest Rate (as defined in the Master Lease).

6. Security Deposit. Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of One Hundred Thousand Dollars ($100,000.00) (the “Deposit”) to be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease. As long as Subtenant is not in default and no state of facts exists that would be a default with the passage of time or giving of notice, as of June 30, 2009, the Deposit is reduced to Fifty Thousand Dollars ($50,000.00) and Sublandlord shall return to Subtenant the sum of Fifty Thousand Dollars ($50,000.00).

The Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord’s damage in case of Subtenant’s default. If Subtenant defaults in the full and timely performance of any or all of Subtenant’s covenants and obligations set forth in this

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Sublease, and such default continues after the expiration of the applicable cure period, if any, then Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, use the Deposit, or any portion of the Deposit, to the extent necessary to cure or remedy the default or to compensate Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant’s default. Subtenant shall immediately pay to Sublandlord in cash within five (5) days following demand, the amount so applied in order to restore the Deposit to its original amount, and Subtenant’s failure to immediately do so shall constitute a default under this Sublease. Sublandlord shall return any remaining portion of the Deposit to Subtenant within forty-five (45) days after the expiration or earlier termination of this Sublease (less any amounts that may be needed to compensate Sublandlord for any default by Subtenant). Sublandlord’s obligations with respect to the Deposit are those of a debtor and not a trustee. Sublandlord shall not be required to maintain the Deposit separate and apart from Sublandlord’s general or other funds and Sublandlord may commingle the Deposit with any of Sublandlord’s general or other funds. Subtenant shall not at any time be entitled to interest on the Deposit.

7. Signage. Subject to the terms of the Master Lease, including without limitation, the third paragraph of Article 21 thereof, and the provisions of this Section 7, at or about the Sublease Commencement Date, Sublandlord shall provide Subtenant space on the existing directory board in the main lobby of the Building for Subtenant’s name and Building standard signage at the entrance to Suite 500 for Subtenant’s name. The signage provided on the directory board in the main lobby of the Building shall be installed, maintained and removed at Sublandlord’s sole cost and expense. Except for the foregoing, Subtenant shall have no right to maintain Subtenant identification signs in any other location in, on, or about the Sublease Premises, the Building or surrounding property owned by Landlord. All aspects of the signage of Subtenant permitted pursuant to this Section 7, including without limitation, the location, size, design, color and other physical aspects thereof, shall be subject to Landlord’s and Sublandlord’s prior written approval, which approval by Sublandlord shall not be unreasonably withheld, conditioned or delayed, and which approval by Landlord shall be in accordance with the third paragraph of Article 21 of the Master Lease. All signage shall also be subject to any covenants, conditions or restrictions encumbering the Sublease Premises and any applicable municipal or other governmental permits and approvals. The cost of signage at the entrance to Suite 500, including the installation, maintenance and removal thereof, shall be at Subtenant’s sole cost and expense. If Subtenant fails to maintain its sign, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublandlord may do so at Subtenant’s expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to effect such removal.

8. Parking. Subject to the terms of the Master Lease, including without limitation, Article 26 of the Master Lease, Subtenant shall have the right, during the Term of this Sublease, to use up to fifty-five (55) of the 325 parking spaces in the Parking Facility of the Building at no additional charge. All such parking privileges shall be on a non-assigned basis.

9. Condition of Premises; Alterations.

(a) Condition of Sublease Premises. Subtenant acknowledges that it is subleasing the Sublease Premises “as-is” and that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublandlord is not

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obligated to perform any work to prepare the Sublease Premises for Subtenant’s occupancy. Notwithstanding the foregoing, Sublandlord shall deliver the Sublease Premises with the base building systems in good working condition; and if the base building systems are not so delivered, Sublandlord shall cause such building systems to be repaired at no expense to Subtenant within a reasonable time after Sublandlord’s receipt of a written request from Subtenant. Subtenant acknowledges that any supplemental systems, including but not limited to supplemental cooling and wiring for voice or data, on the Sublease Premises are provided to Subtenant in “as-is” condition and that Sublandlord is not making any representation or warranty concerning the condition of these supplemental systems. The responsibility for the maintenance of these supplemental systems shall be the sole responsibility of Subtenant throughout the Term of this Sublease. Unless Subtenant provides written notice to Sublandlord of any unsatisfactory conditions of the Sublease Premises within forty-five (45) days of the Sublease Commencement Date, Subtenant shall be conclusively deemed to have accepted the Sublease Premises and to have waived all claims relating to the condition of the Sublease Premises.

(b) Tenant Improvement Allowance; Initial Tenant Improvements. Subtenant acknowledges and agrees that Subtenant is not entitled to receive a tenant improvement allowance or any other allowance from Sublandlord or Landlord in connection with this Sublease.

(b) Other Alterations. Notwithstanding the provisions of Section 6.1 of the Master Lease, Subtenant shall not make or perform any Alterations or improvements in or to the Sublease Premises without Sublandlord’s and Landlord’s prior written consent. Sublandlord’s consent to any proposed Alterations or improvements by Subtenant to the Sublease Premises shall not be unreasonably withheld or delayed, but it shall not, ipso facto, be considered unreasonable for Sublandlord to withhold its consent even if Landlord has given its consent pursuant to the terms of the Master Lease. Landlord’s consent to Subtenant’s Alterations and improvements shall be governed by the terms and conditions set forth in the Master Lease, as incorporated herein; provided, however, that Sublandlord acknowledges that it conceptually approves the plans for the Initial Tenant Alterations attached hereto as Exhibit C (with the understanding that the final construction plans and specifications for such improvements remain subject to Sublandlord’s and Landlord’s approval). All Alterations made by or on behalf of Subtenant shall be at Subtenant’s sole cost and expense, including without limitation, the cost of causing all such Alterations to be constructed in accordance with applicable laws and requirements of any appropriate governmental agency. As between Sublandlord and Subtenant, Sublandlord shall not be responsible for any upgrades to the Sublease Premises that are required by Applicable Laws (including, without limitation, the ADA) in connection with the construction of the Initial Tenant Alterations. Notwithstanding the foregoing, Subtenant shall have no responsibility for upgrades to the portions of the Premises other than the Sublease Premises, nor to the interior or exterior common areas as required by Applicable Laws (including, without limitation, the ADA).

Any Alterations and improvements must be performed in accordance with the terms of the Master Lease, as incorporated herein, including Article 6 thereof, and in such manner as may be required to avoid causing or contributing to any labor disturbance, in accordance with plans and specifications as are approved in advance by Sublandlord, and subject to such other reasonable conditions as Sublandlord may impose thereon, including but not

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limited to: (i) restricting the manner in which the work is to be performed so as to minimize any annoyance to or interference with the rights and operations of any other tenants or occupants of the Building; (ii) requiring Subtenant to provide builder’s risk, protective liability or other insurance; (iii) requiring a security deposit or additional security deposit from Subtenant for any Subtenant Alterations (other than the Initial Tenant Alterations) costing in excess of $150,000.00; or (iv) requiring Subtenant to provide to Landlord and Sublandlord, at Subtenant’s sole cost and expense, lien and completion bonds to ensure Landlord and Sublandlord against any liability for or damage or loss from liens and to ensure completion of the work for any Subtenant Alterations (other than the Initial Tenant Alterations) costing in excess of $150,000.00. The person selected by Subtenant to make any Alterations or improvements must be a reputable, duly licensed contractor and must first be approved in writing by Landlord and Sublandlord. If any work outside the Sublease Premises, or any work on or adjustment to any Building Systems is required in connection with or as a result of Subtenant’s work, such additional work shall be performed at Subtenant’s expense by contractors approved by Sublandlord. Sublandlord’s right to review and approve (or withhold approval of) Subtenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Subtenant is intended solely to protect Sublandlord, the Building and Sublandlord’s interests. No approval or consent by Sublandlord shall be deemed or construed to be a representation or warranty by Sublandlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable laws or other requirements. Subject to Sublandlord’s review of the constructions drawings, Sublandlord agrees that in connection with the Initial Tenant Improvements only, (a) Sublandlord will not require an additional security deposit or lien and completion bond as contemplated in items (iii) and (iv) above and (b) Subtenant shall have no obligation to remove the Initial Tenant Improvements from the Sublease Premises as a condition of surrender upon the expiration or earlier termination of the Term; provided that Subtenant shall remove any and all Roof Alterations and restore the roof to the condition existing prior to such installation at Subtenant’s sole cost and expense and in accordance with the terms of the Master Lease.

Subtenant shall deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date or earlier termination of the Sublease in the condition required by the Master Lease (but in no event will Subtenant be required to remove any fixtures, improvements or Alterations installed in the Sublease Premises prior to the delivery of possession of the Sublease Premises to Subtenant) and, notwithstanding any of the provisions of Article 6 of the Master Lease to the contrary, shall remove at Subtenant’s sole cost and expense any and all Alterations or other improvements made by Subtenant (except for the Initial Tenant Improvements as set forth above), if requested to do so by Sublandlord at the time Subtenant requests Sublandlord’s consent thereto, and repair any damage caused by such removal. Subtenant shall remove all of Subtenant’s personal property from the Sublease Premises on or before the Sublease Expiration Date or earlier termination of this Sublease. Subject to all applicable laws, in the event that Subtenant shall fail to so remove its personal property, then any such personal property, shall, at the sole option of Sublandlord, automatically become the property of Sublandlord upon the Sublease Expiration Date or earlier termination of this Sublease, and thereafter Sublandlord may retain or dispose of in any manner the personal property not so removed without any liability whatsoever to Subtenant.

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10. Incorporation of Terms of Master Lease.

(a) This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease and except as set forth in subparagraph (vii) below, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were Landlord and Tenant, respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease, and only insofar as they apply to the Sublease Premises and not to the other portions of the Master Premises under the Master Lease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

(b) For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(ii) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Subtenant shall deliver such evidence, certificate or other matter or thing to Sublandlord at least two (2) business days prior to the date due to Landlord, and Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory in Sublandlord’s reasonable judgment.

(iii) Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain; it being understood, however, that Subtenant shall have the right to terminate this Sublease by written notice to Sublandlord if the Sublease Premises (excluding any Alterations to the Sublease Premises made by Subtenant) are not restored to a substantially repaired condition (such that the same are suitable for the usual conduct of Subtenant’s business therefrom) within the time frames required under the Master Lease following any such destruction or taking by eminent domain.

(iv) Subtenant shall not be entitled to any allowances (design, construction, moving or any other allowances) granted to Tenant under the Master Lease.

(v) With respect to any non-monetary obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to Sublandlord a specified number of days to perform its obligations under the Master Lease, except where a specific number of days is provided in this Sublease, Subtenant shall have (a) five (5)

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fewer days to perform such obligations, including, without limitation, curing any defaults.

(vi) To the extent the Master Lease has been incorporated herein, Sublandlord shall have the rights and benefits of the Landlord under the Master Lease, but Sublandlord (a) shall have no obligation to Subtenant to perform the duties of Landlord under the Master Lease (including, without limitation, duties relating to the condition, maintenance, repair, building services, rebuilding, restoration, security and operation of the Sublease Premises or Building and compliance of the Sublease Premises with Applicable Laws); provided, however, that Sublandlord shall be required to exercise its right to repair under paragraph I of the General Conditions to the Master Lease if Landlord fails to perform its repair obligations under the Master Lease and (i) such failure materially and adversely impairs Subtenants ability to use the Sublease Premises or any material portion thereof for the operation of its business pursuant to the terms of this Sublease, (ii) such failure poses a material and imminent risk to the health or safety of persons and (iii) Subtenant advances all costs of repair to Sublandlord; (b) shall have no liability whatsoever to Subtenant for, and does not herein make for, the benefit of Subtenant any of, the representations, warranties, indemnities, releases or waivers of Landlord under the Master Lease, and (c) shall (without in any way limiting or altering its obligation to use commercially reasonable efforts at Subtenant’s sole cost and expense to cause Landlord to perform its obligations under the Master Lease) have no liability to Subtenant for Landlord’s negligence, willful misconduct or breach of or failure to perform any of Landlord’s duties under the Master Lease. In connection with any advances made by Subtenant due to Landlord’s failure to comply with repair obligations, Sublandlord shall take all commercially reasonable efforts, at Subtenant’s sole cost and expense, to obtain reimbursement of such expenses from Landlord.

(vii) The following provisions of the Master Lease are specifically excluded and are not incorporated into and made a part of this Sublease: Fundamental Lease Provisions (a), (b), (d), (f), (i), (j), (k), (1), (m), (n), (o), (p), (s), (u), (v), (w), (x), and (y); General Conditions D, E, G, and I; Article 1; Article 2; Sections 3.4, 4.1, 4.4(g), 4.5, 5.1, 10.4, Article 11; Section 12.3(1)(C); Article 15; Article 16; Article 17; Section 19.2; the first, second and fourth paragraphs of Article 21; Section 27.1, Articles 28 and 29; Section 30.10; Articles 31, 32, and 33; and Exhibits B, F, G, H, and J.

11. Subtenant’s Obligations; Subtenant Indemnification. Subtenant covenants and agrees that all obligations of Sublandlord (other than the obligation to pay rent) under the Master Lease (except to the extent that such obligations accrued prior to the delivery of the Sublease Premises and remain unperformed) shall be done or performed by Subtenant with respect to the Sublease Premises, except (i) as otherwise provided by this Sublease or (ii) for matters caused or controlled by Sublandlord, and Subtenant’s obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Subtenant expressly agrees that all of the indemnifications of Subtenant made pursuant to the Master Lease, including without limitation, the indemnification by Subtenant set forth in Section 12.2 (Subtenant’s’ general indemnification) and Section 30.11(5) (Subtenant’s Environmental Losses indemnification) of the Master Lease, shall run to and be for the benefit of, the Landlord Parties (as defined in Section 30.11(5) of the Master

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Lease) and Sublandlord and its officers, directors, shareholders, employees and agents. Sublandlord agrees that all of the indemnifications of Sublandlord made pursuant to the Master Lease by virtue of incorporation under Section 10 above, including without limitation, the indemnification by Sublandlord set forth in Section 12.1, shall run to and be for the benefit of, Subtenant and its officers, directors, shareholders, employees and agents. In addition, Subtenant agrees to indemnify Sublandlord and its officers, directors, shareholders, employees and agents, and hold them harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred as a result of (i) Subtenant’s failure to perform, observe or pay any of Sublandlord’s obligations under the Master Lease which, as a result of this Sublease, became an obligation of Subtenant, and (ii) any breach of the terms of the Master Lease or this Sublease by Subtenant or any of Subtenant’s employees, agents, contractors, licensees, assignees, sublessees, transferees, representatives, guests, customers, or invitees, Sublandlord agrees to indemnify Subtenant and its officers, directors, shareholders, employees and agents, and hold them harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred as a result of (i) Sublandlord’s failure to perform, observe or pay any of Sublandlord’s obligations under the Master Lease which are not expressly incorporated herein as an obligation of Subtenant, and (ii) any breach of the terms of the Master Lease or this Sublease by Sublandlord or any of Sublandlord’s employees, agents, contractors, licensees, assignees, sublessees, transferees, representatives, guests, customers, or invitees. If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant shall be subrogated to the rights of Sublandlord concerning said payment. The provisions of this paragraph shall survive the expiration or earlier termination of this Sublease.

Subtenant shall not do, nor permit to be done, any act, omission or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Master Lease, specifically including, without limitation, any act, omission or thing which would violate the terms of Section 30.11 of the Master Lease regarding the Tenant’s covenants and obligations with respect to Hazardous Materials and compliance with Environmental Requirements. Without in any way limiting the provisions of the Master Lease which are applicable to Subtenant, Subtenant hereby specifically agrees that no Hazardous Materials shall be installed, handled, generated, stored, disposed of, discharged, released, abated, removed, transported, or used or handled in any way in, on, or about the Sublease Premises by Subtenant, or any Subtenant Party (the foregoing referred to in this subparagraph as “Handling by Subtenant”) without Sublandlord’s prior written consent, which consent may be granted or withheld in Sublandlord’s sole and absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies, may be used in and stored at the Sublease Premises without Sublandlord’s prior written consent, provided that Subtenant’s activities at or about the Sublease Premises and the foregoing Handling by Subtenant of all Hazardous Materials shall comply at all time with all Environmental Requirements. Subtenant acknowledges and agrees that Subtenant’s violation of any of the foregoing provisions regarding the Handling by Subtenant of Hazardous Materials or a violation of any of the provisions of Section 30.11 of the Master Lease shall constitute a material default under the Sublease and shall give rise to all of Sublandlord’s rights and remedies under the Sublease and

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under applicable law.

/s/ CAP CAC Subtenant’s Initials

12. Sublandlord’s Obligations. Sublandlord agrees that Subtenant shall be entitled to receive all utilities, services and repairs provided by Landlord to Sublandlord under the Master Lease with respect to the Sublease Premises. Subtenant shall look solely to Landlord for all such utilities, services and repairs, and shall not, under any circumstances, seek nor require Sublandlord to perform or provide any of such utilities, services or repairs, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord’s default under the Master Lease; provided, however, that (i) upon written notice from Subtenant to Sublandlord that Landlord has failed to provide or perform any utilities, services or repairs required of Landlord under the Master Lease, or other obligations of Landlord under the Master Lease which affect the use and enjoyment of the Sublease Premises by Subtenant, Sublandlord agrees to use commercially reasonable efforts to cause Landlord to cure or correct such failure as soon as reasonably practicable; and (ii) Sublandlord shall be required to exercise its right to repair under paragraph I of the General Conditions to the Master Lease if Landlord fails to perform its repair obligations under the Master Lease and (1) such failure materially and adversely impairs Subtenant’s ability to use the Sublease Premises or any material portion thereof for the operation of its business pursuant to the terms of this Sublease, (2) such failure poses a material and imminent risk to the health or safety of persons and (3) Subtenant advances all costs of repair to Sublandlord. Subtenant shall have no right to cure any default by Sublandlord under the Master Lease or this Sublease. Sublandlord shall not amend or modify the Master Lease in any way so as to materially or adversely affect Subtenant or its interest hereunder, materially increase Subtenant’s obligations hereunder or materially restrict Subtenant’s rights hereunder, without the prior written consent of Subtenant; provided, however, that if, upon termination of the Master Lease between Landlord and Sublandlord, (i) Landlord has agreed in writing to continue the Sublease in full force and effect as a direct lease between Landlord and Subtenant substantially in accordance with the terms, covenants and conditions of the Sublease for the balance of the Term hereof and (ii) such direct lease does not impose a greater financial burden on Subtenant and does not otherwise materially and adversely affect Subtenant’s rights as tenant for the Subleased Premises, then such termination shall not be deemed to be a breach of this provision.

Unless Subtenant first obtains the written consent of Sublandlord (which shall not be unreasonably withheld or delayed), Subtenant shall not have the right to arrange directly with Landlord to perform any Alterations or improvements to the Sublease Premises, or to obtain any services, utilities or repairs, other than customary and routine services which currently are being provided by Landlord to the Sublease Premises. Any condition resulting from a default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant, and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Master Lease. Notwithstanding the foregoing, if due to a casualty, condemnation, interruption of services or utilities affecting the Sublease Premises, or any other reason, the rental amounts

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payable by Sublandlord to Landlord under the Master Lease are abated or reduced with respect to the Sublease Premises, then the Rent payable by Subtenant hereunder shall likewise be proportionately abated or reduced. Subject to Sublandlord’s rights and remedies under the Master Lease, Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease and otherwise perform all of the obligations of Sublandlord under the Master Lease to the extent that failure to perform the same would adversely affect Subtenant’s use or occupancy of the Sublease Premises.

13. Default by Subtenant.

(a) Each of the following shall be an “Event of Default” by Subtenant and a material breach of the provisions of this Sublease: if Subtenant (i) fails to pay in full any amounts owed under this Sublease on the date due and such failure continues for more than three (3) days after Subtenant’s receipt of a written notice of delinquency from Sublandlord; or (ii) fails to perform any other obligation, term, covenant or condition of this Sublease or of the Master Lease which pursuant to this Sublease is the obligation of the Subtenant, and such failure continues for more than thirty (30) days after receiving notice thereof from Sublandlord, unless the same cannot reasonably be cured within said thirty (30)-day period, in which event Subtenant shall not be deemed in default if Subtenant commences to cure within 30 days and thereafter diligently prosecutes such cure to completion, or (iii) commits any act or omission, or allows to be committed any act or omission, which constitutes an “Event of Default” with respect to any of the terms, obligations, covenants or conditions under the Master Lease applicable to the Tenant under this Sublease. Upon the occurrence of any Event of Default by Subtenant, Sublandlord may, at Sublandlord’s option without any further demand or notice, in addition to any other remedy or right, given hereunder or by law, do any of the following:

(i) Subject to all applicable legal due process requirements, re-enter the Sublease Premises, take possession thereof, eject all persons therefrom using all necessary force to do so, and, with or without re-entry, declare this Sublease at an end, in which event Subtenant shall, in accordance with California Civil Code Section 1951.2 (or any successor statute, pay Sublandlord a sum of money equal to the worth at the time of award of the aggregate of (1) the unpaid rent, which had been earned at the time of termination, (2) the amount by which (i) the unpaid rent which would have been earned after termination until the time of award by the Court having jurisdiction thereof exceeds (ii) the amount of such rental loss that the Subtenant proves could have been reasonably avoided by Sublandlord, (3) the amount by which (i) the unpaid rent for the balance of the Term after the time of the award exceeds (ii) the amount of such rental loss that Subtenant proves could reasonably be avoided, and (4) all other amounts necessary to compensate Sublandlord for all the detriment proximately caused by Subtenant’s default or which in the ordinary course of things would, be likely to result therefrom, including actual or anticipated costs of re-leasing the Sublease Premises. The amounts covered by items (1) and (2) shall be computed by allowing interest at the Interest Rate described in the Master Lease. The worth at the time of award of the amount described, in (3) shall be discounted at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

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(ii) In accordance with California Civil Code Section 1951.4 (or any successor statute), Subtenant acknowledges that this Sublease shall continue in effect for so long as Sublandlord does not elect to terminate the Sublease in accordance with item (i) above. Without termination of Subtenant’s right to possession of the Sublease Premises Landlord shall have the right to collect, by action or otherwise, each installment of Base Rental or other sum as the same becomes due and payable, which rent or other sum shall bear interest at the Interest Rate from the date when due until paid, or enforce, by action or otherwise, any other term or covenant of this Sublease or the Master Lease. Acts of maintenance, preservation or efforts to lease the Sublease Premises, or the appointment of a receiver upon application of Sublandlord to protect Sublandlord’s interest under this Sublease, shall not constitute an election by Sublandlord to terminate Subtenant’s right to possession. In addition to its other rights under this Sublease, Sublandlord has the remedy described in California Code Section 1951.4 (Sublandlord may continue the Sublease in effect after Subtenant’s breach and abandonment and recover Base Rental and other amounts as they become due, if Subtenant has the right to sublet or assign, subject only to reasonable limitations).

(b) Sublandlord, when exercising any right of re-entry set forth above, and subject to all legal due process requirements, may remove all Subtenant’s property, from the Sublease Premises; and such property may be stored by Sublandlord in a public warehouse or elsewhere at the sole cost and for the account of Subtenant. If Sublandlord does not elect to store any or all of Subtenant’s property left in the Sublease Premises, Sublandlord may consider such property to be abandoned by Subtenant, and Sublandlord may thereupon dispose of such property in any manner deemed appropriate by Sublandlord. Any proceeds realized by Sublandlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Subtenant’s outstanding obligations to Sublandlord under this Sublease (and any balance remaining after satisfaction of all obligations of Subtenant under this Sublease shall be delivered to Subtenant). Notwithstanding any reletting by Sublandlord without termination of this Sublease allowed above and by law, Sublandlord may at any time thereafter elect to terminate this Sublease for any such previous breach. Sublandlord’s right of entry shall include the right to remodel the Sublease Premises and re-let the Sublease Premises. All costs incurred in such entry and re-letting shall be paid by Subtenant.

(c) If an Event of Default occurs, Sublandlord may perform such covenant or condition at its sole option. All costs incurred by Sublandlord in so performing shall immediately be reimbursed to Sublandlord by Subtenant.

(d) The rights and remedies of Sublandlord set forth herein are not exclusive, and Sublandlord may exercise any other right or remedy available to it under this Sublease, the Master Lease, at law, or in equity.

14. Quiet Enjoyment. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant’s other obligations hereunder, subject to all applicable notice and cure provisions, Subtenant shall have the right to peaceably and quietly have, hold and enjoy the Sublease Premises as against Sublandlord and all persons claiming by, through or under Sublandlord.

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15. Notices. Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Master Lease which is Subtenant’s obligation to cure, within the period allowed to Sublandlord under the Master Lease (as modified in Section 10(b)(v) of this Sublease). Sublandlord shall forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as Tenant under the Master Lease or from any governmental authorities which affects the Sublease Premises. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities which affect the Sublease Premises. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received, with the exception that any notice received on a Saturday, Sunday or legal-holiday shall not be deemed received until the next business day.

Notices to Sublandlord shall be sent to the attention of:

The Gap, Inc.

850 Cherry Avenue

San Bruno, CA 94066

Attn: Real Estate Law Dept.; Corporate Facilities

With a copy to:

The Gap, Inc.

2 Folsom Street

San Francisco, California 94105

Attn: Director Facilities Real Estate and Property Management

Notices to Subtenant shall be sent to the attention of:

After the Sublease Commencement Date:

Responsys, Inc.

900 Cherry Avenue, 5th Floor

San Bruno, California 94066

Attn: Chief Financial Officer

Prior to the Sublease Commencement Date:

Responsys, Inc.

3 Lagoon Drive

Redwood Shores, CA 94065

Attn: Chief Financial Officer

16. Broker. Sublandlord and Subtenant acknowledge that Colliers International (“Colliers”) represented Sublandlord in this transaction and that NAI BT Commercial (“BT”) represented Subtenant in this transaction. Sublandlord shall pay all commissions due to Colliers pursuant to a separate agreement between Gap and Colliers. Each party represents and warrants

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to the other that it has had no dealings with any other brokers, finders, or agents who might be entitled to a commission, fee or other compensation in connection with the negotiation or consummation of this Sublease other than Colliers and BT. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

17. Consent of Landlord. Article 11 of the Master Lease requires Sublandlord to notify Landlord of its intention to enter into a Sublease and in some cases to obtain the prior consent of Landlord to a Sublease. Sublandlord shall notify Landlord of Sublandlord’s intent to enter into this Sublease and make all commercially reasonable efforts to obtain a recognition agreement within thirty (30) days of the full execution of this Sublease. Subtenant acknowledges that this Sublease will be of no force and effect in the event Landlord’s consent is required and Landlord does not consent to this Sublease; provided, however, that in such event, if Landlord does not give its consent to this Sublease for any reason whatsoever within thirty (30) days after the date hereof, then Subtenant each may as its sole and exclusive remedy elect to terminate this Sublease by written notice to Sublandlord, whereupon Sublandlord shall promptly return to Subtenant all monies paid and any deposits made by Subtenant to Sublandlord under this Sublease and this Sublease shall thereupon be deemed null and void and of no effect (except for those provisions expressly stated herein to survive a termination).

18. Termination of the Master Lease. If for any reason the term of the Master Lease shall terminate prior to the Sublease Expiration Date pursuant to the terms of the Master Lease existing as of the date of this Sublease, this Sublease shall automatically be terminated. Sublandlord shall not be liable to Subtenant by reason of such termination unless said termination shall have been caused by the default of Sublandlord under the Master Lease or this Sublease, and said Sublandlord default was not as a result of a Subtenant default hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Sublease or the Master Lease, Sublandlord shall not voluntarily terminate the Master Lease during the Term of this Sublease for any reason (excluding any termination in connection with any damage to or destruction of the Sublease Premises caused by a casualty or eminent domain action) unless and until (i) Landlord has agreed in writing to continue the Sublease in full force and effect as a direct lease between Landlord and Subtenant substantially in accordance with the terms, covenants and conditions of the Sublease for the balance of the Term hereof and (ii) such direct lease does not impose a greater financial burden on Subtenant and does not otherwise materially and adversely affect Subtenant’s rights as tenant for the Subleased Premises. If Landlord so consents, Subtenant shall attorn to Landlord in connection with any such voluntary termination and shall execute an attornment agreement in such form as may reasonably be requested by Landlord, as long as the attornment agreement does not materially adversely affect the use by Subtenant of the Sublease Premises in accordance with the terms of this Sublease, increase Subtenant’s obligations under this Sublease, or materially decrease Subtenant’s rights under this Sublease

19. Assignment and Subletting.

(a) Subtenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, sell, assign, sublease, encumber, pledge or otherwise transfer or

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hypothecate all or any part of the Sublease Premises or Subtenant’s interests in, to or under this Sublease (collectively, a “transfer”) without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld. Any such transfer by Subtenant without Sublandlord’s prior written consent shall be void and shall constitute a material Event of Default by Subtenant. Subtenant shall advise Sublandlord by written notice of (i) Subtenant’s intent to assign this Sublease or sublease all or a portion of the Sublease Premises, or make any other transfer, (ii) the name of the proposed assignee, sublessee or transferee and evidence reasonably satisfactory to Sublandlord that such proposed assignee, sublessee or transferee is comparable in reputation, stature and financial condition to tenants then leasing comparable space in Comparable Buildings (as defined in General Condition “B” of the Master Lease), and (iii) all of the material terms of the proposed assignment, sublease or transfer. Sublandlord shall, within thirty (30) days of receipt of such notice, and any additional information requested by Sublandlord concerning the proposed assignee’s, subtenant’s or transferee’s financial responsibility, elect one of the following:

(i) Consent to such proposed assignment, sublease or transfer;

(ii) Refuse such consent, which refusal shall be on reasonable grounds that are set forth with reasonable particularity in a written notice from Sublandlord to Subtenant; or

(iii) Elect to terminate the Sublease with respect to that portion of the Sublease Premises which would have been demised under the proposed sublease, assignment or transfer (as of the effective date of the proposed sublease, assignment or transfer), but only if such portion is in excess of fifty percent (50%) of the Sublease Premises; provided, however, that notwithstanding the foregoing or anything to the contrary contained herein, if Sublandlord elects to terminate, Subtenant shall have the right to revoke its proposed sublease, assignment or transfer by written notice to Sublandlord given within five (5) days after Subtenant’s receipt of Sublandlord’s election notice, in which event the proposed sublease, assignment or transfer shall be deemed null and void and this Sublease shall remain in full force and effect. If Sublandlord elects to terminate, and such election is not timely revoked by Subtenant, Sublandlord shall notify Subtenant of the date upon which Subtenant shall surrender the Sublease Premises to Sublandlord, in whole or in part, as the case may be, which date shall not be earlier than the date fixed by Subtenant for the commencement of the proposed subletting assignment, or transfer nor more than thirty (30) days after such effective date. If Sublandlord accepts a surrender of less than the entire Sublease Premises, the rent for the remainder of the term of this Sublease shall be prorated by Sublandlord based on the proportion of the total area of the Sublease Premises remaining to the total area demised to Subtenant pursuant to the Sublease prior to such surrender.

(b) In the event that Subtenant requests Sublandlord’s consent to an assignment, sublease or other transfer under the provisions of this Section 19, Subtenant shall pay Sublandlord’s reasonable processing costs (not to exceed $500.00) and reasonable out-of-pocket attorneys’ fees (not to exceed $1,500.00) incurred in giving such consent, as well as any amounts required to be paid to Landlord in connection with same. Notwithstanding any permitted assignment, sublease, or other transfer, Subtenant shall at all times remain directly,

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primarily and fully responsible and liable for all payments owed by Subtenant under the Sublease and for compliance with all obligations under the terms, provisions and covenants of the Sublease. In the event of any assignment, sublease, or other transfer, Subtenant agrees to pay to Sublandlord fifty percent (50%) of the amount by which all sums and other economic consideration payable to Subtenant in connection with the assignment, sublease or transfer exceed the Rent payable by Subtenant to Sublandlord under this Sublease (or a proportionate amount thereof representing the portion of the Sublease Premises subject to the sublease, assignment or other transfer if less than the entire Sublease Premises is affected) after Subtenant has recovered its applicable unamortized tenant improvements and sub-subleasing brokerage, attorneys’ fees and demising costs.

(c) Sublandlord shall have the right to sell, encumber, transfer and/or assign all of its rights and obligations under this Sublease or the Master Lease.

(d) No consent by Sublandlord to any assignment, sublease or other transfer by Subtenant shall relieve Subtenant of any obligation to be performed by Subtenant under this Sublease, whether arising before or after the assignments sublease or other transfer. The consent by Sublandlord to any assignment, sublease or other transfer shall not relieve Subtenant from the obligation to obtain Sublandlord’s express written consent to any other or further assignment, sublease or other transfer. The acceptance of rent by Sublandlord from a proposed assignee, sublessee or other transferee shall not constitute consent to such assignment, sublease or transfer.

(e) Notwithstanding the foregoing or anything to the contrary contained herein, Subtenant may assign this Sublease or sublet all or any portion of the Sublease Premises, without the requirement of any consent by Sublandlord (but subject to Landlord’s consent if and to the extent required under the Master Lease), recapture or payment of excess rent, to any successor corporation to Subtenant by way of merger, consolidation or other corporate reorganization, or to any parent, subsidiary or affiliate of Subtenant, or to any party acquiring all or substantially all of Subtenant’s assets or stock, or to any entity with whom Subtenant is undertaking or will undertake a joint venture or similar joint research and development, marketing, distribution, sales or development project at the Sublease Premises (collectively, “Permitted Transferees”, individually, “Permitted Transferee”).

(f) Subtenant immediately and irrevocably assigns to Sublandlord, as security for Subtenant’s obligations under this Sublease, all rent and other payments and consideration from any subletting or any other transfers of the Sublease Premises and Sublandlord, as assignee and as attorney-in-fact for Subtenant for purposes hereof, or a receiver for Subtenant appointed on Sublandlord’s application, may collect such rents and other payments and consideration and apply the same toward Subtenant’s obligations under this Sublease, except that, until the occurrence of an Event of Default by Subtenant, Subtenant shall have the right and license to collect all such rents, payments and other consideration.

20. Limitation of Estate. Subtenant’s estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord. In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Master Lease, then Sublandlord’s sole obligations in regard to its obligation under this Sublease shall be to (i) use commercially reasonable efforts in

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pursuing the correction or cure by Landlord of Landlord’s breach, and (ii) exercise its right to repair under paragraph I of the General Conditions to the Master Lease if Landlord fails to perform its repair obligations under the Master Lease and (1) such failure materially and adversely impairs Subtenant’s ability to use the Sublease Premises or any material portion thereof for the operation of its business pursuant to the terms of this Sublease, (2) such failure poses a material and imminent risk to the health or safety of persons and (3) Subtenant advances all costs of repair to Sublandlord.

21. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

22. Intentionally Omitted.

23. Insurance. Subtenant shall be obligated to procure each policy of insurance required under the terms of the Master Lease and each such policy of liability insurance shall name Sublandlord and Landlord, and, if specific names are supplied to Subtenant, their partners, directors, officers, property managers and mortgagees as additional insureds; provided, however, Subtenant shall not be required to procure any earthquake sprinkler leakage coverage notwithstanding that Sublandlord is required to carry such coverage under the Master Lease. All policies of insurance required of Subtenant shall be written as primary policies, not contributing with or supplemental to insurance Sublandlord may carry. The covenants, obligations and indemnities of Subtenant under this Sublease shall not be affected, reduced or diminished in any way due to the availability or adequacy of insurance proceeds. Prior to taking occupancy of the Sublease Premises, Subtenant shall provide Sublandlord a certificate of insurance evidencing that the insurance required to be carried by Subtenant pursuant to the terms of this Sublease is in full force and effect and the premiums therefor have been paid.

24. Approval or Consent. Wherever in this Sublease provision is made for the approval or consent of any party hereto, then, unless expressly provided otherwise, such approval or consent shall not be unreasonably withheld, delayed or conditioned. Unless otherwise expressly set forth in this Sublease, the party whose approval or consent has been requested shall notify the other party in writing of its approval or disapproval of such request within twenty (20) days after receipt of the request. If the party whose approval or consent has been requested fails to notify the other party of its approval or disapproval within twenty (20) days after receipt of the request and continues to fail to notify the other party of its approval or disapproval within ten

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(10) days after receipt of a copy of the original request and a notice containing verbatim the following: “If you fail to respond to this request within ten (10) days of your receipt of this notice, your request shall automatically be deemed to have been approved in accordance with the Sublease”, then the request shall automatically be deemed to have been approved.

25. Disputes and Waiver of Right to Jury Trial.

(a) If either party brings an action against the other to enforce or interpret the terms of this Sublease or otherwise arising out of or in connection with this Sublease, the prevailing party in such action shall be entitled to its costs of suit and reasonable attorney’s fees and costs. The term “prevailing party” means that party, as plaintiff or defendant, who substantially prevails against the other party. Notwithstanding the foregoing, if a written offer of compromise made by either party is not accepted by the other party within thirty (30) days after receipt and the party not accepting such offer fails to obtain a more favorable judgment, the non-accepting party shall not be entitled to recover its costs of suit and reasonable attorney’s fees and costs (even if it is the prevailing party) and shall be obligated to pay the costs of suit and reasonable attorney’s fees and costs incurred by the offering party.

(b) With respect to any legal action or litigation arising out of or in connection with this Sublease, the parties hereby expressly waive any and all rights to a trial by jury. The parties acknowledge that the waiver of the right to a trial by jury is a substantial relinquishment of a known right and it is the intent of the parties that the court be the sole arbiter of any legal action. The parties and the parties’ agents expressly waive any claims, and shall not be awarded any judgments, for consequential, special, punitive or similar-type damages.

/s/ CP CAC Subtenant Initial                 /s/ PRM Sublandlord Initial

26. Choice of Law. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California.

27. Waiver of Subrogation. Notwithstanding anything herein to the contrary, Sublandlord and Subtenant each release and waive its rights of recovery against the other (on behalf of itself, its insurance carriers and all parties claiming under or through it) for any claims and demands for damage, loss or destruction (including loss of rents) insured (or self-insured by Sublandlord) or required to be insured in the property policies required under the Master Lease or this Sublease. Notwithstanding the provisions set forth in this Section, the waiver of subrogation contained herein shall apply only to any loss or damage in excess of One Hundred Thousand Dollars ($100,000.00) per occurrence. If one party’s insurance carrier prohibits waiver of subrogation, then each party’s release and waiver shall become null and void as each waiver is given in consideration for the other.

28. Sublandlord’s Representations. In addition to any other representations of Sublandlord in this Sublease, Sublandlord represents and warrants with respect to the Sublease Premises that: (i) the Master Lease is in full force and effect and to Sublandlord’s knowledge

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there exists under the Master Lease no default or event of default by either Master Landlord or Sublandlord, nor, to Sublandlord’s knowledge, has there occurred any event which, with the giving of notice or the passage of time or both, could constitute such a default or event of default; (ii) to Sublandlord’s knowledge, there are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublandlord or against Master Landlord or third parties which could, in the aggregate, adversely affect the Sublease Premises or any part thereof or the ability of Sublandlord or Master Landlord to perform their respective obligations under the Master Lease and Sublease; (iii) Exhibit A to this Sublease is a full and complete copy of the Master Lease in redacted form; (iv) to Sublandlord’s knowledge, (a) no Hazardous Materials are present in, on or under the Master Premises or the soil, surface water or groundwater thereof in violation of any applicable Environmental Requirements and (b) no action, proceeding or claim is pending or threatened regarding the Master Premises concerning any Hazardous Materials or pursuant to any Environmental Requirements; and (v) the person or persons executing this Sublease for Sublandlord are fully authorized to so act and no other action is required to bind Sublandlord to this Sublease.

28. Subtenant’s Representations. In addition to any other representations of Subtenant in this Sublease, Subtenant represents and warrants with respect to the Sublease Premises that the person or persons executing this Sublease for Subtenant are fully authorized to so act and no other action is required to bind Subtenant to this Sublease.

29. Recognition Agreement. Subtenant’s obligations under this Sublease are conditioned upon Sublandlord’s obtaining for the benefit of Subtenant, within thirty (30) days after the date of this Sublease, a commercially reasonable recognition agreement from Landlord in the form required under Section 11.5 of the Master Lease providing that, so long as this Sublease is in full force and effect and there exists no Event of Default by Subtenant hereunder, Subtenant’s right to possession of the Sublease Premises shall not be disturbed by reason of any termination of the Master Lease due to a default thereunder by Sublandlord. The recognition agreement from Landlord may be in the form of a letter or may be incorporated into the consent agreement issued by Landlord with respect to this Sublease.

30. Satellite Dish. Subtenant, at its sole cost, shall have the right to install and maintain a Satellite Dish at a location on the property or the roof of the Master Premises approved by Sublandlord and Landlord, and otherwise in accordance with all of the applicable terms and conditions stated in Article 28 of the Master Lease. The satellite communication dish shall be no greater than 2 meters in length.

[signatures appear on the next page]

21

IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

SUBLANDLORD: THE GAP, INC., a Delaware corporation

By:	/s/ Paul R. Mohun
Name:	Paul R. Mohun
Its:	Associate General Counsel
Assistant Secretary

SUBTENANT: RESPONSYS, INC., a California corporation

By:	/s/ Chris Paul
Name:	Chris Paul
Its:	CFO

By:	/s/ Carole Coplan
Name:	Carole Coplan
Its:	General Counsel

22

EXHIBIT A

COPY OF MASTER LEASE

[follows this page]

STANDARD OFFICE LEASE

LANDLORD:	FRANCISCO BAY OFFICE PARK, a California limited partnership

TENANT:	GPS MANAGEMENT SERVICES, INC., a California corporation

REFERENCE DATE: July 1, 1997

BAYHILL I

900 CHERRY AVENUE

SAN BRUNO, CALIFORNIA 94066

TABLE OF CONTENTS

		Page(s)
FUNDAMENTAL LEASE PROVISIONS		i

GENERAL CONDITIONS		1
A.	Consent/Duty to Act Reasonably	1
B.	Standard for Operation, Maintenance and Repair	1
C.	Covenants and Agreements	2
D.	Non-Disturbance, Attornment and Subordination Agreement	2
E.	Notices	2
F.	Abatement of Rent	3
G.	Arbitration	3
H.	Access to Building and Parking	5
I.	Right to Repair	6
J.	Right to Terminate	7
K.	Interest on Past Due Obligations	8
L.	When Payment Is Due	8
M.	Landlord Bankruptcy Proceeding	8
N.	Force Majeure	8
O.	Interest Rate	9
P.	Right to Performance	9
Q.	Survival of Provisions Upon Termination of Lease	9

SPECIFIC TERMS AND CONDITIONS		9

ARTICLE 1 - PREMISES		9
1.1	Lease of Premises	9
1.2	Rentable Area	9

ARTICLE 2 - TERM		9
2.1	Effective Date	9
2.2	Term of Lease	9
2.3	Commencement Date	10
2.4	Options to Extend	10

ARTICLE 3 - RENT		10
3.1	Payment of Rent	10
3.2	Personal Property Taxes	10
3.3	Definition of Rent	11
3.4	Late Charge	11

ARTICLE 4 - ADJUSTMENTS TO RENT		11
4.1	Operating Expense Adjustments	11
4.2	Procedure for Payment of Operating Expense Adjustments	11
4.3	Certain Defined Terms	13
4.4	Exclusions from Operating Expenses	15

i

4.5	Audit Right	20
4.6	Management Fee	21
4.7	Proposition 13 Protection	22

ARTICLE 5 - USE		22
5.1	Permitted Use	22
5.2	Restriction on Use	22
5.3	Compliance with Laws	22

ARTICLE 6 - ALTERATIONS AND ADDITIONS		23
6.1	Tenant’s Rights to Make Alterations	23
6.2	Installation of Alterations	23
6.3	Tenant Improvements - Treatment at End of Lease	24

ARTICLE 7 - TENANT’S REPAIRS		24

ARTICLE 8 - NO LIENS BY TENANT		25

ARTICLE 9 - LANDLORD’S REPAIRS		25
9.1	Scope of Landlord’s Repairs	25
9.2	Landlord’s Right of Entry to Make Repairs	25

ARTICLE 10 - BUILDING SERVICES		26
10.1	Standard Building Services	26
10.2	Additional Services	26
10.3	Landlord’s Right to Cease Providing Services	26
10.4	Tenant’s Right To Provide Standard Services and Utilities	27

ARTICLE 11 - ASSIGNMENT AND SUBLETTING		27
11.1	Right to Assign, Sublease and Encumber	27
11.2	Procedure for Assignment and Sublease	27
11.3	Conditions Regarding Sublease and Assignment	27
11.4	Affiliated Companies/Restructuring of Business Organization	28
11.5	Recognition Agreement	28
11.6	Landlord’s Right to Assign	28
11.7	Occupancy By Others	28
11.8	Release from Liability	29
11.9	Reimbursement of Expenses	29

ARTICLE 12 - INDEMNIFICATION; INSURANCE		29
12.1	Landlord’s Liability to Tenant	29
12.2	Tenant’s Indemnification of Landlord	30
12.3	Insurance	30

ARTICLE 13 - DAMAGE OR DESTRUCTION		32
13.1	Loss Covered By Insurance	32
13.2	Loss Not Covered By Insurance	33

13.3	Destruction During Final Year or During Last Year of Renewal	34
13.4	Destruction of Tenant’s Personal Property, Tenant Improvements or Property of Tenant’s Employees	34
13.5	Waiver of Certain Statutes	34

ARTICLE 14 - EMINENT DOMAIN		34
14.1	Permanent Taking - When Lease Can Be Terminated	34
14.2	Permanent Taking - When Lease Cannot Be Terminated	35
14.3	Temporary Taking	35
14.4	Release Upon Termination	35

ARTICLE 15 - DEFAULTS		35
15.1	Default by Tenant	35
15.2	Default by Landlord	36

ARTICLE 16 - LANDLORD’S REMEDIES AND RIGHTS		36
16.1	Termination of Lease	36
16.2	Continuation of Lease	37
16.3	Right of Entry	37
16.4	Right to Perform	37
16.5	Remedies Not Exclusive	37
16.6	No Waiver of Redemption by Tenant	37
16.7	Limitation of Liability and Damages/Attorney Fees	37

ARTICLE 17 - SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE		38
17.1	Obligations of Tenant	38
17.2	Landlord’s Right to Assign	38
17.3	Attornment by Tenant	38
17.4	Non-Disturbance	38

ARTICLE 18 - RULES AND REGULATIONS		38

ARTICLE 19 - HOLDING OVER		39
19.1	Surrender of Possession	39
19.2	Tenant’s Right to Hold Over	39
19.3	Force Majeure Holdovers	39

ARTICLE 20 - INSPECTIONS AND ACCESS		39
20.1	Entry by Landlord	39
20.2	Secured Areas	40

ARTICLE 21 - SIGNAGE AND BUILDING IDENTITY		40

ARTICLE 22 - SURRENDER OF LEASE		40

ARTICLE 23 - WAIVER		41

ARTICLE 24 - SALE BY LANDLORD		41

ARTICLE 25 - ESTOPPEL CERTIFICATES		41

ARTICLE 26 - PARKING		42

ARTICLE 27 - SECURITY SERVICES		42
27.1	Landlord’s Obligation to Furnish Security Services	42
27.2	Tenant’s Right to Furnish Security for Premises and to Install Security System	42

ARTICLE 28 - ROOF RIGHTS		42

ARTICLE 29 - SECURITY DEPOSIT		44

ARTICLE 30 - MISCELLANEOUS		44
30.1	Authorization to Sign Lease	44
30.2	Entire Agreement	44
30.3	Separability and Survivability	44
30.4	Gender and Headings	44
30.5	Exhibits	45
30.6	Attorneys’ Fees	45
30.7	Quiet Enjoyment	45
30.8	Recordation; Memorandum of Lease	45
30.9	Cumulative Remedies	45
30.10	Brokers	45
30.11	Hazardous Materials	45
30.12	Storage Space	48
30.13	Definition of Business Days	48

ARTICLE 31 - RIGHT OF FIRST REFUSAL		48
31.1	Grant of Right of First Refusal	48
31.2	Bona Fide Offer	48
31.3	Escrow, Title and Closing	49
31.4	Memorandum of Right of First Refusal	49

ARTICLE 32 - LANDLORD’S LIABILITY		49

ARTICLE 33 - GUARANTY OF LEASE		50

EXHIBITS

Exhibit “A”	-	Premises
Exhibit “B”	-	Description of Existing Lease
Exhibit “C”	-	Rules and Regulations
Exhibit “D”	-	Standard Services and Utilities
Exhibit “E”	-	Estoppel Certificate

Exhibit “F”	-	Form of Non-Disturbance Agreement

Exhibit “G”	-	Calculation of Applicable Cap

Exhibit “H”	-	Form of Memorandum of Lease

Exhibit “I”	-	List of Pre-Approved Engineers and Consultants

Exhibit “J”	-	Form of Guaranty

v

INDEX OF DEFINED TERMS

Page
Acceptance	4
ADA	1
Additional Services	27
Affiliate	29
Allowance	13
Alterations	24
Applicable Laws	1
Arbitration Panel	4
AR Insurance	32
Base Rent	11
Bonus Value	36
Building	i
Building Structure	1
Building Systems	1
Capital Items	16
CGL Insurance	32
Claims	31
Comparable Buildings	1
Design Problem	24
Dispute Date	4
Eligibility Period	3
Environmental Losses	49
Environmental Requirements	48
Event of Default	4
Extension Option	10
Extension Periods	10
General Use	1
Gross Rent	12
Gross-Up Provision	15
Handled by Tenant	48
Handling by Tenant	48
Hazardous Materials	48
HVAC	1
HVAC Unit	46
Landlord	1
Landlord Parties	50
Laws	14
Lease	1
Net Revenues	29
non-disturbance agreement	2
Non-Use Period	8
Normal Hours	1
Notice of Dispute	4
O.E. Excess	ii, iii

Operating Expense Adjustment	12
Option Notice	10
Other Purposes	ii, iii
Parking Facility	44
Payee	11
Permitted Hazardous Materials	49
Permitted Uses	ii, iii
Personal Property	11
Personal Property Taxes	11
Property	1
Proposition 8 Protection	20
REIT	51
Representatives	48
RSF	i
Rules and Regulations	40
Satellite Dish	45
Site	i
specifically justified	12
Standard Services and Utilities	27
Statement	12
Superior Mortgagee	2, 1
Taxes	15
Tenant	1
Tenant’s Employees	25
Tenant Default	1
Tenant Parties	50
Tenant’s Pro Rata Share	13
Term	10
Third Party Offer	51
Transaction Costs	29
Transferred Space	29
Trust Deed	1
Visitors	48
WWA	51

FUNDAMENTAL LEASE PROVISIONS

The following Fundamental Lease Provisions are incorporated into the Lease attached hereto and said provisions shall have the following meanings throughout the Lease.

(a)	Landlord:	Francisco Bay Office Park, a California limited partnership

(b)	Tenant:	GPS Management Services, Inc., a California corporation

(c)	Building:	A six-story office building consisting of a stipulated 97,584 rentable square feet (“RSF”) located at 900 Cherry Avenue, San Bruno, California inclusive of the land described on Exhibit A (“Site”) and of all improvements related thereto (collectively, “Building”).

(d)	Premises:	The entire Building, (and in addition, the entire Site upon which the Building is located), including but not limited to the Parking Facility (as defined in Article 26), sidewalks, plazas, landscaping, entrance ways and the like located on the Site (collectively, the “Premises”).

(e)	Rentable Area of the Building:	Stipulated to be 97,584 RSF

(f)	Rentable Area of Premises:	RSF Stipulated to be 97,584 RSF

(g)	Usable Area of Premises and Building:	Not applicable

(h)	Scheduled Commencement Date:	Not applicable

(i)	Term:	Fifteen (15) years unless extended pursuant to Article 2, in which case the Term shall be for eighteen (18) years

(j)	Commencement Date:	July 1, 1997

(k)	Expiration Date:	June 30, 2012 unless the Option to Extend is exercised, in which case the Lease will terminate on June 30, 2015.

(l)	Rent Commencement Date:	July 1, 1997

(m)	Annual and. Monthly Gross Fully Serviced Base Rent:

i

(n)	Base Year:	July 1, 2000 through June 30, 2001 except as qualified by Exhibit B

(o)	Tenant’s Pro Rata Share:	100% which represents the ratio of RSF in the Premises to the RSF in the Building

(p)	Security Deposit:	None

(q)	Tenant Improvement Allowance:	Not applicable

(r)	Use:	General business, executive, professional, corporate, and administrative office use; meeting, training and conference purposes; preparation, service and providing of food and beverages for Tenant’s employees and guests; health club and childcare facilities; computer facilities and services; filming and taping of entertainment productions; company, staff and customer receptions, presentations, parties and other events; catalog sales; on-site sale of logo and amenity type merchandise to employees; retail sales of products produced by Tenant or any affiliate thereof to the general public; training; product display, museum, storage, testing and demonstration (individually and collectively, “Permitted Uses”). In addition to the foregoing, Tenant (but not any subtenant or assignee of Tenant unless approved in writing by Landlord) may use the Premises for any other lawful purpose (“Other Purposes”), but to the extent such Other Purposes are not comparable to uses permitted of comparable space in Comparable Buildings, then to the extent that Operating Expenses increase as a result of the use for Other Purposes in excess of what Operating Expenses would have been if the Premises were used for Permitted Uses (“O.E. Excess”), then such O.E. Excess shall be paid monthly by Tenant to Landlord separate and apart from Operating Expenses and shall not be included in the computation of Operating Expenses. To the extent Alterations are made to the Premises in connection with constructing improvements or installing equipment for such Other Purposes, or for any non-office improvements or equipment, if the costs of removal of such Alterations exceed the costs

ii

that would have been incurred had Alterations been made for any of the Permitted Uses (or without the non-office improvements) (“Excess Removal Costs”), and if Landlord elects to have such Alterations removed, Tenant shall pay such Excess Removal Costs to the Landlord.

(s)	Tenant’s Address for Notices:	GPS Management Services, Inc.
c/o The Gap, Inc.
One Harrison Street
San Francisco, California 94105
Attention: General Counsel

	Copy to:	GPS Management Services, Inc.
c/o The Gap, Inc.
900 Cherry Avenue
San Bruno, California 94066
Attention: Senior Vice President, Real Estate

(t)	Landlord’s Address for Notices:	Francisco Bay Office Park
do William Wilson & Associates
1111 Bayhill Drive, Suite 280
San Bruno, California 94066
Attention: Property Manager

	Copy to:	William Wilson & Associates
2929 Campus Drive, Suite 450
San Mateo, California 94403
Attention: Property Management

(u)	Broker(s):	None

(v)	Parking Privileges:	All parking in the Parking Facility but not less than 325 single non-tandem spaces which Tenant may designate as it chooses between reserved, unreserved and visitor parking.

(w)	Reference Date of Lease:	July 1, 1997

(x)	Renewal Rights:	See Article 2 which provides one option to renew for three (3) years

(y)	Guarantor:	The Gap, Inc., a Delaware corporation

iii

LEASE AGREEMENT

This LEASE AGREEMENT (“Lease”), dated for reference purposes only as of the date set forth in Fundamental Lease Provision (w), is made and entered into by and between Francisco Bay Office Park, a California limited partnership (“Landlord”), and GPS Management Services, Inc., a California corporation (“Tenant”), who agree as follows:

GENERAL CONDITIONS

Landlord and Tenant agree that the following are general conditions which govern all of the rights and obligations of Landlord and Tenant and supersede, to the extent appropriate with respect to any inconsistencies, any contrary provision in the Lease.

A. Consent/Duty to Act Reasonably. Any time the consent of Landlord or Tenant is required under this Lease, subject to any specific conditions or considerations set forth in this Lease, such consent shall not be unreasonably withheld, conditioned or delayed, and whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations or other determinations (except in the case of decisions to exercise expansion, contraction, cancellation, termination or renewal options, and except in the case of any provisions where a standard of “sole” and/or “absolute” discretion is expressly set forth herein), Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant or landlord concerning the benefits to be enjoyed under this Lease.

B. Standard for Operation, Maintenance and Repair. Landlord shall, subject to Tenant’s repair obligations set forth in the Lease, maintain and operate the Building and Premises in a first-class manner consistent with the age of the Building, maintain the Building in compliance with all ordinances, regulations, codes and laws (“Applicable Laws”) including within such definition (but not limited to) laws applicable to access and people with disabilities (collectively, “ADA”), Hazardous Materials, as defined in Section 30.11.1 and laws applicable to seismic safety. Landlord shall operate, maintain, and provide services and security to the Building in a first-class manner comparable to the manner in which sophisticated, experienced landlords such as William Wilson, La Salle Partners, Hines Interests, etc. (“Comparable Landlords”) of other first-class office buildings in San Mateo County (“Comparable Buildings”), the cost of which (except for capital improvements and repairs, as more specifically hereinafter set forth in Section 4.4) shall be included in Operating Expenses to the extent permitted pursuant to Article 4. Landlord agrees that at all times it will maintain the structural portions of the Building and Premises, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, stairwells (except for interior stairwells constructed as Tenant Improvements), escalators, elevator cabs, plazas, pavement, sidewalks, curbs, entrances, landscaping, art work and sculptures (unless owned by Tenant), washrooms, mechanical, electrical and telephone closets, and all common and public areas (collectively, “Building Structure”) and the mechanical, electrical, life safety, plumbing, sprinkler systems (connected to the core) and HVAC systems (including primary and secondary loops connected to the core) (collectively, “Building Systems”) in first-class condition consistent with the age of the Building and shall also keep in good repair and operating order the Building Systems and Building Structure and shall operate the Building as a first-class office building. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to make any repair to, modification of, or addition to the Building Structure and/or the Building Systems and/or the Premises or Site except and to the extent required because of Tenant’s use of the Premises for other than normal and customary business office operations.

C. Covenants and Agreements. The failure of Landlord or Tenant to insist in any instance on the strict keeping, observance or performance of any covenant or agreement contained in the Lease, or the exercise of any election contained in the Lease, shall not be construed as a waiver or relinquishment for the future of such, covenant or agreement, but the same shall continue and remain in full force and effect.

D. Non-Disturbance, Attornment and Subordination Agreement. Landlord agrees that, concurrently with the date of full execution of the Lease, it will provide, without cost to or charge of, Tenant with non-disturbance, subordination and attornment agreements (“non- disturbance agreements”) in favor of Tenant from any ground lessors, mortgage holders or lien holders (each, a “Superior Mortgagee”) then in existence, substantially in the form of Exhibit F attached to the Lease and made a part hereof. Said non-disturbance agreements shall be in recordable form and may be recorded at Tenant’s election and expense.

Landlord agrees to provide Tenant with non-disturbance agreement(s) substantially in the form of Exhibit F attached to this Lease, in favor of Tenant from any Superior Mortgagee(s) of Landlord who later come(s) into existence at any time prior to the expiration of the Term of the Lease, as it may be extended, in consideration of, and as a condition precedent to, Tenant’s agreement to be bound by Lease Section 17.1. Said non-disturbance agreements shall be in recordable form and may be recorded at Tenant’s election and expense.

All non-disturbance agreements shall acknowledge that, and Landlord hereby independently agrees that, to the extent Landlord has failed to fulfill its obligations with respect to the payment of any unpaid final arbitration or award pursuant to a final court judgment under this Lease (“Key Obligation”), Tenant may deduct the amount of the Key Obligation which Landlord has not paid, from the Rent next coming due and payable, from time to time, under the Lease.

Landlord further agrees that, upon Tenant’s request, Landlord will provide Tenant with a copy of the most current title report for the Site, to the extent Landlord has previously obtained and has such title report in its possession, within ten (10) business days following such request by Tenant.

E. Notices. All references to “notice” shall mean written notice given in compliance with this General Condition E. All notices, requests, consents, approvals, payments in connection with the Lease, or communications that either party desires or is required or permitted to give or make to the other party under the Lease shall only be deemed to have been given, made and delivered, when made or given in writing and personally served, or three (3) days after deposited in the United States mail, certified or registered mail, postage prepaid, or two (2) days after sent by reputable overnight courier (e.g. Federal Express) and addressed to the parties as follows: If to Tenant, at the address(es) as specified for Tenant in Fundamental Lease Provision (s), or to

such other place as Tenant may from time to time designate in a notice to Landlord given in the manner set forth in this General Condition E; if to Landlord, at the address(es) specified for Landlord in Fundamental Lease Provision (t) or to such other places as Landlord may from time to time designate in a notice to Tenant given in the manner set forth in this General Condition E.

F. Abatement of Rent. Provided Landlord can obtain, at commercially reasonable rates, rental interruption insurance for any of the circumstances set forth herein and provided further that Tenant recognizes and agrees that Landlord does not carry rental interruption insurance applying to certain utilities interruptions, then in the event that Tenant is prevented from using, and does not use, the Premises or any material portion thereof, for five (5) consecutive business days or fifteen (15) business days in any twelve (12) month period (the “Eligibility Period”) as a result of (i) any damage or destruction to the Premises and/or the Building, (ii) any repair, maintenance or alteration performed by Landlord after the Commencement Date, which substantially interferes with Tenant’s use of the Premises and/or the Building, (iii) any failure by Landlord to provide Tenant with access to the Premises and/or the Building, (iv) an eminent domain proceeding or (v) the presence of hazardous substances in, on or around the Premises, the Building or the Site which pose a health risk to occupants of the Premises, and which were not placed on the Site, Building or Premises by Tenant or any Tenant Parties (as that term is defined in Section 30.11.6 hereof), then Tenant’s Rent shall be abated or reduced, as the case may be, for such time that Tenant is so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, in the event that Tenant is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for the time which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence. If Tenant’s right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises, the Building and/or Tenant’s property, Tenant’s abatement period shall continue until Tenant has been given sufficient time, and sufficient access to the Premises and/or the Building, to rebuild such portion it is required to rebuild, but in no event for more than sixty (60) days after the date Landlord first provides Tenant with access to any portion of the Premises to perform such work. To the extent Tenant is entitled to abatement without regard to the Eligibility Period, because of an event covered by Articles 13 (Damage or Destruction) and 14 (Eminent Domain) of the Lease, then the Eligibility Period shall not be applicable. To the extent Tenant has prepaid rent (as it does each month since Rent is due on the first day of each month) and Tenant is subsequently entitled to an abatement, such prepaid, and subsequently abated, Rent should be refunded to, and paid by Landlord to, Tenant within thirty (30) days after the end of the appropriate month.

G. Arbitration. The provisions of this General Condition G contain the sole and exclusive method, means and procedure to resolve any and all disputes or disagreements,

including whether any particular matter constitutes, or with the passage of time would constitute, an event of default (“Event of Default”). The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the provisions of this General Condition G. Any and all attempts to circumvent the provisions of this General Condition G shall be absolutely null and void and of no force or effect whatsoever. With respect to the payment of money, such passage of time shall commence to run from the date such payment was due under the Lease unless the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made “under protest,” which shall occur when such payment is accompanied by a good-faith notice stating why the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in the following:

(a) Arbitration Panel. Within ninety (90) days after delivery of written notice (“Notice of Dispute”) of the existence and nature of any dispute given by any party to the other party, and unless otherwise provided herein in any specific instance, Landlord and Tenant shall each: (i) appoint one (1) lawyer actively engaged in the licensed and full-time practice of law, specializing in real estate, in the County of San Mateo and/or San Francisco for a continuous period immediately preceding the date of delivery (“Dispute Date”) of the Notice of Dispute of not less than ten (10) years, but who has at no time ever represented or acted on behalf of Landlord or Tenant, and (ii) deliver written notice of the identity of such lawyer and a copy of his or her written acceptance of such appointment and acknowledgment of and agreement to be bound by the time constraints and other provisions of this General Condition G (“Acceptance”) to the other parties hereto. The party who selects the lawyer may not consult with such lawyer, directly or indirectly, to determine the lawyer’s position on the issue which is the subject of the dispute. In the event that any party fails to so act, such arbitrator shall be appointed pursuant to the same procedure that is followed when agreement cannot be reached as to the third arbitrator. Within ten (10) business days after such appointment and notice, such lawyers shall appoint a third lawyer (together with the first two (2) lawyers, “Arbitration Panel”) of the same qualifications and background and shall deliver written notice of the identity of such lawyer and a copy of his or her written Acceptance of such appointment to each of the parties. In the event that agreement cannot be reached on the appointment of a third lawyer within such period, such appointment and notification shall be made as quickly as possible by any court of competent jurisdiction, by any licensing authority, agency or organization having jurisdiction over such lawyers, by any professional association of lawyers in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical membership boundaries of which extend to the County of San Mateo and/or San Francisco or by any arbitration association or organization in existence for not less than ten (10) years at the time of such dispute or disagreement and the geographical boundaries of which extend to the County of San Mateo and/or San Francisco, as determined by the party giving such Notice of Dispute and simultaneously confirmed in writing delivered by such party to the other party. Any such court, authority, agency, association or organization shall be entitled either to directly select such third lawyer or to designate in writing, delivered to each of the parties, an individual who shall do so. In the event of any subsequent vacancies or inabilities to perform among the Arbitration Panel, the lawyer or lawyers involved shall be replaced in accordance with the provisions of this General Condition G as if such replacement was an initial appointment to be made under this General Condition G within the time constraints set forth in this General Condition G, measured from the date of notice of such vacancy or inability, to the person or persons required to make such appointment, with all the attendant consequences of failure to act timely if such appointed person is a party hereto.

(b) Duty. Consistent with the provisions of this General Condition G, the members of the Arbitration Panel shall utilize their utmost skill and shall apply themselves diligently so as to hear and decide, by majority vote, the outcome and resolution of any dispute or disagreement submitted to the Arbitration Panel as promptly as possible, but in any event on or before the expiration of thirty (30) days after the appointment of the members of the Arbitration Panel. None of the members of the Arbitration Panel shall have any liability whatsoever for any acts or omissions performed or omitted in good faith pursuant to the provisions of this General Condition G.

(c) Authority. The Arbitration Panel shall (i) enforce and interpret the rights and obligations set forth in the Lease to the extent not prohibited by law, (ii) fix and establish any and all rules as it shall consider appropriate in its sole and absolute discretion to govern the proceedings before it, including any and all rules of discovery, procedure and/or evidence, and (iii) make and issue any and all orders, final or otherwise, and any and all awards, as a court of competent jurisdiction sitting at law or in equity could make and issue, and as it shall consider appropriate in its sole and absolute discretion, including the awarding of monetary damages (but shall not award consequential damages to either party and shall not award punitive damages except in situations involving fraud), the awarding of reasonable attorneys’ fees and costs to the prevailing party as determined by the Arbitration Panel and the issuance of injunctive relief.

(d) Appeal. The decision of the Arbitration Panel shall be final and binding, may be confirmed and entered by any court of competent jurisdiction at the request of any party and may not be appealed to any court of competent jurisdiction or otherwise except upon a claim of fraud on the part of the Arbitration Panel, or on the basis of a mistake as to the applicable law. The Arbitration Panel shall retain jurisdiction over any dispute until its award has been implemented, and judgment on any such award may be entered in any court having appropriate jurisdiction.

(e) Compensation. Each member of the Arbitration Panel (i) shall be compensated for any and all services rendered under this General Condition G at a rate of compensation equal to the sum of (a) Two Hundred Fifty Dollars ($250.00) per hour and (b) the sum of Ten Dollars ($10.00) per hour multiplied by the number of full years of the expired Term under the Lease, plus reimbursement for any and all expenses incurred in connection with the rendering of such services, payable in full promptly upon conclusion of the proceedings before the Arbitration Panel. Such compensation and reimbursement shall be borne by the nonprevailing party or by both parties as determined by the Arbitration Panel in its sole and absolute discretion.

H. Access to Building and Parking. Tenant shall be granted access to the Building, the Site, the Premises, the Parking Facility, and the Services and Utilities provided to the Building twenty-four (24) hours per day, seven (7) days per week, every day of the year, provided Tenant shall pay to Landlord, as additional rent, any actual costs or expenses attributable to, associated with, or arising from Tenant’s use of the Premises (including the consumption or use of Services and Utilities) outside of normal Business Hours of Monday - Friday 7 a.m. to 6 p.m.

I. Right to Repair. Notwithstanding any provision set forth in this Lease to the contrary, if Tenant provides written notice (or oral notice in the event of an emergency such as damage or destruction to or of any portion of the Building Structure and/or the Building Systems and/or anything that could cause material disruption to Tenant’s business) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, then Tenant may further notify Landlord of its intent to conduct repairs. If Landlord does not thereafter commence such repair actions within seven (7) business days then Tenant may proceed to take the required action upon delivery of an additional three (3) business days’ notice to Landlord specifying that Tenant is taking such required action (provided, however, that neither of the notices shall be required in the event of an emergency which could threaten safety or where there is imminent danger to property or a possibility that a failure to take immediate action could cause a material disruption in Tenant’s normal and customary business activities), and if such action was required under the terms of the Lease to be taken by Landlord and was not taken by Landlord within such time frames described above (unless such notice was not required as provided above), then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable out-of-pocket costs and expenses under the circumstances in taking such action plus interest thereon at the Interest Rate as defined in General Condition O below from the date of Tenant’s payment of such third party costs until the date reimbursed by Landlord plus Rent Abatement to the extent Tenant would have otherwise been entitled to Rent Abatement pursuant to General Condition F. For purposes of this provision, Landlord shall be deemed to have commenced repairs when it has filed applications (if required) for such work with the appropriate governmental authorities. Landlord agrees that Tenant will have access to the Building, Building Systems, Building Structure, Premises and Site to the extent necessary to perform the work contemplated by this provision. In the event Tenant takes such action, and such work will affect the Building Structure and/or the Building Systems, Tenant shall use only those contractors used or approved by Landlord in the Building for work on such Building Structure or Building Systems, unless such contractors are unwilling or unable to promptly perform such work, in which event Tenant may utilize the services of any other qualified contractor (with Landlord’s written consent) which normally and regularly performs similar work in Comparable Buildings. Landlord shall, within thirty (30) days of written request therefor from Tenant, with all supporting invoices for its Costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, reimburse Tenant for such costs in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant may proceed to claim a default by Landlord and, if elected by either Landlord or Tenant, the matter shall proceed to resolution by arbitration pursuant to the procedures set forth in General Condition G. If Tenant prevails in arbitration, the amount of the award which shall include interest at the Interest Rate (from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and attorneys’ fees and related costs) shall be reimbursed by Landlord to Tenant within ten (10) business days after the award becomes final. If such payment is not received by Tenant from Landlord, Tenant may deduct such amounts, together with interest at the Interest Rate, from the Rents next due and owing under the Lease. Tenant hereby waives the provisions of California Civil Code §§ 1932(1), 1941 and 1942.

J. Right to Terminate.

(a) Notwithstanding anything in either Articles 13 (Damage or Destruction) and 14 (Eminent Domain) to the contrary, and except as expressly set forth in Subsection (b) below, in the event that Tenant is notified or becomes aware of the fact that as a result of any of the following (each of which shall be referred to as a “Trigger Event”):

(i) damage or destruction of the Premises, the Parking Facility and/or the Building or any part thereof so as to interfere substantially and materially with Tenant’s use of all or a substantial portion of the Premises, the Parking Facility (provided Landlord is unable to provide Tenant with reasonably convenient and adequate replacement parking) and/or the Building;

(ii) a taking by eminent domain or exercise of other governmental authority of the Premises, the Parking Facility and/or the Building or any part thereof so as to. interfere substantially and materially with Tenant’s use of all or a substantial portion of the Premises, the Parking Facility (provided Landlord is unable to provide Tenant with reasonably convenient and adequate replacement parking) and/or the Building;

(iii) the inability of Landlord to provide services to the Premises, the Parking Facility (provided Landlord is unable to provide Tenant with reasonably convenient and adequate replacement parking) and/or the Building so as to interfere substantially and materially with Tenant’s use of all or a substantial portion of the Premises, the Parking Facility and/or the Building; or

(iv) any discovery of hazardous substances in, on or around the Premises, the Building and/or the Site not placed in, on or around the Premises, the Building and/or the Site by Tenant, its representatives, agents, contractors, visitors, licensees or invitees that, considering the nature and amount of the substances involved, presents a health risk to any occupants of the Premises or the release of such substances materially and substantially interferes with Tenant’s use of all or a substantial portion of the Premises; or

(v) the discovery of any other hazardous conditions with respect to the Premises, the Parking Facility (provided Landlord is unable to provide Tenant with reasonably convenient and adequate replacement parking) and/or the Building which would make it dangerous or unsafe for Tenant and its employees to conduct their normal and customary business operations from the Premises.

If Tenant cannot, within twelve (12) months (“Non-Use Period”) of the occurrence of the Trigger Event, be given reasonable use of, and access to, a substantially repaired and restored Premises, Parking Facility (provided Landlord is unable to provide Tenant with reasonably convenient and adequate replacement parking) and Building (except for minor “punch-list” items which will be repaired promptly thereafter), and the utilities and services pertaining to the

Premises, the Parking Facility and the Building, such that the same are suitable for the usual conduct of Tenant’s business therefrom and Tenant does not, in fact, use the Premises during that period, then Tenant may thereafter elect at any time to exercise an on-going right to terminate the Lease upon thirty (30) business days’ written notice sent to Landlord.

(b) In the event of any Trigger Event occurring during the last year of the Lease Term or, if an applicable renewal option has been exercised, during the last year of any renewal term, should the Non-Use Period continue for ninety (90) days, Tenant may elect to exercise an on-going right to terminate the Lease upon fifteen (15) business days’ written notice sent to Landlord.

K. Interest on Past Due Obligations. Except with respect to the late payment of Rent (which shall be governed by the provisions of Section 3.4), whenever one party is obligated pursuant to this Lease to make a payment to the other party, if such payment is not paid when due, then the party who does not make such payment when due shall pay interest at the Interest Rate (as such term is defined in General Condition O) to the party on the unpaid amount from the date such amount was due until the date such amount is paid.

L. When Payment Is Due. Whenever in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words “immediately”, “promptly” and/or “on demand”, or the equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the party which is entitled to such payment sends written notice to the other party demanding payment.

M. Landlord Bankruptcy Proceeding. In the event that the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving the Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, and in addition to any and all other remedies permitted by this Lease and/or by Applicable Laws, Tenant shall have the right to set off against Rents next due and owing under this Lease (a) any and all damages caused by such non-performance of Landlord’s obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the non-performance of Landlord’s obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code.

N. Force Majeure. Except as otherwise expressly provided in this Lease, any prevention, delay or stoppage caused by fire, earthquake, explosion, flood, hurricane, the elements, or any other similar cause beyond the reasonable control of the party from whom performance is required, or any of their contractors; acts of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; war, invasion, insurrection, rebellion; riots; strikes or lockouts, or inability to obtain necessary materials, goods, equipment, services, utilities or labor shall excuse the performance of such party for a period up to the duration of such prevention, provided, however, in no event shall financial incapability excuse the performance of either party; and further provided that the party from whom performance is required uses its best efforts under the circumstances to perform as soon as possible after the prevention, delay or stoppage passes.

O. Interest Rate. The “Interest Rate” is defined as the lesser of (i) the rate publicly announced from time to time, by the largest (as measured by deposits) state chartered bank operating in California, as its Prime Rate or its Reference Rate or other similar benchmark, plus two percent (2%), or (ii) the maximum rate permitted by law.

P. Right to Performance. All covenants and agreements to be performed by Landlord or Tenant under the Lease shall be performed by such party at such party’s sole cost and expense, except where such expenditure constitutes an Operating Expense under the Lease or unless a specific provision of this Lease provides to the contrary.

Q. Survival of Provisions Upon Termination of Lease. This Lease shall survive the expiration of the Term to the extent necessary that any term, covenant or condition of this Lease which requires the performance of obligations or forbearance of an act by either party hereto after the termination of this Lease. Such survival shall be to the extent reasonably necessary to fulfill the intent thereof. Notwithstanding the foregoing, in the event a specific term, covenant or condition is expressly provided for in such a clear fashion as to indicate that such performance of an obligation or forbearance of an act is no longer required, then the specific shall govern over this General Provision.

SPECIFIC TERMS AND CONDITIONS

Landlord and Tenant specifically agree as follows:

ARTICLE 1 - PREMISES

1.1 Lease of Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in Fundamental Lease Provision (d), on the terms and conditions set forth in this Lease.

1.2 Rentable Area. Landlord and Tenant stipulate that the Building and the Premises consist of the rentable area set forth in Fundamental Lease Provision (e) and Fundamental Lease Provision (f), respectively.

ARTICLE 2 - TERM

2.1 Effective Date. The Lease is effective as of July 1, 1997. The Existing Lease (as defined in Exhibit B) is terminated concurrently with such effective date, as set forth in Exhibit B.

2.2 Term of Lease. The term of the Lease (“Term”) shall be for the term set forth in provision (i) of the Fundamental Lease Provisions beginning on the Commencement Date, as such term is defined below, and, unless sooner terminated as otherwise provided in this Lease, ending on the Expiration Date specified in provision (k) of the Fundamental Lease Provisions or, when appropriate, at the end of the extension period to the extent the right to extend is exercised pursuant to Section 2.4 below.

2.3 Commencement Date. The Term of this Lease and Tenant’s obligation to pay the Rent, as such term is defined below, commences retroactive to the Commencement Date as specified in provision (j) of the Fundamental Lease Provisions.

2.4 Options to Extend.

1. Options. Provided that an Event of Default by Tenant under Section 15.1 is not then in existence under the Lease, either at the time of the exercise of the options set forth herein or at the time of the commencement of the extension periods hereunder, Tenant may elect to extend the Term of this Lease (“Extension Option”) for all or portion of the Premises, provided such portion is one or more full floors, and if at least one (1) full floor is being renewed, then Tenant may also renew as to not less than one- half ( 1/2) of a floor on one partial floor, with Tenant in such case to pay all costs involved in reconfiguring and demising a single-tenant floor into a multi-tenant floor. Tenant may extend the Term of the Lease for one (1) additional period of three (3) years (the “Extension Period”), by delivering to Landlord not less than fifteen (15) months nor more than eighteen (18) months before the end of the initial Term of this Lease, a written notice (the “Option Notice”) of such election. The Extension Period shall commence on the day immediately following the last day of the Term and shall be subject to all the terms and conditions of this Lease except that the rental rate for the renewal term shall be the then current base rental rate increased by the percentage change in the Consumer Price Index for the San Francisco-Oakland-San Jose area (all urban wage earners) (“CPI”) from the immediately precluding three (3) years plus five percent (5%); provided, however, in no instance shall the increase exceed nine percent (9%).

2. Options Personal. The Extension Options set forth herein are not personal to Tenant and may be exercised by any assignee or subtenant of the Lease permitted under the terms of the Lease, subject to the provisions of Section 11 hereof.

ARTICLE 3 - RENT

3.1 Payment of Rent. Tenant agrees to pay Landlord, as rent (“Base Rent”) for the Premises, Annual Base Rent in the amount specified in Fundamental Lease Provision (m), subject to Exhibit B and Exhibit G. Such Annual Base Rent shall be paid monthly in advance beginning on the Rent Commencement Date as set forth in Fundamental Lease Provision (1) and on or before the first day of each calendar month thereafter during the entire Term. In addition to the payment of Base Rent, but subject to Exhibit B and Exhibit G, Tenant shall also pay all Operating Expense Adjustments computed pursuant to Section 4.2 of the Lease.

3.2 Personal Property Taxes. In addition to the Base Rent, Tenant shall pay, prior to delinquency, all personal property taxes, charges, rates, duties and license fees (collectively, “Personal Property Taxes”) assessed against or levied specifically upon Tenant’s trade fixtures, furnishings, equipment or other personal property contained in the Premises (collectively “Personal Property”). Tenant shall cause such Personal Property Taxes upon the Personal Property to be billed separately from the property of Landlord. Tenant hereby indemnifies and holds Landlord and all “Landlord Parties” as that term is defined in Section 30.11.5 hereof harmless from and against all costs, demands, liabilities, damages or losses (including reasonable attorneys fees) arising from or associated with Tenant’s obligation to pay all such Personal Property Taxes.

3.3 Definition of Rent. Any and all payments of Base Rent and any and all taxes, fees, charges, costs, expenses, parking charges, insurance obligations, late charges, Personal Property Taxes, Operating Expense Adjustments, and all other payments, disbursements or reimbursements which are payable by or the responsibility of Tenant under the Lease shall be collectively defined as “Rent”. Any Rent payable to Landlord by Tenant for any fractional month shall be prorated based on the actual number of days in the applicable month. All payments owed by Tenant under the Lease to Landlord shall be paid in lawful money of the United States of America at the location specified by Landlord pursuant to General Condition E. All payments shall be paid without deduction, set-off or counterclaim except as otherwise expressly provided for in this Lease.

3.4 Late Charge. Landlord and Tenant acknowledge that the late payment by Tenant of Rent due to Landlord or the late payment by Landlord of amounts owed to Tenant under this Lease will cause the party who was entitled to receive such payment (“Payee”) to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to fix. Landlord and Tenant agree that if the Payee does not receive a payment within five (5) business days following the delivery by Payee of notice to the other party (“Payor”) that such payment is overdue, the overdue amount shall bear interest at the Interest Rate (as such term is defined in General Condition O), from the date payment of such amount was due until Payee receives the overdue payment. Payment of the late charge is not an alternative means of performance of Payor’s obligation at the times specified in this Lease. Payor will be liable for the late charge regardless of whether Payor’s failure to pay when due constitutes a default under the Lease.

ARTICLE 4 - ADJUSTMENTS TO RENT

4.1 Operating Expense Adjustments. Commencing with the first (1st) day after the Base Year described in Fundamental Lease Provision (n), Tenant shall pay, in addition to the Base Rent computed and due pursuant to Section 3.1, an additional sum as an operating expense adjustment (“Operating Expense Adjustment”) equal to Tenant’s Pro Rata Share (as defined in Section 4.3) of any excess Operating Expenses (as defined in Section 4.3) over the Allowance as defined in Section 4.3 hereof. Base Rent and the sums paid pursuant to Sections 4.1, 4.2, and 4.3 are sometimes collectively referred to as “Gross Rent;” provided, however, from July 1, 1997 until June 30, 2000, Tenant shall pay Landlord Operating Expense Adjustments pursuant to Exhibit B. Tenant shall not be responsible for the Operating Expenses occurring from July 1, 2000 to June 30, 2001 since this period is the Base Year.

4.2 Procedure for Payment of Operating Expense Adjustments. Tenant shall pay for Tenant’s Pro Rata Share of any excess Operating Expenses over the Allowance as follows:

1. Landlord may, from time to time by providing at least thirty (30) days advance written notice to Tenant, reasonably estimate in advance the amounts Tenant shall owe on a monthly basis for Operating Expenses over the Allowance for any full or partial calendar year of the Term. Such estimate shall not exceed 1/12th of 110%

of the previous year’s Actual Operating Expenses unless evidenced by increases in existing rates or fees with evidence of such increases provided to Tenant (“specifically justified”). In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant’s payment of Base Rent. Estimates may be reasonably adjusted from time to time (but not more than twice in any twelve (12) month period) by Landlord by written notice to Tenant.

2. Within one hundred twenty (120) days after the end of each calendar year after the Base Year, or as soon thereafter as reasonably practicable, Landlord shall provide a statement itemized on a line item by line item basis (the “Statement”) to Tenant showing: (i) the amount of actual Operating Expenses for such calendar year and for the preceding calendar year, (ii) any amount paid on an estimated basis by Tenant toward excess Operating Expenses over the Allowance during such calendar year and (iii) any revised estimate of Tenant’s obligations for excess Operating Expenses over the Allowance for the current calendar year, not to exceed 110% of the Actual Operating Expenses for the prior year unless specifically justified.

3. If the Statement shows that Tenant’s estimated payments were less than Tenant’s actual obligations for excess Operating Expenses over the Allowance for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant’s estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Tenant receives the Statement.

4. If the Statement shows that Tenant’s estimated payments exceeded Tenant’s actual obligations for excess Operating Expenses over the Allowance, Tenant shall receive a credit of such difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference within thirty (30) days after Landlord sends the Statement.

5. Any delay by Landlord (or any successor to Landlord in the event the Building is conveyed to a new owner during the Lease Term) in billing Tenant for any Operating Expenses of more than three (3) years, from the date Landlord incurred such Operating Expenses shall be deemed a waiver of Landlord’s right to require payment of Tenant’s obligations for any such Operating Expenses.

6. If Tenant’s obligation to pay Operating Expense Adjustments commences other than on January 1, or ends other than on December 31, Tenant’s obligation to pay estimated and actual amounts toward excess Operating Expenses over the Allowance for such first or final calendar years shall be prorated to reflect the portion of such years included within the period for which Tenant is obligated to pay Operating Expense Adjustments. Such proration shall be made by multiplying the total estimated or actual (as the case may be) excess Operating Expenses over the Allowance for such calendar years by a fraction, the numerator which shall be the number of days within the period for which Tenant is obligated to pay Operating Expenses Adjustments during such calendar year, and the denominator of which shall be the total number of days in such year.

4.3 Certain Defined Terms. “Tenant’s Pro Rata Share” means the ratio, as determined from time to time, of the rentable square feet of the Premises to the rentable square feet in the Building. As long as Tenant is leasing the entire Building, Tenant’s Pro Rata Share shall be 100%. Tenant’s Pro Rata Share as of the Commencement Date is stipulated to be the percentage set forth in provision (o) of the Fundamental Lease Provisions. “Allowance” shall be the total dollar amount of Operating Expenses incurred by Landlord (grossed up as provided below) during the Base Year for the Building, which Base Year is set forth in provision (n) of the Fundamental Lease Provisions. “Operating Expenses” are defined to be the sum of all costs, expenses, and disbursements, of every kind and nature whatsoever, and the Taxes, incurred by Landlord in connection with the management, maintenance, operation, administration and repair of all or any portion of the Property including, but not limited to, the following, but subject to the exclusions from Operating Expenses listed in Section 4.4 below:

(a) All costs for materials, Utilities, goods and services;

(b) All wages and benefits, employment taxes and costs of employees or independent contractors or employees of independent contractors, but only to the extent they are engaged in the operation, maintenance and security of the Building;

(c) All expenses for janitorial, maintenance, security and safety services;

(d) All repairs to, replacement of, and physical maintenance of the Building, including the cost of all supplies, uniforms, equipment, tools and materials;

(e) Any license, permit and inspection fees required in connection with the operation of the Building;

(f) Any auditor’s fees for accounting provided for the operation and maintenance of the Building;

(g) Any accounting, legal or other professional services fees, costs and disbursements as would normally be incurred in connection with the operation, maintenance and repair of the Building;

(h) All reasonable fees for management services provided by a management company or by Landlord or an agent of Landlord not to exceed one and one- half percent (1.5%) of office space rental income;

(i) The annual amortization (amortized over the useful life ) of costs, including financing costs, if any (or if Landlord finance’s such improvements out of Landlord’s funds without borrowing, the rate Landlord would have paid to borrow such funds, as reasonably determined by Landlord), incurred by Landlord for any capital improvements installed or paid for by Landlord and required by any involuntary imposition or application of any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority enacted after July 1, 1978 (collectively “Laws”) ;

(j) The annual amortization (amortized over the useful life) of costs, including financing costs, if any, (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate Landlord would have paid to borrow such funds, as reasonably determined by Landlord) of any equipment, device or capital improvement purchased or incurred for security and safety or as a labor-saving measure or to affect other economies in the operation or maintenance of the Building (provided the annual amortized cost of those items purchased or incurred to affect economies does not exceed the actual cost of those items purchased or incurred to affect economies savings realized);

(k) All insurance premiums and other charges (including the amount of any deductible payable by Landlord with respect to damage or destruction to all or any portion of the Building but in no event more than $25,000 per year) incurred by Landlord with respect to insuring the Building including, without limitation, the following to the extent carried by Landlord: (i) All-Risk Insurance, windstorm, hail, and explosion; (ii) riot, attending a strike, civil commotion, aircraft, vehicle and smoke insurance; (iii) public liability, bodily injury and property damage insurance; (iv) elevator insurance; (v) workers’ compensation insurance for the employees specified in Section 4.3(b) above; (vi) boiler and machinery insurance, sprinkler leakage, water damage, property, burglary, fidelity and pilferage insurance on equipment and materials; (vii) loss of rent, rent abatement, rent continuation, business interruption insurance, and similar types of insurance (but only to the extent of increases in the cost of such coverage over the cost that would have been incurred for the same coverage in the Base Year); (viii) earthquake, flood, tornado, and hurricane insurance to the extent available on a commercially reasonable basis; and (ix) such other insurance as is customarily carried by operators of Comparable Buildings;

(l) All actual ad valorem real estate taxes, assessments, levies, charges, water and sewer charges, rapid transit and other similar or comparable governmental charges (collectively “Taxes”) levied or assessed on, imposed upon or attributable to the calendar year in question (i) to the Building or Property, and/or (ii) to the operation of the Building or Property, including but not limited to Taxes against the Building, personal property taxes or assessments levied or assessed against the Building, together with any costs incurred by Landlord, including attorneys’ fees, in contesting any such Taxes but excluding any tax measured by gross rentals received from the Building, any net income, franchise, capital stock, succession, transfer, gift, estate or inheritance taxes imposed by the State of California or the United States or by their respective agencies, branches or departments;

(m) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas)

(n) [Intentionally Omitted].

If the Building does not have at least one hundred percent (100%) of the rentable area of the Building occupied during any calendar year period (including any calendar year(s) falling within the Base Year), then the variable portion of Operating Expenses for such period shall be deemed to be equal to the total of the variable portion of Operating Expenses which would have been incurred by Landlord if one hundred percent (100%) of the rentable area of the Building had been occupied for the entirety of such calendar year with all tenants paying full rent, as contrasted with free rent, half rent or the like (“Gross-Up Provision”). Notwithstanding the foregoing, Landlord shall not recover as Operating Expenses more than 100% of the Operating Expenses actually paid by Landlord. The annual amortization of costs shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired. Operating Expenses shall be computed according to the cash or accrual basis of accounting, as Landlord may elect in accordance with standard and reasonable accounting principles employed by Landlord.

If Landlord receives a refund or credit of Operating Expenses subsequent to the year in which such expense was paid and charged to Operating Expenses, Landlord shall pay to Tenant the amount of such refund or credit to the extent Tenant directly or indirectly was charged for such Operating Expenses during a prior year.

4.4 Exclusions from Operating Expenses.

(a) Notwithstanding anything in the definition of Operating Expenses in the Lease to the contrary, Operating Expenses shall not include the following, except to the extent specifically permitted by a specific exception to the following:

(i) Any ground lease rental;

(ii) Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise (“Capital Items”) except for Capital Items for repair or replacement not to exceed $50,000 per annum on an aggregate amortized basis and those Capital Items specifically permitted in subitems (i) and (j) in the definition of Operating Expenses set forth in Section 4.3;

(iii) Rentals for items (except when heeded in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item which is specifically excluded in (ii) above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

(iv) Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is or should be reimbursed by insurance proceeds, and the cost of all capital repairs, regardless of whether such repairs are covered by insurance and costs due to repairs resulting from an earthquake or flood to the extent such costs exceed $50,000;

(v) [Intentionally Omitted]

(vi) Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

(vii) Marketing costs, including without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with Tenant or present or prospective tenants or other occupants of the Building;

(viii) [Intentionally omitted]

(ix) Costs incurred by Landlord due to the default by Landlord under this Lease;

(x) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(xi) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Site (except as permitted in (ii) above);

(xii) Landlord’s general corporate overhead and general and administrative expenses;

(xiii) [Intentionally omitted]

(xiv) Rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Items, except for (1) expenses in connection with making minor repairs on or keeping Building Systems in operation while minor repairs are being made and (2) costs of equipment not affixed to the Building which is used in providing janitorial or similar services except if such Capital Items are specifically permitted herein;

(xv) Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building;

(xvi) [Intentionally omitted]

(xvii) [Intentionally omitted]

(xviii) Costs incurred in connection with upgrading the Building to comply with life, fire and safety codes, ordinances, statutes or other laws in effect prior to July 1, 1978 including, without limitation, the ADA, including fines, interest, penalties or damages incurred due to such non-compliance;

(xix) Tax penalties ineurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due;

(xx) Costs for which Landlord has been otherwise compensated by a management fee, and any management fees in excess of the lower of (a) those management fees which are normally and customarily charged by landlords of Comparable Buildings or (b) one and one-half percent (1 1/2%) of the Base Rent and Operating Expenses Increases;

(xxi) Costs arising from the negligence or fault of Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of Building materials;

(xxii) Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of hazardous materials or substances (as defined by Applicable Laws in effect on the date this Lease is executed) in or about the Premises, the Building or the Site including, without limitation, hazardous substances in the ground water or soil, not placed in the Premises, the Building or the Site by Tenant;

(xxiii) Costs arising from Landlord’s charitable or political contributions;

(xxiv) Costs arising from defects in the base, shell or core of the Building or improvements installed by Landlord or repair thereof;

(xxv) Costs arising from any mandatory or voluntary special assessment on the Building or the Site by any transit district authority or any other governmental entity having the authority to impose such assessment;

(xxvi) Costs for the acquisition of (as contrasted with the maintenance of) sculpture, paintings or other objects of art;

(xxvii) Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Site;

(xxviii) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or putside fees paid in connection with disputes with other tenants;

(xxix) Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building;

(xxx) Costs incurred in connection with any environmental cleanup, response action, or remediation on, in, under or about the Premises or the Building, including but not limited to, costs and expenses associated with the defense, administration, settlement, monitoring or management thereof;

(xxxi) [Intentionally Omitted]

(xxxii) Any entertainment, dining or travel expenses for any purpose;

(xxxiii) Any flowers, gifts, balloons, etc. provided to any entity whatsoever, to include, but not limited to, Tenant, employees, vendors, contractors, prospective tenants and agents;

(xxxiv) Any “validated” parking for any entity;

(xxxv) Any “finders fees”, brokerage commissions, job placement costs or job advertising cost;

(xxxvi) Any “above-standard” cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping;

(xxxvii) The cost of any magazine, newspaper, trade or other subscriptions;

(xxxviii) The cost of any training or incentive programs, other than for tenant life safety information services;

(xxxix) The cost of any “tenant relations” parties, events or promotions not consented to by an authorized representative of Tenant in writing;

(xl) “In-house” legal and/or accounting fees;

(xli) Reserves for bad debts or for future improvements, repairs, additions, etc.; and

(xlii) Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by landlords of Comparable Buildings unless specifically permitted otherwise herein, unless specifically permitted otherwise herein.

(xliii) Certain increases in Taxes as and to the extent set forth in Section 4.7 below.

(b) It is understood that Operating Expenses shall be reduced by all cash discounts, trade discounts, quantity discounts, relates or other amounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building.

(c) In the event any facilities, services or utilities used in connection with the Building are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis.

(d) In the event that Landlord receives a Proposition 8 reduction in Taxes attributable to the Base Year, then Taxes for the Base Year and any subsequent year shall be computed as if no Proposition 8 tax reduction was obtained during the Base Year and any subsequent year (“Proposition 8 Protection”).

(e) In the event that Landlord receives a refund or a credit for a payment of Taxes or Operating Expenses, such refund or credit, except as provided specifically to the contrary in this Lease, shall be made to the year in which such charge was applicable and Landlord shall promptly refund such payment to Tenant.

(f) Provided Tenant shall pay, as an Operating Expense hereunder the additional costs associated with Landlord’s accounting for such matters, then for the purpose of payment of Operating Expenses, to the extent Landlord pays Taxes and/or insurance premiums less frequently than monthly, the cost of same shall not, be included in Operating Expenses but shall be separately calculated, with Tenant being obligated to pay Tenant’s Pro Rata Share of same on the later of five (5) business days after receipt of an invoice from Landlord or ten (10) business days prior to the date Landlord is obligated to pay same to the taxing authority or insurance company.

(g) Provided Tenant shall pay, as an Operating Expense hereunder the additional costs associated with Landlord’s accounting for such matters, then in the event Tenant ceases to occupy (but still leases) the entire Premises or one or more floors of the Premises or elects to provide such services or utilities, Tenant shall receive a credit against Rent equal to the cost of electricity, janitorial service, water, HVAC and any other variable expenses not actually incurred as a result of such vacancy.

4.5 Audit Right. In the event that Tenant disputes the amount of Tenant’s Pro Rata Share of Operating Expenses set forth in any annual statement delivered by Landlord, then subject to the terms and conditions of the last sentence of this Section 4.5, Tenant shall have the right to provide Notice to Landlord that it intends to inspect and copy, or cause Tenant or its representatives to inspect and copy Landlord’s accounting records for the expense year covered by such statement during normal business hours (“Tenant Review”), provided, however, that in the event that Tenant shall employ or retain a third party to inspect Landlord’s accounting records (a “Third Party Auditor”), then as a condition precedent to any such inspection, Tenant shall deliver to Landlord a copy of Tenant’s written agreement with such Third Party Auditor, which agreement shall include provisions which stated that (i) such Third Party Auditor will not use the results of the audit to solicit any other tenant of the Project with respect to an audit or other review of Landlord’s accounting records at the Project but nothing herein shall prevent the Third Party Auditor from representing another tenant of the Project, and (ii) such Third Party Auditor shall maintain in strict confidence any and all information obtained in connection with the Tenant Review and shall not disclose such information (except as required by law or pursuant to a properly issued subpoena), to any person or entity other than to the management personnel of Tenant and Tenant’s accountants and lawyers and assignees or subtenants of Tenant to the extent that the results of the audit would entitle or require the assignee or sublessee to a refund or to make an additional payment. Any Tenant Review shall take place in Landlord’s office at the Project or at such other location in San Mateo County as Landlord may reasonably designate, and Landlord will provide Tenant with reasonable accommodations for such Tenant Review and reasonable use of such available office equipment, but may charge Tenant for telephone calls and photocopies at Landlord’s actual cost. Tenant shall provide Landlord with not less than two (2) weeks’ prior written notice of its desire to conduct such Tenant Review. In connection with the foregoing review, Landlord shall furnish Tenant with such reasonable supporting documentation relating to the subject statement as Tenant may reasonably request, including any previous audit conducted by Landlord with respect to the expense year in question. In no event shall Tenant have the right to conduct such Tenant Review if Tenant is then in “Default,” as that term is defined in Article 15 under the Lease with respect to Tenant’s monetary obligations, including, without limitation, the payment by Tenant of all Additional Rent amounts described in the statement which is the subject of Tenant’s Review, which payment, at Tenant’s election, may be made under dispute. In the event that following Tenant’s Review, Tenant and Landlord continue to dispute the amounts of Additional Rent shown on Landlord’s statement and Landlord and Tenant are unable to resolve such dispute, then either Landlord or Tenant may submit the matter to arbitration pursuant to General Condition G of this Lease and the proper amount of the disputed items and/or categories of Operating Expenses to be shown on such statement shall be determined by such proceeding producing an “Arbitration Award” as that term is defined in General Condition G of this Lease. The Arbitration Award shall be conclusive and binding upon both Landlord and Tenant. If the resolution of the parties’ dispute with regard to the Additional Rent shown on the statement, pursuant to the Arbitration Award reveals an error in the calculation of Tenant’s Pro Rata Share of Operating Expenses to be paid for such expense year, the parties’ sole remedy shall be for the parties to make appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing. Any such payments shall be made within thirty (30) days following the resolution of such dispute. Tenant shall be responsible for all costs and expenses associated with Tenant’s Review, and Tenant shall be responsible for all reasonable audit fees, attorney’s fees and related costs of

Tenant relating to an Arbitration Award (collectively, the “Costs”), provided that if the parties’ final resolution of the dispute involves the overstatement by Landlord of Operating Expenses for such expense year in .excess of four and one-half percent (4 1/2%), then Landlord shall be responsible for all Costs not to exceed the actual amount of Operating Expenses and/or Property Taxes to be paid or reimbursed to Tenant as a result of such overpayment. An overcharge of Operating Expenses and/or Property Taxes by Landlord shall not entitle Tenant to terminate this Lease. Subject to the terms of General Condition Q above, this provision shall survive the termination of this Lease to allow the parties to enforce their respective rights hereunder.

In the event that, within three (3) years following receipt of any particular statement, Tenant or Landlord shall fail to fully and finally settle any dispute with respect to such statement and if neither Tenant nor Landlord submit the dispute to arbitration in accordance with the terms of General Condition G above, then Tenant shall have no further right to conduct a Tenant Review or to dispute the amount of Additional Rent set forth in the applicable statement, as applicable.

4.6 Management Fee. Commencing July 1, 2000, included in the Operating Expenses during the Base Year (July 1, 2000 to June 30, 2001) will be a Management Fee equal to three percent (3%) of the Base Rent and Operating Expenses in the Base Year (“BYMF”). Commencing July 1, 2001, increases in the Management Fee will not be included in Operating Expenses. Instead, Operating Expenses for the Base Year will continue to include the BYMF and Tenant will pay Landlord for each twelve-month period, separate and apart from the amounts owed to Landlord for Base Rent and Operating Expenses, an amount equal to: (i) 1 1/2% of the increase in Base Rent over the Base Rent paid during the Base Year; plus (ii) 1 1/2% of the increase in Operating Expenses over the Operating Expenses incurred during the Base Year. For example, if during the Base Year the rental rate is $28 per RSF per annum and the RSF of the Building is 97,584, the Gross Rent inclusive of the Base Year Operating Expenses would be $2,732,352. If during the Base Year the Management Fee is $81,970.56, such amount will already be included in the Base Year and included in the Gross Rent. If the Base Year Operating Expenses were $585,504 (inclusive of the Management Fee) (“Base Amount”) Tenant would still. pay Landlord Gross Rent, inclusive of Operating Expenses and the Management Fee, in the amount of $2,732,352 because during the Base Year, the Gross Rent includes all Operating Expenses. If in the year subsequent to the Base Year, Operating Expenses increased from $585,504 per annum to $685,504 but the Base Rent remained at $28 per RSF per year, Tenant would pay Landlord $2,732,352 as the Base Rent (inclusive of the original Management Fee included in the Base Year of $81,970.56) plus $100,000 for increases in Operating Expenses above the Base Year Amount, plus an amount equal to 1 1/2% of $100,000 (which equals $1,500) for the increase in the Operating Expenses. If during the fourth year of the Lease following the Base Year, the Operating Expenses increase by $200,000 over the Base Year Amount and the Base Rent increased to $30.52 per RSF per annum (from $2,732,352 to $2,978,263.60) which is $245,911.60 per annum, then Tenant would pay Landlord an amount equal to the new Base Rent of $2,978,263.60 plus $200,000 for the increase in Operating Expenses plus a Management Fee of 1 1/2% of the increase in Operating Expenses of $200,000 (which equals $3,000) and 1 1/2% of the increase in Base Rent of $245,911.60 (which equals $3,688.67) so that the total paid to Landlord during the Fourth Lease Year following the Base Year is $2,978,263.60 for Base Rent, $200,000 for increases in Operating Expenses and $6,688.67 as a separate management fee for a total of $3,184,952.20).

4.7 Proposition 13 Protection. If any sale, transfer, or other change in ownership of the Building or Site (a “Triggering Event”), results in an increase of or reassessment in annual real property taxes arid assessments over those real property taxes and assessments paid for the tax year immediately preceding the tax year during which the Triggering Event occurred (a “Proposition 13 Increase”), such Proposition 13 Increase shall be passed through to Tenant only to the following extent:

During the period July 1, 2001 through June 30, 2002: No portion of any such Proposition 13 Increase;

During the period July 1, 2002 through June 30, 2003: Twenty-five percent (25%) of any such Proposition 13 Increase;

During the period July 1, 2003 through June 30, 2004: Fifty percent (50%) of any such Proposition 13 Increase;

During the period July 1, 2004 through June 30, 2005: Seventy-five percent (75%) of any such Proposition 13 Increase;

On and after July 1, 2005: One hundred percent (100%) of any such Proposition 13 Increase;

provided, however, that if the Triggering Event for any such Proposition 13 Increase occurs prior to or during the Base Year described in Fundamental Lease Provision (n), the full amount of any such Proposition 13 Increase shall be included in the Allowance as defined in Section 4.3 above.

ARTICLE 5 - USE

5.1 Permitted Use. Tenant may use the Premises for the uses specified in Fundamental Lease Provision (r) and for no other purpose.

5.2 Restriction on Use. Tenant shall not do or permit to be done in or about the Premises nor bring, keep or permit to be brought or kept therein, anything which is prohibited by the attached Exhibit C (Rules and Regulations) or which will in any way increase the existing rate of insurance (unless Tenant is willing to reimburse Landlord for any such increased cost).

5.3 Compliance with Laws. Tenant shall comply with all Laws affecting the Premises, and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, and shall also comply with any order, directive or certificate of occupancy issued pursuant to any Laws, which affect the condition, use or occupancy of the Premises, including, but not limited to, any requirements of changes to the Building Structure and/or Building Systems related to or affected by Tenant’s acts, occupancy or use of all or a portion of the Premises but any such changes to the Building Systems and/or Building Structure shall be performed by Landlord at Landlord’s sole cost and expense unless; (a) such change is related to or associated with the subleasing, assignment or separate demising of the Premises, whether with or without Landlord’s consent; or (b) is required by Tenant’s use of all or a portion of the Premises for Other Purposes (as described in Fundamental Lease Provision (r)) or by its installation or construction of non-office improvements or equipment. All costs of any such compliance which is necessitated by such use of the Premises by Tenant for Other Purposes shall be paid by Tenant; all other costs of any such compliance shall be paid by Landlord and, to the extent expressly permitted in this Lease, included in Operating Expenses, and Tenant shall, except to the extent expressly provided otherwise in this Lease, bear and pay Tenant’s Pro Rata Share thereof as provided in Article 4.

ARTICLE 6 - ALTERATIONS AND ADDITIONS

6.1 Tenant’s Rights to Make Alterations. Tenant, at its sole cost and expense, upon thirty (30) business days’ notice to Landlord, shall have the right to make alterations, additions or improvements (individually and collectively, “Alterations”) upon receipt of Landlord’s consent which consent will not be withheld unless the making or installation of the Alterations (a) adversely affects the Building Structure, (b) adversely affects the Building Systems (c) does not comply with all applicable laws (d) adversely affects the exterior appearance of the Building (individually and collectively a “Design Problem”), provided Tenant agrees to utilize the services of systems and structural engineers and consultants preapproved by Landlord in Exhibit I attached hereto, or in the event Tenant wishes to use the services of such engineers or consultants not listed in Exhibit I, as approved in writing by Landlord prior to the design of any plan which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to provide notice or obtain Landlord’s prior consent with respect to any cosmetic or aesthetic work performed within the Premises by Tenant, such as the installation of wall coverings or floor coverings. Tenant shall not have the obligation to remove any Tenant Improvements or Alterations except those required to be removed as provided in Fundamental Lease Provision (r). All Alterations shall be made in conformity with the requirements of Section 6.2 below. Once the Alterations have been completed, such Alterations shall thereafter be included in the designation of Tenant Improvements and shall be treated as Tenant Improvements. All alterations, additions and improvements existing within the Premises as of the Commencement Date shall be included in the definition of and treated as “Tenant Improvements”.

6.2 Installation of Alterations. Any Alterations installed by Tenant during the Term shall be done in compliance with all of the following:

(a) No such work shall proceed without Landlord’s prior approval of Tenant’s contractor(s), which consent shall not be unreasonably withheld or delayed.

(b) All such work shall be done in a first-class, workmanlike manner and in conformity with a valid building permit and/or all other permits or licenses when and where required, copies of which shall be furnished to Landlord, before the work is commenced. Any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not done in a first-class workmanlike manner using, materials of a quality and standard consistent with, or exceeding, those used in Comparable Buildings, shall be promptly replaced and corrected at Tenant’s expense. Landlord’s consent to any such work shall not impose any liability upon Landlord.

(c) No work shall proceed until and unless Landlord has received at least ten (10) business days’ notice that such work is to commence, including a commercially reasonable description of the work to be performed including all drawings and specifications;

(d) Tenant shall promptly reimburse Landlord for its actual out-of-pocket expenses incurred in connection with the review of, and approval of Tenant’s plans and specifications. Tenant’s contractor(s) shall not be required by Landlord to provide any payment or completion bond to Landlord, provided, however, Landlord may reasonably require completion bonds from any contractors of any subtenant or assignee of Tenant.

6.3 Tenant Improvements - Treatment at End of Lease. All Alterations and any Tenant Improvements made by or for Tenant which are permanent in character and permanently attached to the Building Structure shall become, unless Tenant has removed same either at its option or as requested by Landlord under Section 6.1, Landlord’s property on the last day of the Term, and shall be surrendered to Landlord in good condition, reasonable wear and tear and damage by casualty excepted, upon expiration of the Term or termination of the Lease without compensation to Tenant. Tenant shall have the right, at it’s sole option, to remove any alterations or Tenant Improvements prior to the expiration of the Term; provided, however, if required by Landlord, Tenant shall repair all damage to the Premises caused by Tenant’s removal of any such Alterations or Tenant Improvements. All of Tenant’s Personal Property, including moveable furniture, trade fixtures, and equipment not attached to the Building or the Premises, may be removed by Tenant prior to the expiration of the Term, provided, however, that Tenant shall repair all damage caused by such removal prior to the expiration of the Term, and provided further, that any of Tenant’s Personal Property not so removed shall, at the option of Landlord, upon thirty (30) days’ notice to Tenant (unless Tenant effectuates the removal within such thirty (30) day period) automatically become the property of Landlord upon the expiration or termination of the Lease. Thereafter, Landlord may retain or dispose of in any manner the Personal Property not so removed, without any liability whatsoever to Tenant.

ARTICLE 7 - TENANT’S REPAIRS

Tenant shall, at Tenant’s sole cost and expense, keep the Building, including all interior walls, ceilings, fire extinguishers and appliances (other than the Building Structure and the Building Systems) in good and sanitary condition and repair in a manner consistent with all other Comparable Buildings at all times during the Term. All damage, injury or breakage to any part or portion of the Building, the Building Structure or the Building Systems caused by the acts or omissions of Tenant or Tenant’s employees, agents, contractors, licensees, directors, officers, partners, trustees, visitors or invitee (collectively, “Tenant’s Employees”) shall be promptly repaired by Tenant, unless the repair involves a Building System or the Building Structure, in which case Landlord shall perform all such repairs, at Tenant’s sole cost and expense, to the satisfaction of Landlord; provided, however, that Tenant shall be entitled to receive reimbursement for such expense to the extent that the cost of any such repair is actually covered by insurance obtained or required to be obtained by Landlord as part of Operating Expenses. Landlord may make any repairs which Tenant is obligated to make and which are not made by Tenant within a reasonable amount of time following notice from Landlord to Tenant (except in the case of emergency when such repairs can be made immediately), and charge Tenant for the reasonable cost of such repairs. Tenant shall be solely responsible for the design and function of all Tenant Improvements installed by Tenant.

ARTICLE 8 - NO LIENS BY TENANT

Tenant shall at all times keep the Premises and the Building free from any liens arising out of any work performed or allegedly performed, materials furnished or allegedly furnished or obligations incurred by or for Tenant except any work performed by or for Landlord pursuant to this Lease. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims for mechanics’, materialmen’s or other liens in connection with any Alterations; repairs, or any work performed by, materials furnished to, or obligations incurred by Tenant. Landlord reserves the right to enter the Premises after two (2) business days’ prior notice for the purpose of posting such notices of non-responsibility as may be permitted by law, or desired by Landlord.

ARTICLE 9 - LANDLORD’S REPAIRS

9.1 Scope of Landlord’s Repairs. Landlord shall keep the Premises, the Building, the Building Structure, and the Building Systems and the public and common areas of the Building as the same may exist from time to time (including therein any latent defects in the Building) in first class condition, repair and operating order. Except as otherwise expressly provided in this Lease, if the need for repair is not reasonably apparent, Landlord shall have no obligation to make repairs under this Article 9 until a reasonable time after receipt of written notice of the need for such repairs but shall use commercially reasonable efforts to cause such repairs to be commenced and completed as soon as reasonably possible.

9.2 Landlord’s Right of Entry to Make Repairs. Landlord, Landlord’s Employees (as defined in Section 12.1 below) and Landlord’s contractors and authorized representatives shall have the right to enter the Premises at all reasonable times for the purpose of making any alterations, additions, improvements or repairs to the Premises or the Building which Landlord is required or permitted to perform under this Lease. Landlord shall give reasonable advance notice to Tenant of Landlord’s intent to enter the Premises and effect repairs, except, however, in an emergency situation, in which case no prior notice shall be required. Absent an emergency, Landlord shall conduct and schedule such entry and its activities within the Building and Premises after normal business hours and in a manner which will minimize as much as practically possible given the circumstances and the nature of the work involved any interruption or interference with Tenant’s business operations within the Premises, provided Tenant shall pay the full costs (unless and to the extent the repair costs are covered by insurance carried or required to be carried by Landlord pursuant to this Lease) of all such after-hours labor through its payment of Operating Expenses. Except to the extent required by Applicable Laws, or if no reasonable alternative exists, Landlord shall not place columns, beams, electrical conduit, ducts, pipes, braces, and the like anywhere but behind existing walls, above drop ceilings, or under finished floors.

ARTICLE 10 - BUILDING SERVICES

10.1 Standard Building Services. Landlord shall furnish the Premises with the standard building services and utilities as set forth in the attached Exhibit D (“Standard Services and Utilities”).

10.2 Additional Services. Tenant agrees to pay within thirty (30) days following Landlord’s demand therefor all actual and documented costs reasonably incurred by Landlord from time to time in providing all building services and utilities used by Tenant in excess of or in addition to those standard Standard Services and Utilities which Landlord agrees to provide to Tenant in accordance with Exhibit D (said excess and additional building services and utilities are referred to as “Additional Services”). Landlord shall provide to Tenant, upon request by Tenant, Additional Services requested by Tenant to the extent same can be provided by the Building Systems. Landlord shall charge Tenant, and Tenant shall pay Landlord, for such Additional Services, an amount equal to the actual out-of-pocket incremental extra costs to Landlord to provide such Additional Services, without markup for profit, overhead, depreciation or administrative costs, except to the extent such administrative costs are not duplicative of administrative costs included in Operating Expenses. Such Additional Services shall be available upon prior notice of no less than one (1) hour to Landlord’s building management by an authorized representative of Tenant. Landlord may at any time cause a metering system or similar device to be installed to measure the amount of building services, utilities and/or Additional Services consumed by Tenant which installation shall be at Landlord’s sole expense. In addition, in the event Tenant desires to contest any charges for Additional Services levied by Landlord under this Section 10.2, Tenant may, as one of its remedies, have Landlord install in the Premises a switch and/or metering system. Unless it is determined from the Tenant requested switch and/or metering system that the charges for Additional Services levied by Landlord were in excess of the charges that should have been levied based upon Tenant’s actual use of the Additional Services, the cost of any such switch and/or metering system shall be paid for by Tenant, and Tenant agrees to pay Landlord, within thirty (30) days following Landlord’s demand therefor, for the actual, reasonable and documented cats of all such Additional Services consumed as shown by said meters, at the rates charged for such services by the local public or private utility furnishing the same, if applicable. If Tenant needs Additional Services and the same may not be provided by Landlord’s utilization of the existing Building Systems, Tenant may install such additional equipment it needs to obtain such Additional Services, provided the installation does not cause a Design Problem.

10.3 Landlord’s Right to Cease Providing Services. Landlord reserves the right in its reasonable discretion and to the extent it reasonably deems necessary to reduce, interrupt or cease service of the heating, air conditioning, ventilation, elevator, plumbing, electrical systems, telephone systems and/or utilities services of the Premises or the Building, for any accident, emergency, governmental regulation, “act of God,” or any other cause set forth in General Condition N of the Lease.

No such interruption, reduction or cessation of any such building services or utilities shall constitute an eviction or disturbance of Tenant’s use or possession of the Premises or Building, or an ejection or eviction of Tenant from the Premises, or a breach by Landlord of any of its obligations, or render Landlord liable for any damages arising from any interruption or cessation of Tenant’s business, except as otherwise expressly set forth in the Lease, including. General Conditions B, F, I, J and N and Articles 12, 13 and 14, provided, however, that in the event of any such interruption, reduction or cessation, Landlord shall use its reasonable efforts to restore such service as soon as reasonably possible under the circumstances.

10.4 Tenant’s Right To Provide Standard Services and Utilities. Upon sixty (60).days notice to the Landlord, Tenant may from time to time elect to provide for the entire Premises, or at Tenant’s election and when appropriate for one or more full floors of the Premises, one or more or all of the Standard Services and Utilities and to the extent same is provided by Tenant, Tenant shall receive a credit against Rent in an amount equal to the cost Landlord included (or pursuant to the Gross Up provision, was permitted to include in Operating Expenses) in Operating Expenses attributable to such Standard Services and/or Utilities.

ARTICLE 11 - ASSIGNMENT AND SUBLETTING

11.1 Right to Assign, Sublease and Encumber. Subject to Sections 11.2 and 11.3 below, tenant may voluntarily assign its interest in this Lease or in the Premises, or sublease all or a portion of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without obtaining Landlord’s consent. Landlord shall have no right to recapture all or any portion of the Premises in the event of any such assignment, encumbrance or sublease. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be deemed to have waived any rights under California Civil Code Section 1995.310.

11.2 Procedure for Assignment and Sublease. Tenant shall advise Landlord by notice of (a) Tenant’s intent to assign or encumber, or sublease all or any portion of this Lease or its interest in the Premises, and (b) the name of, and information with respect to the business operating of, the proposed assignee or sublessee. Tenant may assign or sublet to any entity or person if such assignment or sublease is to any assignee or sublessee that is comparable in quality to other tenants of comparable space in Comparable Buildings and will use the Premises in a manner allowed under this Lease or in a manner generally comparable to the use of comparable space in Comparable Buildings.

11.3 Conditions Regarding Sublease and Assignment. In the event Tenant enters into an assignment or sublease permitted under the provisions of this Article 11, Tenant shall nevertheless remain directly, primarily and fully responsible and liable for all payments owed by Tenant under the Lease and for compliance with all obligations under the terms, provisions and covenants of the Lease unless an assignment occurs pursuant to Section 11.8 below. With respect to any assignment or sublease, other than pursuant to Sections 11.4 and 11.7 below, Tenant shall pay Landlord, as additional Base Rent, fifty percent (50%) of any Profits (as defined below) (which percentage shall increase to eighty percent (80%) during, if applicable, the Extension Period, provided further that the rent payable in the Extension Period under such sublease or assignment must be greater than or equal to the rent paid under the sublease during the Initial Term) actually received by Tenant pursuant to such assignment or sublease. Whenever Landlord is entitled to share in any excess income resulting from an assignment or sublease of the Premises, the following shall constitute the definition of “Profits”: the gross revenue received from the assignee or sublessee during the sublease term or during the assignment, with respect to the space covered by the sublease or the assignment (“Transferred Space”) less; (a) the gross revenue paid to Landlord by Tenant during the period of the sublease term or during the assignment with respect to the Transferred Space; (b) the gross revenue as to the Transferred Space paid to Landlord by Tenant for all days the Transferred Space was vacated from the date that Tenant first vacated the Transferred Space until the date the assignee or sublessee was to pay Rent; (c) any and all improvement allowances or other economic concessions paid by Tenant to sublessee or assignee; (d) brokers’ commissions; (e) attorneys’ fees; (f) costs of advertising the space for sublease or assignment; (g) unamortized costs of Tenant Improvements and Alterations to the Premises by Tenant but only to the extent they are typical of customary office improvements; and (h) any other costs actually paid in assigning or subletting the Transferred Space or in negotiating or effectuating the assignment or sublease; provided, however, under no circumstance shall Landlord be paid any Profits until Tenant has recovered all the items set forth in subparts (a) through (h) for such Transferred Space, it being understood that if in any year the gross revenues, less the deductions set forth in subparts (a) through (g) above (the “Net Revenues”), are less than any and all costs actually paid in assigning or subletting the affected space (collectively “Transaction Costs”), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from Net Revenues with the procedure repeated until a Profit is achieved. In the event of a sublease, the payment of Rents shall be paid by the assignee or sublessee to Tenant.

11.4 Affiliated Companies/Restructuring of Business Organization. Occupancy of all or part of the Premises by parent, subsidiary, or affiliated companies of Tenant or of Tenant’s parent or of Tenant’s subsidiary shall not be deemed an assignment or subletting. Furthermore, without limiting the generality of the foregoing, Tenant may assign the Lease at any time, or sublease all or part of the Premises, without receipt of Landlord’s consent, to any entity which acquires all or part of Tenant, or which is acquired in whole or in part by Tenant, or which is controlled directly or indirectly by Tenant, or which entity controls, directly or indirectly, Tenant (“Affiliate”), or which owns or is owned by the Affiliate.

11.5 Recognition Agreement. To the extent that Tenant enters into an assignment of the Lease or enters into a sublease for all or any portion of the Premises, Landlord shall also simultaneously execute and deliver a recognition agreement pursuant to which Landlord shall agree that in the event Tenant defaults under the Lease, the assignment or the sublease shall be recognized as a direct lease between Landlord and the assignee or the subtenant on the terms and conditions of the assignment or sublease to the extent that such terms are consistent with the provisions of this Lease and at a rental rate equal to the higher of the rent per RSF under this Lease or under the sublease.

11.6 Landlord’s Right to Assign. Subject to Article 24, Landlord shall have the right to sell, encumber, convey, transfer, and/or assign any of its rights and obligations under the Lease.

11.7 Occupancy By Others. Tenant may allow any person or company which is a client or customer of Tenant or an affiliate or which is providing service to Tenant or an affiliate or one of Tenant’s or an affiliate’s clients to occupy certain portions of the Premises without such occupancy being deemed an assignment or subleasing as long as such relationship was not created as a subterfuge to avoid the obligations set forth in this Article 11.

11.8 Release from Liability. If Tenant enters into an Assignment of its interest in the Lease, Tenant, at the time of the assignment, and at its sole option, shall be released from liability under this Lease, provided that the assignee has a net worth, computed in accordance with generally accepted principles of accounting, as of the date of such assignment, equal to not less than Five Hundred Million Dollars ($500,000,000) and demonstrated profitability of at least twelve (12) consecutive quarters immediately preceding the proposed assignment, or One Billion Five Hundred Million Dollars ($1,500,000,000) in the event such propose assignee has not been. profitable for twelve consecutive quarters. Any dispute as to the financial status of a proposed assignee shall be resolved by arbitration under the procedure set forth in General Condition G of this Lease. Upon any such assignment and release of liability, the assignee shall be substituted in Tenant’s place and all rentals thereafter pad by such assignee shall be due directly to Landlord. Tenant shall thereupon be relieved of all further obligations hereunder with respect to the Lease (including without limitation of the generality of the foregoing, any further liability for rentals or other sums due hereunder) provided that Tenant delivers to Landlord a written instrument in a form reasonably satisfactory to Landlord whereby such assignee attorns to Landlord and assumes all further obligations under this Lease. Where Tenant is entitled and has elected to be released from liability, Landlord agrees to enter into a new agreement with Tenant terminating this Lease and concurrently entering into a new lease with the assignee on the same terms and conditions ‘of this Lease.

11.9 Reimbursement of Expenses. In the event of an Assignment or a sublease, Tenant shall reimburse Landlord for any expenses reasonably incurred by it in reviewing the documentation pertaining to such assignment or sublease. Any dispute arising under this Section 11.9 shall be resolved by arbitration under the procedure set forth in General Condition G of this lease.

ARTICLE 12 - INDEMNIFICATION; INSURANCE

12.1 Landlord’s Liability to Tenant. Landlord shall not be liable to Tenant for any loss, injury or other damage to any person or property (including Tenant or Tenant’s property) in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property), and Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord’s negligence (active or passive) or willful misconduct; provided, however, that Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys’ fees and costs incurred in defending against the same (“Claims”) asserted by third parties against Tenant for such loss, injury or damages, to the extent the same are caused by the willful or negligent acts or omissions of Landlord, its employees (“Landlord’s Employees”) or its authorized representatives. Notwithstanding any other provision of this Lease to the contrary, however, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant; provided, however, nothing herein shall be deemed to release or reduce Landlord’s obligations, or reduce Tenant’s rights, with respect to Landlord’s obligations to maintain and repair the Building and the Premises or

Tenant’s rights to repair, obtain rent abatement and/or to terminate this Lease because of Landlord’s failure to fulfill its obligations under this Lease.

12.2 Tenant’s Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold Landlord harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant’s Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (c) to the extent they are caused by the negligent or willful acts or omissions of Landlord or its authorized representatives. To the extent such Claims are covered by insurance required to be obtained by Landlord under the Lease and or to which the waiver of subrogation in Section 12.4 is applicable, Tenant is released from its indemnification requirement.

12.3 Insurance.

1. Tenant’s Insurance. Tenant shall obtain and keep in full force and effect, beginning on the Commencement Date and continuing-until the Lease terminates, the following insurance:

(a) Liability Insurance. A policy of commercial general liability insurance including but not limited to property damage, bodily injury, personal injury, and advertising liability insurance, including to the extent not included in the. aforementioned coverage, all of the coverages included in the Broad Form General Liability Endorsement and Owners and Contractors Protective Liability Endorsement (collectively, “COL Insurance”) under which Tenant is named as the insured and Landlord, Landlord’s Employees and agents and any lessors and mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds. The minimum limits of liability shall be a combined single limit with respect to each occurrence of no less than Two Million Dollars ($2,000,000) and in the annual general aggregate, Five Million Dollars ($5,000,000).

(b) Tenant’s Property Insurance. An “all risk” property policy, at least as broad as ISO Cause of Loss - Special Form, covering Tenant’s furniture, .fixture equipment, and other personal property (but not including Tenant Improvements and Alterations) including coverage for earthquake sprinkler leakage and containing an agreed amount endorsement in an amount not less than one hundred percent (100%) of the full replacement cost valuation (collectively, “AR Insurance”) under which Tenant is named as the insured. The proceeds from any such policy may, at Tenant’s option, be used by Tenant for the replacement of such personal property or Tenant may retain such proceeds. To the extent and during the period of time that Tenant is making Alterations, Tenant shall procure or cause its contractors to procure Insurance including transit and offsite storage for materials to be used for the Alterations with Tenant named as additional insureds to the extent it has an interest in such property.

(c) Blanket Insurance/Self Insurance. Notwithstanding the foregoing, all of the, insurance requirements set forth herein on the part of Tenant to be observed shall be deemed satisfied if (a) the Premises are covered by a blanket insurance policy insuring other of Tenant’s facilities or (b) Tenant sends a letter to Landlord, signed by an authorized officer of Tenant, stating that Tenant has elected to act as a self insurer whereupon Tenant shall have the same obligations and rights, and Landlord shall have the same rights and obligations, as if Tenant was an insurance company furnishing the policies and coverages required under this Lease, provided, however, that if Tenant’s net worth as determined in accordance with GAAP ceases to be equal to or greater than Five Hundred Million Dollars ($500,000,000), than all of Tenant’s rights to self-insure under this Section 12 shall terminate immediately, and Tenant shall thereafter comply with all of the other provisions of this Section 12.

(d) Evidence of Coverage. A Certificate of the policy shall be deposited with Landlord at the Commencement Date, and on renewal of the policy a certificate of insurance listing the insurance coverages required hereunder and naming Landlord and any other interested parties as additional insureds shall be deposited with Landlord not less than three (3) business days before expiration of the term of the policy.

2. Landlord’s Insurance. Landlord shall obtain and keep in full force and effect, beginning on the Commencement Date and continuing until the Lease terminates, the following insurance;

(a) Liability Insurance. A policy of commercial general liability insurance, including but not limited to property damage, bodily injury, personal injury, and advertising liability insurance, including to the extent not included in the aforementioned coverage, all of the coverages included in the Broad Form General Liability Endorsement and Owners and Contractors Protective Liability Endorsement (collectively “CGL Insurance”), under which Landlord is named as the insured and Tenant and Tenant’s Employees and agents are named as additional insureds, and subject to commercially reasonable deductibles (not to exceed $25,000). The minimum limits of liability shall be a combined single limit with respect to each occurrence of no less than Two Million Dollars ($2,000,000).

(b) Landlord’s Property Insurance. A fire and hazard “all risk” property insurance policy, at least as broad as ISO Cause of Loss - Special Form, including coverage for earthquake, flood, tornado and hurricane to the extent available on a commercially reasonable basis, and fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by “all risk” policies carried by landlords of Comparable Buildings, and containing an agreed amount endorsement in an amount not less than one hundred percent (“100%”) of the full replacement cost valuation of the Building, Premises and Site, Tenant’s Improvements and Alterations (including Tenant Improvements and Alterations made under the Existing Lease as defined in Exhibit B) and Landlord’s personal property including its business papers, furniture, fixtures, and equipment, subject to commercially reasonable deductibles (not to exceed $25,000), in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by “all risk” policies carried by landlords of Comparable Buildings. To the extent Landlord is constructing Tenant Improvements or making Alterations, Landlord shall (aa) carry Insurance naming Landlord’s Employees and agents as the insured and Tenant and Tenant’s Employees as additional insureds to the extent of Tenant’s interest in the Alterations, (bb) cause the contractors and subcontractors to carry the Standard E&O policy, and (cc) cause its contractors and subcontractors to carry Auto and Workers’ Compensation Insurance.

(c) Loss of Rent Insurance, in an amount comparable to the insurance being carried by landlords of Comparable Buildings and subject to commercially reasonable deductibles (not to exceed $25,000); and

(d) Workers’ Compensation Insurance.

3. Insurance Criteria. All the insurance required to be maintained by Tenant and Landlord under this Lease shall:

(a) Be issued by insurance companies authorized to do business in the state of California, with a rating of at least A-VII as rated in the most recent edition of Best’s insurance Reports;

(b) Be issued as a primary policy;

(c) Contain an endorsement requiring thirty (30) days’ written notice from the insurance company to both parties and to Landlord’s lender before cancellation or any adverse material change in the coverage, scope, or amount of any policy; and

(d) With respect to property loss or damage, a waiver of subrogation must be obtained, as required by Section 12.4.

12.4 Waivers of Subrogation. Landlord and Tenant each release and waive its rights of recovery against the other (on behalf of itself, its insurance carriers and all parties claiming under or through it) for any claims and demands for damage, loss or destruction (including loss of rents) insured or required to be insured in the property policies required under Sections 12.2 and 12.3. Nothing herein shall be deemed to release Tenant’s or Landlord’s agents or independent contractors from any liability to Tenant and/or Landlord.

ARTICLE 13 - DAMAGE OR DESTRUCTION

13.1 Loss Covered By Insurance. If, at any time prior to the expiration or termination. of this Lease, the Premises or the Building is wholly or partially damaged or destroyed by a casualty, the loss to Landlord from which is, or was required by this Lease to be, (except for any applicable deductible) fully covered by insurance maintained by Landlord or for Landlord’s benefit (or required to be maintained by Landlord pursuant to Section 12.2(b)), which casualty renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant’s business, then:

(a) Repairs Which Can Be Completed Within One (1) Year. Within ninety (90) days of notice to Landlord of such damage or destruction, Landlord shall provide Tenant with notice of its determination of whether the damage or destruction can be repaired within one (1) year of such damage or destruction without the payment of overtime or other premiums. If all such repairs to the Premises and Building can, in Landlord’s reasonable judgment (or if disputed, as determined by arbitration), be completed within twelve (12) months following the date of such damage or destruction without the payment of overtime or other premiums, Landlord shall, at Landlord’s expense, repair the same as soon as reasonably possible and this Lease shall remain in full force and effect and an abatement of the Rent shall be allowed Tenant as provided in General Condition F; provided, however, that if any such repair is not commenced by Landlord within one hundred and twenty (120) days after the occurrence of such damage or destruction or is not or cannot practicably be substantially completed by Landlord within twelve (12) months after the occurrence of such damage or destruction, then in either such event Tenant may, at its option, upon ten (10) days written notice to Landlord, elect to terminate this Lease, effective as of the date of the occurrence of such damage or destruction, and receive all insurance proceeds allocable to Tenant’s Improvements and Alterations.

(b) Repairs Which Cannot Be Completed Within One (1) Year. If all such repairs to the Building and Premises cannot, in Landlord’s reasonable judgment (or if disputed, as determined by arbitration), be completed within twelve (12)-months following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord shall notify Tenant of such determination and of Landlord’s reasonable good faith estimate of the time required to complete such repairs within ninety (90) days of notice to Landlord of such damage or destruction and either Landlord or Tenant may, at its option, upon written notice to the other party given within one hundred and twenty (120) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction. In the event that neither Landlord nor Tenant elect to terminate the Lease in accordance with the foregoing provisions, then Landlord shall, at Landlord’s expense, repair such damage or destruction as soon as reasonably possible, and in such event, this Lease shall continue in full force and effect but the Rent shall be abated as provided in General Condition F; provided, however, that if any such repair is not commenced by Landlord within one hundred and twenty (120) days after the occurrence of such damage or destruction or is not or cannot practicably be substantially completed by Landlord within the period stated by Landlord in its notice, then in either such event Tenant may, at its option, upon written notice to Landlord, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

13.2 Loss Not Covered By Insurance. If, at any time prior to the expiration or termination of this Lease, the Premises or the Building is totally or partially damaged or destroyed from a casualty, the loss to Landlord from which is not, and is not required to be, fully covered by insurance maintained by Landlord or for Landlord’s benefit (or required to be maintained by Landlord pursuant to Section 12.2(b)), which damage renders the Premises inaccessible or unusable to Tenant in the ordinary course of its business, Landlord may, at its option, upon written notice to Tenant within sixty (60) days after notice to Landlord of the occurrence of such damage or destruction, elect to repair or restore such damage or destruction, or Tenant may elect to terminate this Lease so long as (a) such uninsured portion of the damage or destruction is equal to or greater than twenty-five percent (25%) of the replacement cost of the Premises and (b) Landlord makes a decision not to commence such repairs within two (2) years of the occurrence of such damage and destruction. If Landlord elects to repair or restore such damage or destruction and if Tenant has not exercised its right to terminate this Lease, this Lease shall continue in full force and effect but the Rent shall be abated as provided in General Condition F. If Landlord does not elect by notice to Tenant to repair such damage the Lease shall terminate as of the date of the occurrence of such damage or destruction. Notwithstanding the foregoing, if all repairs to the Premises or the Building cannot, in Landlord’s reasonable judgment (or if disputed, as determined by arbitration), be completed within twelve (12) months following the date of such damage or destruction without the payment of overtime or other expenses, then either Landlord or Tenant may at its option, upon written notice to the other party given within sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

13.3 Destruction During Final Year or During Last Year of Renewal. Notwithstanding anything to the contrary contained in Sections 13.1 and 13.2, if the Site, the Premises or the Building is wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease, or, if an applicable renewal option has been exercised, during the final twelve (12) months of the renewal term, so that Tenant shall be prevented from using all or any portion of the Building or the Premises for sixty (60) consecutive days due to such damage or destruction, then Tenant may, at its option, by notice to Landlord within seventy-five (75) days after the occurrence of such damage or destruction, elect to terminate the Lease.

13.4 Destruction of Tenant’s Personal Property, Tenant Improvements or Property of Tenant’s Employees. In the event of any damage to or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury, or damage to, or make any repairs to or replacements of, Tenant’s or Tenant’s Employees’ Personal Property. However, as part of Operating Expenses, Landlord shall cause to be insured the Tenant Improvements and Alterations which do not consist of Tenant’s Personal Property and shall cause such Tenant Improvements and Alterations to be repaired and restored at Landlord’s sole expense but only to the extent of insurance proceeds actually received by Landlord for such repair or restoration. Landlord agrees to use commercially reasonable efforts to collect such insurance proceeds. In the event the Lease is terminated, Landlord shall pay to Tenant the insurance proceeds allocable to Tenant’s Improvements and Alterations which are actually received by Landlord. Landlord shall have no responsibility for any contents placed or kept in or on the Premises or the Building by Tenant or Tenant’s Employees.

13.5 Waiver of Certain Statutes. Tenant and Landlord, as a material inducement to entering into this Lease, irrevocably waive and release Tenant’s and Landlord’s rights under California Civil Code Sections 1932 and 1933.

ARTICLE 14 - EMINENT DOMAIN

14.1 Permanent Taking - When Lease Can Be Terminated. If the whole of the Premises, or so much of the Premises as to render the balance unusable by Tenant in exercise of Tenant’s reasonable business judgment, shall be taken under the power of eminent domain, the Lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. A sale by Landlord under threat of condemnation shall constitute a “taking” for the purpose of this

Article 14. Except as provided below, no award for any partial or entire taking shall be apportioned and Tenant assigns to Landlord any award which may be made in such taking or condemnation, together with all rights of Tenant to such award, excluding any award or compensation for the value of all or any part of the leasehold estate (“Bonus Value”); provided that nothing contained in this Article 14 shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award, and Tenant shall be able to retain any award, made to Tenant for (a) the taking of Tenant’s Personal Property, (b) interruption of or damage to Tenant’s business, (c) the Bonus Value, or (d) Tenant’s unamortized cost of the Tenant Improvements and Alterations to the extent paid for by Tenant. “Bonus Value” of the leasehold estate shall be equal to the difference between the rental rate payable under the Lease and the rate established by the condemning authority as an award for compensation purposes, together with any amount Tenant is able to obtain from the condemning authority attributable to Tenant’s relocation expenses.

14.2 Permanent Taking - When Lease Cannot Be Terminated. In the event of a partial taking which does not result in a termination of the Lease under Section 14.1, Rent shall be abated as set forth in this Lease, and Landlord shall restore the Site, the Premises and the Building.

14.3 Temporary Taking. No temporary taking of the Premises or any part of the Premises and/or of Tenant’s rights to the Premises or under this Lease shall terminate this Lease or give Tenant any right to any abatement of any payments owed to Landlord pursuant to this Lease; any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant. If a taking of the Premises is for less than six (6) months, such taking shall be deemed a Temporary Taking. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14.4 Release Upon Termination. Upon termination of the Lease pursuant to this Article 14, Tenant and Landlord hereby agree to release each other from any and all obligations and liabilities with respect to the Lease except such obligations and liabilities which arise or accrue prior to such termination.

ARTICLE 15 - DEFAULTS

15.1 Default by Tenant. Each of the following shall be an “Event of Default” by Tenant and a material breach of the Lease:

1. Tenant shall fail to make any payment owed by Tenant under the Lease, as and when due, and where such failure is not cured within five (5) business days following receipt of written notice by Tenant from Landlord. Any such notice shall be in addition to, and not in lieu of, any notice required under Section 1161 of the California Code of Civil Procedure; and

(a) Tenant shall fail to perform any of the material terms, covenants, agreements or conditions under the Lease that Tenant is obligated to observe or perform,

other than that described in subparagraph (a) above, for a period of thirty (30) days after notice to Tenant specifying such failure in reasonable detail; provided however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default under the Lease if Tenant shall commence the cure of such default so specified within said thirty (30) day period and diligently prosecutes the same to completion. Such thirty (30) day notice shall be in addition to, and not in lieu of, any notice required under Section 1161 of the California Code of Civil Procedure. Tenant shall have, and under no circumstances shall Tenant be deemed to have waived, the rights set forth in Sections 1174 and 1179 of the California Civil Code of Procedure.

15.2 Default by Landlord. Landlord shall be in default in the performance of any obligation required to be performed by Landlord under this Lease if Landlord has failed to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in reasonable detail Landlord’s failure to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursues the same to completion. Tenant shall have no rights as a result of any default by Landlord until Tenant gives thirty (30) days’ notice to any person who has a recorded interest pertaining to the Building and notice of said interest has been provided to Tenant, specifying the nature of the default. Such person shall then have the right to cure such default, and Landlord shall not be deemed in default if such person cures such default within thirty (30) days after receipt of notice of the default, or within such longer period of time as may reasonably be necessary to cure the default if it shall commence actions to permit it to commence performance within thirty (30) days and thereafter diligently pursue the same to completion. Notwithstanding anything to the contrary in the Lease, Landlord’s liability to Tenant for damages resulting from Landlord’s breach of any provision or provisions of the Lease shall not exceed the value of Landlord’s equity interest in the Building and its right to insurance proceeds and condemnation awards.

ARTICLE 16 - LANDLORD’S REMEDIES AND RIGHTS

16.1 Termination of Lease. In the event of any default by Tenant, Landlord shall have the right, in addition to all other rights available to Landlord under this Lease now or later. permitted by law or equity, to terminate this Lease by providing Tenant with a notice of termination. Upon termination, Landlord may recover as damages the worth, at the time of any award, of the amount by which the unpaid Rent for the balance of the term after the time of the award exceeds the amount of the rental loss that the Tenant proves could be reasonably avoided plus attorney fees, court costs, additional brokerage costs, additional design and construction costs, and any other costs reasonably incurred by Landlord to mitigate damages; provided, however, that Landlord shall use its commercially reasonable good faith efforts to mitigate damages. The worth at the time of award shall be determined by discounting to present value such amount at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award. Other damages to which Landlord is entitled shall earn interest at the Interest Rate; provided, however, in no event shall Tenant be responsible to Landlord for consequential damages or for any amount in excess of the total Rent due under the Lease.

16.2 Continuation of Lease. In accordance with California Civil Code Section 1951.4 (or any successor statute), Tenant acknowledges that in the event Tenant has breached this Lease. and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not elect to terminate the Lease in accordance with Section 16.1 (subject to Tenant’s right to sublease and/or assign), and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. In addition to its other rights under this Lease, Landlord has the remedy described in California Civil Code Section 195.1.4 (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover Rent (as defined in Section 3.3) as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

16.3 Right of Entry. In the event of any default by Tenant and termination by Landlord. Landlord shall also have the right to enter the Premises and remove all persons and personal property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Tenant’s sole cost and expense. Landlord’s right of entry shall include the right to remodel the Premises and re-let the Premises. All costs incurred in such entry and re-letting shall be paid by Tenant. Rents collected by Landlord from any other tenant which occupies the Premises shall be offset against the amounts owed to Landlord by Tenant.

16.4 Right to Perform. If an Event of Default occurs, Landlord may perform such covenant or condition at its option, after notice to Tenant except in the event of an emergency in which case, no notice shall be required. All costs incurred by Landlord in so performing shall immediately be reimbursed to Landlord by Tenant.

16.5 Remedies Not Exclusive. The rights and remedies of Landlord and Tenant set forth herein are not exclusive, and Landlord and Tenant may exercise any other right or remedy available to it under this Lease, at law or in equity except as otherwise expressly set forth herein.

16.6 No Waiver of Redemption by Tenant. Nothing herein shall be deemed to constitute a waiver of Tenant’s right to redeem, by order or judgment of any court or arbitration tribunal, or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

16.7 Limitation of Liability and Damages/Attorney Fees. Landlord agrees that in the event of a default by Tenant under the Lease, Landlord will not have a right to collect from Tenant damages in a greater amount of Rent than Landlord would have been able to collect in the event that Tenant did not default under the Lease. Landlord further agrees that it will use commercially reasonable good faith efforts to mitigate its damages in connection with any default by Tenant. Nothing herein shall be construed to prevent Tenant or Landlord, if it is the prevailing party in connection with any dispute, arbitration or controversy between Landlord and Tenant, from collecting its reasonable attorneys’ fees, costs, and expenses incurred and interest on any amounts not paid when due to the extent provided under this Lease.

ARTICLE 17 - SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

17.1 Obligations of Tenant. Subject to General Condition D, the Lease and the rights granted to Tenant by the Lease shall be subject and subordinate to (a) all ground or underlying leases affecting all or any part of the Premises subsequently existing and all amendments, renewals, modifications, supplements and extensions of the leases, and (b) all deeds of trust or mortgages subsequently affecting or encumbering all or any part of the Premises and/or any ground or underlying leasehold estate; provided however, that if Landlord elects at any time to have Tenant’s interest in the Lease be or become superior, senior or prior to any such instrument, then upon receipt by Tenant of written notice of such election, Tenant shall immediately execute all necessary and reasonable subordination instruments or other documents confirming the subordination of such mortgage, deed of trust, ground or underlying lease to the Lease.

17.2 Landlord’s Right to Assign. Landlord’s interest in the Lease may be assigned to any mortgagee or trust deed beneficiary as additional security. Nothing in this Lease shall empower Tenant to do any act without Landlord’s prior consent which can, shall or may encumber the title of the owner of all or any part of the Premises.

17.3 Attornment by Tenant. Subject to General Condition D, in the event of the cancellation or termination of any or all ground or underlying leases affecting all or any part of the Premises in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or in the event of any foreclosure of any or all mortgages or deeds of trust encumbering the Premises by trustee’s sale, voluntary agreement, deed in lieu of foreclosure, or by the commencement of any judicial action seeking foreclosure, Tenant, at the request of the then landlord under the Lease, shall attorn to and recognize (a) the ground or underlying lessor, under the ground or underlying lease being terminated or canceled, and (b) the beneficiary or purchaser at the foreclosure sale, as Tenant’s landlord under this Lease, and Tenant agrees to execute and deliver at any time upon request of such ground or underlying lessor, beneficiary, purchaser, or their successors, any instrument to further evidence such attornment. Tenant hereby waives its right, if any, to elect to terminate the Lease or to surrender possession of the Premises in the event of any such ground or underlying lease cancellation or termination or mortgage or deed of trust foreclosure.

17.4 Non-Disturbance. Notwithstanding any of the provisions of this Article 17 to the contrary, Tenant shall be allowed to occupy the Premises, subject to the conditions of this Lease, and this Lease shall remain in effect, until an Event of Default occurs, or until Tenant’s rights and/or obligations are modified in accordance with the terms of this Lease.

ARTICLE 18 - RULES AND REGULATIONS

Tenant shall observe and comply with the Building rules and regulations (“Rules and Regulations”), a copy of which is attached to this Lease as Exhibit C, and, provided Landlord has given Tenant ten (10) business days’ prior notice of such modifications and additions, all reasonable modifications and additions to the Rules and Regulations from time to time put into effect by Landlord; provided, however, that no modifications or additions to the Rules and Regulations shall unreasonably interfere with or unreasonably restrict Tenant’s permitted use of the Premises as set forth in Section 5.1. Landlord shall not enforce the Rules and Regulations in an unreasonable manner or in a manner which shall unreasonably interfere with or restrict the permitted or normal and customary use of the Premises by Tenant.

ARTICLE 19 - HOLDING OVER

19.1 Surrender of Possession. Tenant shall surrender, subject to the provisions of Section 19.2 below, possession of the Premises immediately upon the expiration of the Term or earlier termination of the Lease. If Tenant shall continue to occupy or possess the Premises after such expiration or termination without the consent of Landlord, then unless Landlord and Tenant have otherwise agreed in writing, Tenant shall be a tenant from month-to-month. All the terms, provisions and conditions of the Lease shall apply to this month-to-month tenancy except those terms, provisions and conditions pertaining to the Term, and except that (provided Landlord is currently negotiating with a third party to lease such space) the monthly Base Rent shall be immediately adjusted upward upon the expiration or termination of the Lease to equal one hundred fifty percent (150%) of the then prevailing monthly rental rate for a similar commercial space and for a similar number of RSF, as reasonably determined by Landlord. This month-to-month tenancy may be terminated by Landlord or Tenant upon thirty (30) days’ prior notice to the nonterminating party.

19.2 Tenant’s Right to Hold Over. Notwithstanding anything to the contrary set forth above, Tenant shall have the right, upon the expiration of the original Term of this Lease or any extension thereof, by giving written notice of such election to Landlord not less than twelve (12) months prior to the scheduled Expiration Date, to hold over in the Premises for a period not to exceed six (6) months, the first three (3) months of which shall be upon the same terms and conditions that were applicable to the Premises during the last month of the Term of the Lease (including Base Rent), and then the second three (3) months at the greater of the rent payable during the last month of the Term of the Lease or the rent per RSF being paid by other tenants of Comparable Buildings for comparable space.

19.3 Force Majeure Holdovers. Notwithstanding anything to the contrary set forth in Sections 19.1 and 19.2 above, in the event that Tenant holds over without Landlord’s consent or beyond the six (6) month period specified above, because of any Force Majeure Delay or force majeure event, then under no circumstances shall Tenant be required to pay Base Rent to Landlord in excess of the greater of ten percent (10%) over the Base Rent in effect during the last month of the Lease, or the rent per RSF being paid by other tenants of Comparable Buildings for comparable space.

ARTICLE 20 - INSPECTIONS AND ACCESS

20.1 Entry by Landlord. Upon at least 48 hours prior notice, except in cases of emergency or to supply normal and regular janitorial or security services, in any of which events no such notice shall be required, Landlord may enter the Premises with a representative of Tenant during reasonable hours for any reasonable purpose. Landlord shall exercise reasonable care for Tenant’s Personal Property. In any event, any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. An emergency shall not be deemed to exist unless in Landlord’s reasonable judgment there is a danger to the safety of people or there is an imminent danger of damage to, or destruction of, property.

20.2 Secured Areas. Notwithstanding anything to the contrary set forth above, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with five (5) business days’ prior written notice of the specific date and time of such Landlord inspection.

ARTICLE 21 - SIGNAGE AND BUILDING IDENTITY

The Building shall be called the “GAP” Building or any other name from time to time reasonably designated by Tenant or its assignee.

Tenant shall have the right to install, subject to all necessary governmental approvals and permits, exterior signage, (a) on, above or adjacent to the entrance doors to Tenant’s Building or in any other reasonable configuration, and (b) on any directory board located in the main entrance to the Building. Without limiting the foregoing, Landlord agrees. that Tenant may maintain all signage currently existing as of the date of this Lease and any replacements or modifications thereto.

Landlord shall, using Landlord’s reasonable efforts, cooperate with Tenant in obtaining the proper governmental approvals and permits for the requested signage. Any such signage installed by Tenant must be of a quality consistent or compatible with that of Comparable Buildings. Tenant shall be responsible for the removal of its signs and the cost of restoring to its original condition, reasonable wear and tear excepted, and repairing any resulting damage to the Building and/or Premises upon the termination or assignment of the Lease. The foregoing notwithstanding, in the event Tenant subleases or assigns any portion of the Premises in any other unaffiliated person or entity (an “Unrelated Transferee”) such Unrelated Transferee may not install or construct any sign without the prior approval of Landlord, which shall not be unreasonably withheld or conditioned on the payment of money.

Landlord warrants and agrees that Landlord will not provide any signage on or in the Premises to anyone other than Tenant or any assignee or sublessee of Tenant. In the event that Landlord violates any of its agreement set forth in the preceding sentence, Tenant shall have, in addition to all other rights and remedies which it may have under this Lease or at law, the right to terminate this Lease upon thirty (30) days notice to Landlord, in which case the Lease shall terminate on the date set forth in Tenant’s notice (unless Landlord causes such signage to be removed within fifteen (15) business days of receipt of such notice) as if that were the date set forth in the Lease for the natural expiration thereof.

ARTICLE 22 - SURRENDER OF LEASE

The voluntary or other surrender of the Lease by Tenant, or a mutual cancellation of the Lease, shall not work a merger, and shall, at the option of Landlord, but subject to the provisions of Section 11.5, terminate all or any existing subleases or subtenancies, or may, at the option of

Landlord, operate as an assignment to it of Tenant’s interest in any or all such subleases or subtenancies.

ARTICLE 23 - WAIVER

The waiver by Landlord or Tenant of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition or provision of this Lease, nor shall any custom or practice which may develop between the parties in the administration of the Lease be construed to waive or lessen the right of Landlord or Tenant to insist upon the performance by the other in strict accordance with all of the terms, covenants, agreements, conditions, and provisions of the Lease. The subsequent acceptance by Landlord of any payment owed by Tenant to Landlord under the Lease, or the payment of Rent by Tenant, shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement, condition or provision of the Lease, other than the failure of Tenant to make the specific payment so accepted by Landlord, regardless of Landlord’s or Tenant’s knowledge of such preceding breach at the time of the making or acceptance of such payment.

ARTICLE 24 - SALE BY LANDLORD

In the event Landlord shall sell, assign, convey or transfer all or a part of its interest in the Premises or any part of the Premises, Tenant agrees to attorn to such transferee, assignee or new owner, and upon consummation of such sale, conveyance or transfer, Landlord shall automatically be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, transfer, or conveyance.

ARTICLE 25 - ESTOPPEL CERTIFICATES

Within ten (10) days after written request therefor, Tenant and Landlord (as appropriate, the “Responding Party”) shall execute and deliver to other (as appropriate, the “Requesting Party”) (the form attached as Exhibit E is pre-approved as acceptable if submitted by the Requesting Party) in a form provided by or satisfactory to the Requesting Party a certificate stating that this lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any encumbrance and stating any other information as the Requesting Party may reasonably request, including the Term, the monthly Base Rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property or purchasing, merging with or consolidating with Tenant or which is subleasing space in the Building from Tenant or which is accepting an assignment of this Lease, shall be entitled to rely upon any such certificate. If the Responding Party fails to deliver such certificate within ten (10) days after the Requesting Party’s second written request therefor, the Responding Party shall be liable to the Requesting Party for any damages incurred by the Requesting Party including any profits or other benefits from any financing of the Property or any interest therein or any subleasing of the Premises or any assignment of the Lease which are lost or made unavailable as a result, directly or indirectly, of the Responding Party’s failure or refusal to timely execute or deliver such estoppel certificate.

ARTICLE 26 - PARKING

Landlord shall maintain and operate, or cause to be maintained and operated, an area for automobile parking on the Site (“Parking Facility”). All parking spaces shall be for Tenant’s use and shall be single non-tandem spaces. Tenant and Tenant’s Employees and visitors shall have the right to park in the Parking Facility at no charge to Tenant, up to the number of passenger size automobiles set forth in Fundamental Lease Provision (v). Landlord reserves the right to make repairs or perform maintenance services, or to re-stripe or renovate the Parking Facility; . provided, however, that in any such instance Landlord shall do so with as minimal interruption as reasonably practicable and shall provide adequate and nearby substitute parking reasonably satisfactory to Tenant.

Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility. Except as otherwise provided in this Article 26. Tenant shall have the right to use the Parking Facility twenty-four (24) hours a day, seven (7) days a week, every day of the year.

At Tenant’s option, specific sections of the Parking Facility may be set aside and designated for any purpose, such as for visitor, carpool or disabled parking. Such parking shall be at no charge.

The Parking Facility shall be fully lighted at night and be monitored by a roving security guard, which costs shall be an Operating Expense of the Building.

ARTICLE 27 - SECURITY SERVICES

27.1 Landlord’s Obligation to Furnish Security Services. Except for within the Building or as otherwise specified in this Lease, Landlord shall provide, twenty-four (24) hours per day, seven (7) days per week, every day of the year, security services for the Premises that are comparable to security services provided for other Comparable Buildings and Sites.

27.2 Tenant’s Right to Furnish Security for Premises and to Install Security System. If Tenant wishes to establish or install any automated and/or nonautomated security system in, on or about the Premises, Building and/or Site, Tenant shall first notify Landlord of Tenant’s plan for any such system, and Landlord shall review the plan and approve said plan if such installation will not adversely affect the Building Structure and/or Building Systems. Without limiting the foregoing, Landlord agrees that Tenant may maintain all security systems which currently exist as of the date of this Lease and which it currently maintains, and any replacements or modifications thereto. Landlord shall allow Tenant to use the internal “fire staircases” to travel between floors in the Building to the extent permitted by Applicable Laws.

ARTICLE 28 - ROOF RIGHTS

During the Term of the Lease (as it may be extended), Tenant shall have the right to install and maintain, on the roof of the Building, microwaves, satellite dishes, television antennas, related receiving equipment., related cable connections and any and all other related equipment (collectively, “Satellite Dish”) required in connection with Tenant’s communications and data transmission network and further, Tenant shall have the right to construct and maintain a patio area on the roof of the Building (“Patio Area”) provided that the design shall be subject to prior written approval by Landlord, which shall not be withheld unless a Design Problem exists. Prior to any such installation of any satellite dish by Tenant, Tenant shall furnish detailed plans and specifications for the installation, including the proposed location and method of attachment, to Landlord for approval, which approval shall not be withheld unless a Design Problem exists. Any such installation shall be attractively screened as may be required by Landlord or applicable governmental requirements. If reasonably requested by Landlord, a roofing company acceptable to Landlord shall at Tenant’s expense install an appropriate base upon which Tenant’s installation shall be mounted. All aspects and phases of Tenant’s installation, including any antenna or camera, and any associated electronic or other equipment, wiring, conduit, roof mount and base, shall at all times be subject to approval by Landlord not to be withheld unless a Design Problem exists. All approval and supervision rights of Landlord are intended solely to protect Landlord’s interests; Landlord shall have no obligation to Tenant to exercise any such power of supervision or approval. If Landlord fails to respond to a request for approval submitted in writing by Tenant within ten (10) business days of the request for approval, Landlord shall be deemed to have granted its approval. Tenant shall be responsible for procuring prior to any installation and maintaining in force at all times thereafter any and all consents, approvals, licenses and permits as may be required for the lawful installation, use and operation of Tenant’s system. Landlord makes no warranties or representations as to the permissibility or efficacy of any such installation by Tenant. Tenant shall have the right to use “risers” in the Building (and to install additional risers if necessary) as long as there is no adverse affect on the Building Structure or Building System. In addition to the foregoing, Tenant shall, at its option exercisable by a thirty (30) days’ notice to Landlord, have the right to use additional space on the roof of the Building for Tenant’s additional HVAC equipment and any and all related equipment to accommodate Tenant’s excess HVAC requirements (collectively, “HVAC Unit”). The proposed construction and installation and general appearance of the Satellite Dish and HVAC Unit shall be installed and maintained in compliance with Applicable Laws. Furthermore, the exact location of any such Satellite Dish or HVAC Unit shall be mutually acceptable to Landlord and Tenant and Tenant shall have secured any necessary approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Satellite Dish and the HVAC Unit, and shall provide copies of such approvals and permits to Landlord (if any), prior to commencing any work with respect to such Satellite Dish and the HVAC Unit. Tenant shall pay for any and all costs and expenses in connection with the installation, approval, maintenance, use and removal of the Satellite Dish, Patio Area and the HVAC Unit, but in no event shall Tenant be obligated to pay Landlord any rental for that portion of the roof of the Building on which the Satellite Dish, the Patio Area and the HVAC Unit shall be located. Furthermore, Tenant shall repair and maintain the Satellite Dish and the HVAC Unit in good order and repair at all times and shall repair and restore the Roof at the end of the Tenn. Any installations and the roof area on which they are located shall be deemed to be part of the Premises for purposes of Tenant’s insurance and indemnification obligations under this Lease. The right to use the roof shall be exclusive to Tenant or its permitted assignees or subtenants only (subject to all existing leases and options as of the Commencement Date) but Landlord may continue to use the roof to the extent necessary to provide services and utilities to the Building.

ARTICLE 29 - SECURITY DEPOSIT

Tenant shall not be obligated to provide a security deposit.

ARTICLE 30 - MISCELLANEOUS

30.1 Authorization to Sign Lease. If Tenant or Landlord is a corporation, each individual executing the Lease on behalf of such party represents and warrants that he/she is duly authorized to execute and deliver the Lease on behalf of such party. If such party is a partnership or trust, each individual executing the Lease on behalf of such party represents and warrants that he/she is duly authorized to execute and deliver the Lease on behalf of such party in accordance with the terms of such entity’s partnership agreement or trust agreement, respectively.

30.2 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

30.3 Separability and Survivability. The illegality, invalidity or unenforceability of any term, condition, or provision of the Lease shall in no way impair or invalidate any other term, provision or condition of the Lease, and all such other terms, provisions and conditions shall remain in full force and effect. In the event that Landlord or Tenant lawfully terminates this Lease, the provisions of this Lease shall otherwise remain in effect to the extent necessary to allow Landlord and Tenant to enforce rights and obligations accruing prior to the termination of this Lease and attributable to the period of time prior to the termination of this Lease.

30.4 Gender and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and, when appropriate, shall refer to action taken by or on behalf of Landlord or Tenant by their respective employees, agents, or authorized representatives. Words in masculine gender include the feminine and neuter. The section and article headings of the Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof. Subject to the provisions of Articles 11 and 24, and except as otherwise provided to the contrary in this Lease, the terms, conditions and agreements of this Lease shall apply to and bind the heirs, successors, legal representatives and permitted assigns of the parties hereto. The Lease shall be governed by and construed pursuant to the laws of the State of California.

30.5 Exhibits. Exhibits A, B, C, D, E, F, G, H, I and J attached to the Lease, are hereby incorporated by this reference and made a part of the Lease.

30.6 Attorneys’ Fees. If either Landlord or Tenant commences or engages in, or threatens to commence or engage in, any action or litigation or arbitration against the other party arising out of or in connection with the Lease, the Premises, the Building, or the Site, including but not limited to, any action for recovery of any payment owed by either party under the Lease, or to recover possession of the Premises, or for damages for breach of the Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and other costs incurred in connection with the action and in preparation for said action. This provision shall survive the termination of the Lease.

30.7 Quiet Enjoyment. Landlord covenants and agrees that Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the term of this Lease without hindrance or molestation from Landlord or any other person or entity subject to the terms and provisions of this Lease.

30.8 Recordation; Memorandum of Lease. Landlord and Tenant agree that in no event and under no circumstances shall the Lease be recorded by Tenant but Landlord shall execute, at Tenant’s request, and allow Tenant to record, a short form Memorandum of Lease and Option Agreement in the form attached as Exhibit H.

30.9 Cumulative Remedies. No remedy or election provided, allowed or given by any provision of the Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies in contract, law or equity.

30.10 Brokers. Each party represents and warrants that it has not dealt with any real estate broker or agent in connection with this Lease. Each party shall indemnify the other and hold it harmless from any cost, expense, or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent, in connection with this Lease or its negotiation by reason of any act or statement of the indemnifying party.

30.11 Hazardous Materials.

1. Definitions.

(1) “Hazardous Materials” all mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including for example only the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2) “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3) “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, or invitees (collectively, “Visitors”), at or about the Premises in connection with or involving Hazardous Materials to the extent such Hazardous Materials were placed on or about the Premises by Tenant, Tenant’s Representatives and Tenant’s Visitors.

(4) “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

2. Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s reasonable discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials at the Premises Handled by Tenant, its Representatives or Visitors at the Premises or Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section 30.11 (including its indemnification obligations under subsection 5 below) shall survive the expiration or termination of this Lease.

3. Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required as a result of the Handling by Tenant of the Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not unreasonably interfere with Landlord’s use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand.

4. Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises upon three (3) business days’ prior written notice to Tenant, except in instances in which Landlord, in its reasonable discretion, deems an emergency to exist, at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this Section, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so and fails to commence to do so within five (5) days after written notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same, the costs of which shall be reimbursed by Tenant to Landlord within ten (10) days written request (with supporting invoices) therefor to the extent such costs are incurred by Landlord in connection with or as a result of Tenant’s breach of any obligations hereunder or a compliance activity by Tenant that is governmentally mandated. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

5. Tenant’s Indemnification. Tenant agrees to indemnify, defend and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents (the “Landlord Parties”) from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from the Handling by Tenant of Hazardous Materials at or about the Property.

6. Landlord’s Indemnification. Landlord shall indemnify, defend, protect and hold harmless Tenant and its officers, directors, employees, shareholders and agents (the “Tenant Parties”) from and against any and all Environmental Losses and all other claims, loss, proceedings, damages, causes of action, liability, costs or expenses (including reasonable attorneys’ fees) arising as a result of the handling, installation, storage, generation, use, disposal, discharge, release, abatement, removal, or transportation of Hazardous Materials its agents, employees, contractors or representatives in, on or about the Premises, the Building or the Property, which are not attributable to, necessitated by, or the result of the Handling by Tenant of Hazardous Materials.

30.12 Storage Space. Tenant may, at its expense, use any space within the Premises or the Parking Facility for storage of goods and materials.

30.13 Definition of Business Days. The term “business days” as used in this Lease shall mean any day which is not a Saturday, Sunday, or holiday of the federal government of the United States.

ARTICLE 31 - RIGHT OF FIRST REFUSAL

31.1 Grant of Right of First Refusal. Landlord hereby grants to Tenant a right of first refusal to purchase the Building, Premises and/or Site on the following terms and conditions.

31.2 Bona Fide Offer. Except for any Excluded Transfer (as defined below) at such time as Landlord elects to offer the Building and/or Site for sale in a transaction that would have the tax consequences of a normal sale, Landlord shall offer in writing to sell the Building or Site to Tenant, which written offer shall include the purchase price, how paid, when escrow is to close, conditions to close of escrow, and a proposed form of purchase agreement between Landlord and Tenant (collectively, the “Offer”). Tenant shall thereupon have thirty (30) days in which to notify Landlord of its intent to purchase the Building, and/or Site on the terms and conditions contained in the Offer. Failure to notify Landlord shall constitute notice of Tenant’s intent not to purchase the Building, Premises and/or Site which is subject to the Offer on the terms and conditions contained in the Offer. If Tenant rejects the Offer or fails to notify Landlord as provided above, Landlord may then offer to sell the Building and/or the Site which is subject to the Offer on such other terms and conditions as it deems appropriate. Landlord shall give notice to Tenant of the terms of any offer received from a bona fide third party (“Offeror”) which Landlord intends to accept (subject to Tenant’s rights under this Section 31.2) including, without limiting the generality of the details of said notice, the purchase price, how paid, when escrow is to close, conditions to close of escrow, any obligations of Landlord (as seller) and a copy of the agreed upon form of purchase agreement between Landlord and Offeror (the “Third Party Offer”). Tenant shall thereupon have five business (5) days in which to notify Landlord of its intent to purchase the Building, Premises and/or Site which is subject to the Third Party Offer on the terms and conditions contained in the Third Party Offer (subject to adjustment of the Purchase Price described below). Failure to notify Landlord shall constitute notice of Tenant’s intent not to purchase the Building, Premises and/or Site which is subject to the Third Party Offer on the terms and conditions contained in the Third Party Offer. If Tenant rejects the Third Party Offer or fails to notify Landlord as provided above, Landlord may then sell the Building, Premises and/or the Site which is subject to the Third Party Offer pursuant to the exact terms of the Third Party Offer. If any of the material terms or conditions of the Third Party Offer are changed prior to the sale to the Offeror, Landlord shall repeat this right of first refusal procedure, setting forth all modified terms. If Tenant does not notify Landlord of its intent to purchase, the parties shall open an escrow as set forth in the Third Party Offer and proceed to close escrow as provided in the Third Party Offer, however if the sale contemplated by such Third Party Offer fails to close, the procedure described above shall be repeated as to any subsequent Third Party Offer. If the Offer was less than the Third Party Offer, and Tenant chooses to exercise its Right to purchase the Building and/or site on the terms of the Third Party Offer, then Tenant shall pay to Landlord, as additional purchase price, the amount of Five Hundred Thousand Dollars ($500,000). This Right of First Refusal shall not apply to the following Excluded Transfers: (1) any transfer of any ownership interest in Landlord; or (2) any transfer of the Building and/or the Site to a real estate investment trust (“REIT”) into which William Wilson & Associates, Inc., a California corporation (“WWA”), is merged, acquired, or of which WWA becomes a part.

31.3 Escrow, Title and Closing.

(a) Unless otherwise set forth in the Offer, or agreed to by Landlord and Tenant, on close of escrow, Landlord shall convey to Tenant good and marketable tide, as evidenced by a standard form ALTA Title Insurance policy in the full amount of the purchase price and with any endorsements reasonably requested by Tenant, issued by a title insurance company selected by Tenant, to be paid for by Landlord, subject only to such covenants, easements, restrictions and other matters of record, as may be approved by Tenant.

(b) All real property taxes and rent shall be prorated between Landlord and Tenant as of the date of close of escrow.

(c) On close of escrow, Landlord shall pay the cost of preparing and recording the grant deed conveying title to Tenant and all transfer taxes imposed by any governmental agency. Escrow charges shall be paid by Tenant.

(d) Any matters not specifically referred to herein shall be treated in a manner consistent with escrow custom then in effect in San Mateo County, California.

(e) Landlord and Tenant agree to execute any supplemental standard escrow instructions then utilized by the escrow company.

31.4 Memorandum of Right of First Refusal. The Memorandum of Lease to be executed by the parties concurrently with their execution of this Lease and recorded in the Official Records of San Mateo County, California, shall include an appropriate incorporation by reference of the terms of this right of first refusal.

ARTICLE 32 - LANDLORD’S LIABILITY

The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance and provided that the transferee of Landlord assumes in writing all of the obligations of Landlord under this Lease from and after the date of such conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, provided that Landlord does not agree to an Encumbrance on the Property which exceeds (taking into account all encumbrances) a loan to value ratio of eighty percent (80%) at the time the Encumbrance is placed on the Property as determined. by an appraisal of the Property provided by any appraiser who is not affiliated with Landlord, the liability of Landlord for its obligations under this Lease is limited solely to

Landlord’s interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease.

ARTICLE 33 - GUARANTY OF LEASE

Concurrently with the execution of this Lease by Tenant, and as a condition of and a material inducement to Landlord executing this Lease, The GAP, Inc., who is the parent corporation of Tenant (“Guarantor”), shall execute and shall deliver to Landlord a Guaranty in the form attached hereto as Exhibit J, guaranteeing the full performance of Tenant’s obligations under this lease. Such Guaranty shall terminate concurrently with the expiration or earlier termination hereof (including, without limitation, a termination upon a purchase of the Premises by Tenant, but excluding a termination following an Event of Default pursuant to Section 16.1 above) and excluding obligations incurred prior to any such termination, or concurrently with any release of Tenant from liability under this Lease in connection with an assignment in accordance with Section 11.8.

IN WITNESS WHEREOF, the parties have executed the Lease as of the date first set forth above, acknowledged that each party has carefully read each and every provision of the Lease, that each party has freely entered into the Lease of its own free will and volition, and that the terms, conditions and provisions of the Lease are commercially reasonable as of the day and year first above written.

LANDLORD

FRANCISCO BAY OFFICE PARK, a California limited partnership

By:	/s/ James M. Pollock
Its:	James M. Pollock, Trustee of the
James M. Pollock 1977 Revocable Trust, General Partner

TENANT

GPS MANAGEMENT SERVICES, INC.,
a California corporation

By:	/s/ illegible
Its:	Chairman

EXHIBIT A

PREMISES

The land referred to herein is situated in the State of California, County of San Mateo, City of San Bruno described as follows:

All that certain real property situated in the City of San Bruno, County of San Mateo, State of California, described as Lot 2, Block 4, as shown on the parcel map recorded at Volume 36 of Parcel Maps, at Page 25, San Mateo County, Official Records.

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EXHIBIT B

DESCRIPTION OF EXISTING LEASE

The “Existing Lease” shall mean that certain Agreement of Lease - Bayhill Building I dated as of March 31, 1978 by and between Landlord’s predecessor-in-interest, Aetna Life Insurance Company, a Connecticut corporation (“Aetna”), as landlord, and Tenant’s predecessor in interest, The Gap Stores, Inc. a California corporation (subsequently, The Gap, Inc., a Delaware corporation) (“Gap”), as tenant, as amended by: (i) that certain Letter Amendment dated March 31, 1978 entitled “Agreement for Lease for Bayhill Building One Dated: March 31, 1978 by and between Aetna and Gap; (ii) that certain Second Amendment of Lease of Bayhill One by The Gap Stores, Inc. (Bayhill One) dated September 29, 1978 by and between Aetna and Gap; and (iii) that certain Third Amendment of Lease - Bayhill I dated May 20, 1980 by and between Landlord and Gap; and extended by (i) Gap’s exercise of its right to extend the term pursuant to Gap’s letter to Landlord dated February 27, 1985; (ii) Gap’s exercise of its right to extend the term pursuant to a letter from Gap to Landlord dated May 3, 1993; and (iii) Gap’s exercise of its right to extend the term pursuant to a letter from Gap to Landlord dated December 30, 1996. For the time period commencing July 1, 1997 to June 30, 2000, in lieu of paying Base Rent pursuant to Article 3 of the Lease and in lieu of paying Operating Expense Adjustments pursuant to Article 4 of the Lease, Tenant shall pay Landlord the Rent and Operating Expenses the Landlord would have been entitled to receive pursuant to Sections 3 and 24 of the Existing Lease. The Existing Lease shall be deemed terminated effective concurrently with the effective date of this Lease, July 1, 1997, however the provisions of the Existing Lease relating to the computation of Rent and Operating Expenses for the period July 1, 1997 to June 30, 2000, shall be incorporated into this Lease by reference.

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EXHIBIT C

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, elevators, vestibules, stairways, corridors or halls shall not be obstructed so that ingress and egress is prevented. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the reasonable judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Premises and Tenant provided that nothing herein contained shall be construed to prevent such access by persons with whom Tenant may deal in. the ordinary course of its business, unless such persons are engaged in illegal activities.

2. The wash room partitions, mirrors, wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

3. Tenant shall not occupy or permit any portion of its premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form.

4. Tenant shall not throw anything out of doors or down the passageways.

5. Tenant shall not at any time bring or keep upon its premises any inflammable, combustible or explosive fluid, chemical or substance except those materials which are customarily utilized in business offices such as photocopy fluid, white-out, etc.

6. To the extent any of the Rules and Regulations contained herein are inconsistent with the balance of the Lease document, the terms and conditions of the balance of the Lease document shall control. Tenant agrees that the Landlord may, from time to time, change the Rules and Regulations; provided, however, that Landlord agrees it will not modify or change these Rules and Regulations in a manner that will unreasonably interfere with the normal and customary operation of Tenant’s business and will not unreasonably enforce the Rules and Regulations.

7. Except with respect to Section 6 above, Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations not inconsistent with the Lease as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

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EXHIBIT D

STANDARD SERVICES AND UTILITIES

The furnishing of services and utilities to Tenant for the Premises shall be accomplished in accordance with and subject to the terms and conditions set forth in this Exhibit D and elsewhere in the Lease.

1. HVAC. Landlord shall, on Monday through Friday, from 7:00 A.M. to 7:00 P.M., and on Saturday, from 9:00 A.M. to 5:00 P.M. (“Normal Hours”) provide to the Premises heating, ventilation, and air conditioning (“HVAC”) for the comfortable occupancy of the Premises for Tenant’s purposes.

2. Electricity. Landlord shall provide to the Premises, twenty-four (24) hours a day, seven (7) days a week, every day of the year, a minimum of seven (7) watts consumed load per RSF of the Premises of electric power (in addition to the electrical power required for lighting) for the operation of Tenant’s computers, equipment and machines for the conduct of its business offices (“General Use”), not to exceed the reasonable capacity of Building Standard office lighting and receptacles which Landlord has represented is ten (10) watts consumed load per RSF in the Building.

3. Water. Landlord shall provide at all times reasonably necessary amounts of water for restrooms furnished by Landlord and any kitchen facilities or other plumbing facilities installed in the Premises.

4. Janitorial. Landlord shall provide janitorial services to the Premises each evening, five days per week which shall at least include the services on the attached Schedule 1.

5. Lights. Tenant shall replace all electric light bulbs, tubes and ballasts in the Premises throughout the Term. Tenant may, at Tenant’s reasonable discretion, adopt a system of relamping and reballasting periodically on a group basis in accordance with good practice.

6. Window Washing/Window Washing Equipment. Landlord shall furnish as a service for the Building window washing of all windows in the Premises, both inside and out, at such times as shall be appropriate in Tenant’s reasonable judgment, but all exterior windows shall be washed at least three (3) times per year and the interior side of such exterior windows shall be washed at least one (1) time per year. In the event that Landlord stores and/or operates any window washing equipment along certain portions of the ledges surrounding the floor(s) of the Building on which the Premises are located, Landlord agrees that during all times that such equipment is not in use, such equipment shall be concealed from view from any and all employees, invitees and guests of Tenant from any portion of the Premises. Landlord further agrees that no window washing personnel shall enter the Premises in order to access the exterior of the Building. Otherwise, Landlord agrees that the operation of such window washing equipment shall be conducted in a manner (and during times) consistent with the practices of Comparable Buildings or which minimizes the disruption to Tenant and its employees.

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Schedule 1

Janitorial Specifications

A.	TENANT OFFICE AREAS

1.	NIGHTLY SERVICES

a.	Secure all lights as soon as possible each night.

b.	Vacuum all carpets; spot clean as needed; dry clean heavy traffic areas as necessary.

c.	Dust mop all composition floors with treated dust mops. Damp mop to remove spills and water stains as required.

d.	Damp mop all tile, marble, terrazzo flooring.

e.	Dust all desks and office furniture (including book shelves, picture frames, tops of partitions) with treated dust cloths, as appropriate without disturbing items on desks and shelves.

f.	Sanitize all telephone receivers.

g.	Empty all waste paper baskets and other trash containers; replace liners as appropriate.

h.	Remove all trash from floors to designated trash areas.

i.	Remove finger prints, dirt smudges, graffiti, etc., from all doors (including door hardware), glass partitions, glass tops, switch plates, walls; wipe clean smudged bright work, etc.

j.	Return chairs and waste baskets to proper positions.

k.	Clean, sanitize and polish drinking fountains.

2.	WEEKLY SERVICES

a.	Dust all low reach areas including, but not limited to chair rungs, structural and furniture ledges, base boards, door louvers, wood paneling molding, etc.

b.	Dust inside of all door jambs.

c.	Dust all exterior window and interior window mini-blinds.

d.	Thoroughly damp mop all composition flooring.

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e.	Remove recycle materials.

3.	MONTHLY SERVICES

a.	Dust all high reach areas including, but not limited to tops of door frames, structural and furniture ledges, air conditioning diffusers and return air grills.

b.	Vacuum all upholstered furniture.

c.	Thoroughly edge all carpeting.

d.	Shower-scrub or otherwise recondition all tile and composition flooring to provide a level of appearance equivalent to a completely refinished floor.

e.	Clean mini-blinds.

4.	SEMI-ANNUAL SERVICES

a.	Steam extraction shampoo with neutralizing rinse all common corridor carpeted floors on a rotating basis so as to accomplish two washings per year.

b.	Completely strip composition flooring, apply floor finish and buff.

5.	ANNUAL SERVICES

a.	Clean and wash all overhead lighting fixtures (can be done on a constant rotating basis.)

B.	KITCHEN/COFFEE AREAS

In addition to the nightly service specifications listed in Section “A”, the following duties should be performed.

1.	NIGHTLY SERVICES

a.	Wipe down all counter tops and kitchen tables; these surfaces should be left in an unstreaked condition.

b.	Spot clean forger prints and smudges from cabinet doors and surfaces.

c.	Wipe down (inside and out) all trash receptacles; provide fresh liners.

d.	Wipe down any stains from wall and baseboard behind trash receptacles.

e.	Damp mop floor to remove spills and stains; detail around refrigerator an edges.

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f.	Spot clean exterior of refrigerator (including the top), microwave, coffee maker, etc.

g.	Dust all open shelving areas.

2.	MONTHLY SERVICES

a.	Thoroughly wash down all countertops and surfaces.

b.	Thoroughly wash down refrigerator surfaces.

C.	MAIL COPY & STORAGE ROOMS

1.	NIGHTLY SERVICES

a.	Dust all open shelving areas.

b.	Wipe down all countertops.

c.	Remove fingerprints and smudges from all cabinet doors and surfaces.

d.	Remove all trash; provide fresh liners as appropriate.

e.	Damp mop floors to remove spills and stains.

D.	RESTROOM SERVICES

1.	NIGHTLY SERVICES

a.	Restock all restrooms with supplies including paper towels, toilet tissue, seat covers, sanitary napkins, tampons and hand soap.

b.	Wash and polish all mirrors, dispensers, faucets, flushometers, and bright work with non-scratch disinfectant cleaners.

c.	Wash and sanitize all toilets, toilet seats, urinals and sinks with non-scratch disinfectant cleaners.

d.	Remove stains, descale toilets, urinals and sinks.

e.	Mop all restroom floors with disinfectant germicidal solution.

f.	Empty and sanitize all waste and sanitary napkin and tampon receptacles; provide fresh liners.

g.	Remove all restroom trash from building.

h.	Spot clean finger prints, marks and graffiti from walls, partitions, aluminum and switch plates as required.

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i.	Dust all partition tops.

j.	Report all fixtures not working properly to supervisor and Building Manager.

2.	WEEKLY SERVICES

a.	Dust all high reach areas including, but not limited to structural ledges, mirror tops, air conditioning diffusers and return air grills.

b.	Dust all doors and door jambs.

c.	Pour clean water with germicidal solution in urinal traps, lavatory traps and toilet bowls.

d.	Clean all ventilation grills.

3.	MONTHLY SERVICES

a.	Thoroughly scrub an reseal all ceramic tile floors, using approved sealers, if appropriate.

b.	Wash down all tile walls (wall behind toilet/urinal should be done daily), partitions and dispensers as appropriate. Partitions and dispensers shall be left in an unstreaked condition after this work.

E.	MAIN FLOOR LOBBY AND ELEVATOR LOBBY

1.	NIGHTLY SERVICES

a.	Thoroughly wipe down all entry glass doors.

b.	Wipe smudges, etc. from all glass, chrome bright work including entry doors, hardware, kick plates, base, switch plates, waste paper receptacles, planters, elevator call button plates, hose cabinets, and visible hardware on the corridor side of tenant entry doors.

c.	Wipe smudges, finger prints, etc. from all interior architectural stainless steel finishes including the lobby side of all tenant windows, door frames and base.

d.	Spot clean all wall surfaces where applicable.

e.	Thoroughly clean all door thresholds of dirt and debris.

f.	Spot clean, sweep and damp or dust mop all flooring, as applicable.

g.	Empty, clean and sanitize as required all waste paper baskets and refuse receptacles.

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h.	Vacuum all carpets; spot clean and/or dry clean as necessary.

2.	WEEKLY SERVICES

a.	Thoroughly polish all chrome and architectural stainless steel interior finishes.

b.	Buff hardwood floors as appropriate.

3.	MONTHLY SERVICES

a.	Shampoo and extract lobby area carpets as needed.

b.	Dust wood paneling as appropriate.

4.	SEMI-ANNUAL SERVICES

a.	Strip and reseal granite or stone floor.

b.	Vacuum fabric panels as appropriate (the fabric walls are on an annual schedule to be professionally dry cleaned by another contractor). Condition hardwood floors as necessary.

5.	ANNUAL SERVICES

a.	Condition all wood panelling as appropriate.

F.	ELEVATOR LOBBIES, HALLS AND PASSAGEWAYS

1.	NIGHTLY SERVICES

a.	Clean, sanitize and polish drinking fountains.

b.	Vacuum all carpets and/or dust mop hardwood floors.

c.	Spot clean all carpets, as needed.

d.	Check all interior public corridor pants for debris.

e.	Dust and remove debris from all metal door thresholds.

f.	Clean all baseboards.

g.	Dust and clean directory signs.

h.	Dust an spot clean vertical surfaces.

i.	Check exit doors and lights.

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j.	Remove fingerprints, smudges, etc. on glass doors in elevator lobbies.

k.	Dust all lobby furniture.

2.	WEEKLY SERVICES

a.	Buff hardwood floors as necessary.

3.	SEMI-ANNUAL SERVICES

a.	Condition all hardwood floors as necessary.

G.	PASSENGER AND SERVICE ELEVATORS

1.	NIGHTLY SERVICES

a.	Clean and polish exterior and interior stainless steel and chrome surfaces of forward cab walls, doors and door frames.

b.	Spot clean elevator cab floor carpeting and/or dry clean as necessary.

c.	Vacuum all cab floor carpeting thoroughly. Edge all carpeting thoroughly,

d.	Vacuum all elevator door tracks.

e.	Dust interior light plastics.

f.	Dust interior of emergency phone cabinet.

2.	WEEKLY SERVICES

a.	Clean all thresholds with steel wool.

3.	MONTHLY SERVICES

a.	Shampoo and extract all elevator cab floor carpets as necessary.

b.	Wipe clean all elevator cab lamps.

c.	Wipe clean entire cab ceiling as appropriate.

H.	STAIRWELLS, LANDINGS AND BALCONIES

1.	NIGHTLY SERVICES

a.	Police all stairwells; check for trash.

b.	Damp mop to remove spillage, as required.

c.	Dust all railings.

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d.	Police and spot clean exterior balconies.

2.	WEEKLY SERVICES

a.	Thoroughly sweep all stairs and landings.

3.	MONTHLY SERVICES

a.	Thoroughly wipe down all rails.

I.	STORE ROOMS AND SERVICE SINK CLOSETS

1.	NIGHTLY SERVICES

a.	Remove trash from these areas.

b.	Maintain an orderly arrangement of all janitorial supplies and paper products in these areas.

c.	Maintain an orderly arrangement of all equipment stored in these areas, such as mops, buckets, brooms, vacuum cleaners, scrubbers, etc.

d.	Clean and disinfect service sinks.

e.	Sweep and damp mop service sink closet floors. Deodorize and disinfect as required.

f.	Sweep store room floors.

g.	Receive and store all janitorial supplies in an orderly manner.

J.	TRASH AREA AND SERVICE ENTRANCE

1.	NIGHTLY SERVICES

a.	Place all miscellaneous trash and debris, except construction material in the Building’s trash receptacles, compactors or balers.

b.	Neatly stack all trash in designated areas.

c.	Sweep entire area.

K.	SPECIAL SERVICES

1.	CAFE

a.	NIGHTLY SERVICES

1)	Damp mop floors to remove spills and stains.

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2)	Wipe down counters, tables and chairs, remove trash, replace liners

3)	Clean the mats behind the servery.

b.	WEEKLY SERVICES

1)	Shower scrub or otherwise recondition all tile and composition flooring to provide a level of appearance equivalent to a completely refinished floor.

Note: The cafe operator is responsible for the servery and equipment.

2.	REFRIGERATORS

a.	WEEKLY SERVICES

1)	Remove all disposable items and thoroughly clean out.

3.	VCT FLOORS; MEETING ROOMS; COFFEE STATIONS

a.	WEEKLY SERVICES

1)	Shower scrub or otherwise recondition all tile and composition flooring to provide a level of appearance equivalent to a completely refinished floor.

4.	SHOWERS

a.	NIGHTLY SERVICES

1)	Wash and sanitize walls, floors, fixtures, handicap seat, etc.

2)	Clean and sanitize wood benches.

3)	Mop and disinfect tile floors.

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EXHIBIT E

ESTOPPEL CERTIFICATE

TO:	[Buyer ]		[Lender ]

	Re: Suite	,	,	(the “Premises”)

This estoppel certificate is delivered by the undersigned (“Tenant”) to                      (“Buyer”) in connection with its contemplated purchase of certain real property commonly known as                                  (the “Property”), from                                  (“Landlord”) and to                                  (“Lender”) in connection with its making of a loan to Buyer to finance Buyer’s purchase of the Property which loan will be secured by a deed of trust (the “Deed of Trust”) on the Property. Tenant hereby certifies to the best of its actual knowledge without a duty to investigate the following information on which Buyer may rely in connection with its purchase of the Property and Lender may rely in connection with its making a loan secured by the Property:

1. The undersigned is the tenant in possession of the Premises under a written lease with                      as landlord (“Landlord”) dated July 1, 1997, [as amended by                     ], which lease [as amended] (the “Lease”) is in full force and effect, each provision of which is binding on Tenant in accordance with its terms, has not been modified or amended in writing or orally except as specifically set forth above, and contains the entire understanding and agreement between Tenant and Landlord concerning the Premises. A true, complete and accurate copy of the Lease is attached hereto as Exhibit A.

2. The Premises consist of the entire Building containing a stipulated 97,584 rentable square feet of space.

3. The term of the Lease commenced on July 1, 1997 and is scheduled to terminate on June 30, 2012 unless the option to renew is exercised, in which case the Lease will terminate on June 30, 2015.

4. Current monthly base rent under the Lease is                     . Base rent has been paid through the period ending                     . The Lease provides for the monthly rent to increase as follows:                     . There are no agreements concerning free rent, partial rent, rent rebate, credit for improvements, or other rental concessions except as follows:

5. The Lease requires Tenant to pay its pro rata share of increases in real estate taxes and operating expenses for the Property and appurtenant property over the [Base Year 199_ real estate taxes and operating expenses of $            ] or [expense stop of $        ]. Tenant’s pro rata share is 100%. For the calendar year 19    , Tenant is obligated to pay monthly estimated amounts for real estate taxes and operating expense increases of $            , and has paid such estimates through the period ending                     .

6. Tenant has no option to extend or to renew the term of the Lease except as follows:

7. The Lease contains no right of first refusal to lease additional space, option to expand, option to terminate the Lease, or right of first refusal or option to purchase the Property or any interest therein, except as follows:

8. The landlord is holding a security deposit of $NONE. The landlord holds no other funds for Tenant’s account.

9. To the best of Tenant’s actual knowledge without a duty to investigate, Tenant is not, and to the best of Tenant’s actual knowledge without a duty to investigate Landlord is not, in default under any provision of the Lease nor has any event occurred which with the passage of time or giving of notice, or both, would constitute a default on the part of Tenant or Landlord, both parties having performed the obligations required to be performed by each party thereunder through the date hereof. Tenant presently asserts no claim of default against Landlord or any other person or offset or defense against the payment of rent or other charges payable by Tenant or the performance of any other obligations by Tenant under the Lease, except as follows:

10. The Premises have been delivered to Tenant in accordance with the terms of the Lease, Tenant has accepted the Premises, and Landlord has fully completed all construction and improvements to the Premises required to be completed by Landlord under the Lease. Landlord has fulfilled all obligations to finance or provide an allowance for improvements to the Premises.

11. The Lease entitles Tenant to the exclusive use of              parking spaces in the Parking Facility.

12. Tenant has not assigned its rights under the Lease or sublet any portion of the premises, except as follows:

13. There are no actions, whether voluntary or otherwise, pending against Tenant under any insolvency, bankruptcy or other debtor relief laws of the United States or of any state, except as follows:

14. All insurance required of Tenant under the Lease has been obtained by Tenant and all premiums have been paid.

15. Tenant has no notice of any prior assignment, hypothecation or pledge by Landlord of the Lease or the rents due thereunder. Tenant has not assigned, hypothecated or pledged its interest in the Lease to any person or entity, except as follows:

16. From the date hereof until the Deed of Trust is reconveyed, Tenant will not consent to or enter into any modification or termination of the Lease, except to the extent presently provided for pursuant to the existing terms and conditions of this Lease, without the prior written consent of Lender, unless such consent is not required under the terms of the Deed of Trust.

17. From the date hereof until the Deed of Trust is reconveyed, in the event of a default by Landlord under the Lease, Tenant shall give prompt written notice to Lender to the address set forth above and a reasonable time (which in no event shall be less than thirty (30) days or any longer period set forth in the Lease) to cure or commence cure of such default.

18. If Landlord’s interests in the Property are acquired by Lender by foreclosure, deed in lieu of foreclosure or any other method, Lender shall not be liable for any act of omission of Landlord or any prior landlord, except as to the Key Obligations.

19. Tenant’s current address for Notices is:

The statements made herein shall be binding upon us, our successors and assigns, and shall inure to your benefit and the benefit of your successors and assigns. The officers executing this letter have been duly empowered to do so on behalf of the undersigned.

Each of you may consider this certificate and the information contained herein accurate as of any date that is within 45 days after the date hereof set forth below, except to the extent we notify you in writing at your address set forth above of changes to the within-described information.

Dated:	Very truly yours,

By:
Name:
Its:

EXHIBIT F

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Agreement is made on                     , 199    , between                                  (“Superior Mortgagee”), whose address is                                 , Francisco Bay Office Park, a California limited partnership (“Landlord”), whose address is                                         , and GPS Management Services, Inc., a California corporation (“Tenant”), whose address is                                                                          , who agree as follows:

1. Recitals. This Agreement is made with reference to the following facts and objectives:

(a) Superior Mortgagee is, or it is anticipated that Superior Mortgagee will become, the beneficiary under a certain deed of trust (“Trust Deed”) on improved property located at                                  (“Property”), more specifically described in Schedule “    ” attached hereto and made a part hereof by this reference. Superior Mortgagee shall also be deemed to include any lender who executes this Agreement and subsequently acquires title to the Building pursuant to a bankruptcy proceeding involving Landlord.

(b) On or about July 1, 1997 Landlord leased to Tenant, and Tenant leased from Landlord, a portion of the Property. A copy of the lease between Landlord and Tenant (“Lease”) is attached hereto as Schedule “    ” and made a part hereof by this reference.

(c) The parties desire, under the provisions set forth in this Agreement, to assure Tenant that in the event of the foreclosure of the Trust Deed, or in the event of a sale in lieu of such foreclosure, or in the event that Superior Mortgagee directly or indirectly becomes the new landlord of the Building because of its providing financing to Landlord, the terms of the Lease shall not be terminated, disturbed, or adversely affected, provided an Event of Default has not occurred under Section 15.1 of the Lease and subject to the cure rights set forth in Section 15.1 of the Lease (“Tenant Default”).

2. Attornment. If Landlord is in default under the Trust Deed after expiration of the applicable period that Landlord has in which to cure its default, and if a foreclosure sale takes place due to such default, or if Superior Mortgagee shall notify Tenant of such transfer of title to the Property or if Superior Mortgagee becomes the new Landlord of the Building, after receipt of such notice, upon the effective date of such transfer of title, and after Tenant has received written notice of such transfer of title, Tenant shall attorn to Superior Mortgagee and shall recognize Superior Mortgagee as Tenant’s landlord under the Lease, and Tenant agrees to execute any instruments reasonably requested to evidence such attornment. Upon attornment, the Lease shall continue in full force and effect, so long as a Tenant Default has not occurred, and Tenant and Superior Mortgagee as Landlord shall perform all of their respective obligations under the Lease directly to Superior Mortgagee, as if Superior Mortgagee were the landlord under the Lease. Tenant agrees to make any modifications related to such change of the Lease requested by

Superior Mortgagee hereunder, provided that such modifications do not adversely affect any right of Tenant under the Lease or increase any of Tenant’s monetary obligations under the Lease.

3. Non-Disturbance by Superior Mortgagee. If a Tenant Default is not in existence at the time of the transfer of title as provided in the above paragraph, the Lease shall continue with the same force and effect as if Superior Mortgagee and Tenant had entered into a lease with the same provisions as those contained in the Lease, and the terms of the Lease and Tenant’s leasehold estate in the Property shall not be terminated, disturbed, or adversely affected, except according to the terms of the Lease.

4. Conditions of Superior Mortgagee’s Recognition. Until a Tenant Default occurs, Superior Mortgagee or such other purchaser shall recognize the leasehold estate of Tenant under all of the terms, covenants and conditions of the Lease for the remaining balance of the term and any renewals thereof with the same force and effect as if Superior Mortgagee or such other purchaser were the landlord under the Lease, and Superior Mortgagee and Tenant shall immediately enter into a written agreement with the same provisions as those in the Lease, except for any technical changes that are necessary because of the substitution of Superior Mortgagee in place of Landlord; provided, however, that Superior Mortgagee, or such other purchaser, shall not be (i) liable for any act or omission of Landlord or any other prior lessor which occurred prior to the time the Superior Mortgagee purchased or acquired its interest under the Lease, except with respect to Tenant’s rights to deduct from rents next due under the Lease, together with interest thereon at the Interest Rate, as defined in the Lease, any unpaid arbitration or court award, (ii) except as provided in (i) to the contrary, obligated to cure any defaults of Landlord or any other prior lessor under the Lease which occurred prior to the time that Superior Mortgagee purchased or acquired its interest under the Lease (except to the extent that the default is not monetary and remains in existence at the time the Superior Mortgagee purchased or acquired its interest under the Lease), (iii) except as provided in (i) to the contrary, subject to any offsets or defenses which Tenant may be entitled to assert against Landlord or any other prior lessor; (iv) bound by any payment of rent or additional rent by Tenant to Landlord or any other prior lessor for more than one month in advance, (v) bound by any amendment or modification of the Lease which would adversely affect any right of Landlord under the Lease made without the written consent of Superior Mortgagee or such other purchaser who has first, in writing, notified Tenant of its interest, which consent cannot be unreasonably withheld, or (vi) except as provided in (i) to the contrary, liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to Landlord or any other prior lessor, whether or not still held by Landlord, unless and until Superior Mortgagee or such other purchaser has actually received for its own account as landlord the full amount of such security deposit, or any portion thereof (such liability and responsibility being limited to the amount received, if any).

5. Special Payment. Notwithstanding anything to the contrary set forth in this Agreement or in the Lease, in the event that the Landlord fails to pay to Tenant any unpaid final arbitration award or court judgment, Superior Mortgagee or such other successor to the interests of Landlord and/or the Superior Mortgagee shall pay to the Tenant, together with interest at the Interest Rate, such unpaid amounts.

In the event Landlord, Superior Mortgagee or such other successor to the interests of Landlord and/or Superior Mortgagee shall fail to pay to Tenant such unpaid amounts, Tenant may deduct such amounts, together with interest thereon at the Interest Rate and computed as set forth above, from the rent next becoming due and payable under the Lease.

6. Covenants of Superior Mortgagee.

(a) Superior Mortgagee shall, at the request of Tenant, oppose any rejection of this Lease in the event a bankruptcy proceeding is instituted involving Landlord as the debtor.

(b) Superior Mortgagee shall serve Tenant, in the same manner and at the same time, with a copy of all notices it serves on Landlord with respect to any default by Landlord on any obligation of Landlord to Superior Mortgagee.

7. Miscellaneous.

(a) No Effect on Trust Deed. Nothing in this Agreement shall be deemed to change in any manner the provisions of the Trust Deed as between Superior Mortgagee and Landlord, to waive any right that Superior Mortgagee may now have or later acquire against Landlord by reason of the Trust Deed.

(b) Attorneys’ Fees. If any party commences an action against any of the other parties arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees and costs of such action.

(c) Notice. Any notice, demand, request, consent, approval, or communication that any party desires or is required to give to another party or any other person shall be in writing and either served personally or sent by prepaid, first-class mail. Any notice, demand, request, consent, approval, or communication that any party desires or is required to give to the other party shall be addressed to the other party at the address set forth in the introductory paragraph of this Agreement. Any party may change its address by notifying the other parties of the change of address. Notice shall be deemed communicated within five (5) business days from the time of mailing, if mailed as provided in this paragraph.

(d) Successors. This Agreement shall be binding on and inure to the benefit of the parties and their successors.

(e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

(f) No Modifications Unless in Writing. This Agreement contains all of the agreements and understandings between the parties regarding this Agreement relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection with such Lease. This Agreement supersedes any and all prior agreements and understandings between Landlord, Tenant and Superior Mortgagee and alone expresses the agreement of the parties. This Agreement shall not be amended, changed or modified in any way unless in writing executed by Landlord, Tenant and Superior Mortgagee. Landlord, Tenant and Superior Mortgagee shall not have waived or released any of their rights hereunder unless in writing and executed by Landlord, Tenant and Superior Mortgagee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LANDLORD:

FRANCISCO BAY OFFICE PARK, a California limited partnership

By:
Its:

TENANT:

GPS MANAGEMENT SERVICES, INC., a California corporation

By:
Its:

SUPERIOR MORTGAGEE:

,
a

By:
Its:

EXHIBIT G

CALCULATION OF APPLICABLE CAP

The Index shall mean the Index as defined in Section 4 of the Existing Lease. The annual Base Rent and Monthly Base Rent for the following years shall be subject to the following. Applicable Caps:

The Applicable Cap for the period July 1, 2003 to June 30, 2006 shall be the lower of (i) $30.52 per RSF per annum/$2.54 per RSF per month and (ii) the amount determined by taking the Index in effect on July 1, 2000 (“Base Index(1)”) and comparing the Base Index(1) to the Index in effect on June 30, 2003 (“Successor Index(1)”) and computing the percentage, if any, by which the Successor Index(1) exceeds the Base Index(1), adding to that percentage five percent (5%) and taking that combined percentage and multiplying such combined percentage by $28.00 per RSF per annum/$2.33 per RSF per month and adding each such respective amount to $28.00 and $2.33, with each total being the respective Applicable Cap on a per annum and per month basis.

The Applicable Cap for the period July 1, 2006 to June 30, 2009 shall be the lower of (1) the Base Rent on a per annum and per month basis in effect on June 1, 2006 multiplied in each case by 1.09 and (ii) the amount determined by taking the Index in effect on July 1, 2003 (“Base Index(2)”) and comparing the Base Index(2) to the Index in effect on June 30, 2006 (“Successor Index(2)”) and computing the percentage, if any, by which the Successor Index(2) exceeds the Base Index(2), adding to that percentage five percent (5%) and taking that combined percentage and multiplying such combined percentage by, as appropriate, the annual and Monthly Base Rent in effect on June 1, 2006 with each total being the respective Applicable Cap on a per annum and per month basis.

The Applicable Cap for the period July 1, 2009 to June 30, 2012 shall be the lower of (i) the Base Rent on a per annum and per month basis in effect on June 1. 2009 multiplied by 1.09 in each case and (ii) the amount determined by taking the Index in effect on July 1, 2006 (“Base Index(3)”) and comparing the Base Index(3) to the Index in effect on June 30, 2009 (“Successor Index(3)”) and computing the percentage, if any, by which the Successor Index(3) exceeds the Base Index(3), adding to that percentage five percent (5%.) and taking that combined percentage and multiplying such combined percentage by, as appropriate, the annual and Monthly Base Rent in effect on June 1, 2009 with each total being the respective Applicable Cap on a per annum and per month basis.

G-1

EXHIBIT H

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

GPS Management Services, Inc.

c/o The Gap, Inc.

One Harrison Street

San Francisco, California 94105

Attention: General Counsel

Documentary Transfer Tax: $0.

[TERM OF LEASE LESS THAN 35 YEARS]

MEMORANDUM OF LEASE AND OPTION AGREEMENT

FRANCISCO BAY OFFICE PARK, a California limited partnership (“FBOP”) and GPS MANAGEMENT SERVICES, INC., a California corporation (“GPS”), hereby covenant and- agree that FBOP has leased and does hereby lease to GPS and GPS has leased and does hereby rent and accept from FBOP, that certain real property in the City of San Bruno, County of San Mateo, State of California, more particularly described in Exhibit A attached hereto (the “Property”) on the terms and conditions and for the consideration set forth in that certain unrecorded document dated as of July 1, 1997 and entitled “GAP Standard Office Lease”, which terms and conditions are incorporated herein by reference (the “Lease”). The Lease is for an initial term of twelve (12) years (“Initial Term”) commencing on July 1, 1997 and FBOP grants to GPS one (1) three (3) year option to extend the term of the Lease pursuant to Section 2 of said unrecorded Lease.

FBOP and GPS hereby further covenant and agree that FBOP has granted and does hereby grant to GPS the exclusive Right of First Refusal to purchase the Property upon the terms and conditions set forth in Article 31 of the Lease, which terms and conditions are incorporated herein by reference.

H-1

IN WITNESS WHEREOF, FBOP and GPS have executed this Memorandum of Lease and Option Agreement to be effective as of the 1st day of July, 1997.

FBOP

FRANCISCO BAY OFFICE PARK, a California limited partnership

By:
Title:

GPS MANAGEMENT SERVICES, INC., a California corporation

By:
Title:

H-2

EXHIBIT I

FIRM	SERVICE	LOCATION

Advanced Cable Systems	Cable Mover	Sunnyvale, CA

Advanced Doorways	Doors	Milpitas, CA

Allen Automatic	Fire Sprinklers	South San Francisco, CA

American Leak Detection	Underground Leaks	Moss Beach, CA

Amtech Lighting	Parking Lot Lights High Lobby Lights	San Jose, CA

Backflow Prevention	Back Flow Tests	Santa Clara, CA

Bayline Mechanical	Plumbing	San Francisco, CA

Bolls Fire Protection	Fire Sprinklers	Fremont, CA

Bulash Ceiling	Suspended Ceilings	Mountain View, CA

Charles & Braun	Mechanical Engineer	San Francisco, CA

Concrete Grinding	Concrete Repair	Corona, CA

Davco Roofing	Roof Maintenance	Campbell, CA

Ellco Electric	Electrical	Belmont, CA

Elsar, Inc.	Emergency Lighting	Hayward, CA

Fire Master	Fire Extinguishers and Fire Sprinklers	South San Francisco, CA

Gensler	Architects	San Francisco, CA

Global	Restroom Partitions	Oakland, CA

Gotelli Plumbing	Plumbing	Brisbane, CA

Granite Electric	Electrical Contractor	Pacifica, CA

Hornberger Worstell & Associates	Architects	San Francisco, CA

Jamco Concrete Cutting Amgell	Concrete Repair	Redwood City, CA

I-1

FIRM	SERVICE	LOCATION

Linford Service Company	HVAC	Oakland, CA

Millar Elevator Service	Elevators	South San Francisco, CA

Nishkian & Associates	Structural Engineers	San Francisco, CA

Pacific Gas & Electric	Electrical	Belmont, CA

Peninsula Pump	Pumps and Plumbing	South San Francisco, CA

Ramcon	Plumbing	San Carlos, CA

Refrigeration Supplies Dist.	HVAC Supplies	South San Francisco, CA

Sasco Electric	Fire Panel Service	Santa Clara, CA

Seccombe Design Associates	Architects	San Francisco, CA

Security Link by Ameritech	Fire Panel Monitoring	San Bruno, CA

I-2

EXHIBIT J

GUARANTY

Reference is made to the Lease Agreement dated as of July 1, 1997 (the “Lease”), by and between Francisco Bay Office Park (“Landlord”) and GPS Management Services, Inc. (“Tenant”), covering and describing premises (the “Premises”) located at 900 Cherry Ave., San Bruno, CA 94066.

The undersigned (“Guarantor”) is the parent corporation of Tenant and Tenant is a wholly-owned subsidiary of Guarantor. Guarantor has agreed to guarantee the obligations of Tenant under the Lease, and the execution of this Guaranty is a condition of, and a material inducement to, Landlord entering into the Lease. Therefore, Guarantor hereby unconditionally guarantees the prompt, full and complete performance of all of the obligations of Tenant under the Lease. If Tenant at any time fails to make any payment under the Lease when due or fails to perform or comply with any covenant, condition, agreement or term of the Lease, Guarantor shall, upon notice from Landlord and without further demand, pay, perform or comply with the same in the same manner and to the same extent as is required of Tenant. Guarantor understands and acknowledges that the Lease may, and likely will, be amended or modified from time to time by agreement of Landlord and Tenant and that this may be done without notice to or approval of Guarantor, it being understood that Guarantor is relying solely on Tenant to protect its interests in connection with such matters. Guarantor hereby waives any suretyship rights or defenses that may be available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code and agrees that:

(a) The Lease may be assigned, modified or amended in whole or in part or the Premises may be sublet in whole or in part without notice to Guarantor and without releasing Guarantor or affecting Guarantor’s obligations under this Guaranty in any way.

(b) Landlord may, from time to time, and without notice to Guarantor, release any security that Landlord may have for the obligations of Tenant under the Lease or accept security therefor; add, substitute or release guarantors; or compromise or settle any amount due or owing, or claimed to be owing under the Lease; and no such action by Landlord or any other action which Landlord may take or omit to take in connection with the Lease shall affect this Guaranty or Guarantor’s obligations in any way.

(c) Guarantor expressly waives notice of acceptance of this Guaranty and diligence of collecting any sums due under the Lease or the taking of any action with reference to any default under the Lease or to any liability under this Guaranty.

(d) Landlord has no duty to disclose to Guarantor any information it receives regarding the financial status of Tenant, whether or not such information indicates that the risk of Guarantor under this Guaranty has been or may be increased. Guarantor assumes full responsibility for being and keeping informed of Tenant’s financial condition, Tenant’s performance under the Lease, and Tenant’s use and operation of the Premises.

(e) Guarantor hereby subordinates all its claims for payment of any indebtedness of Tenant to Guarantor if any, to Landlord’s right to receive payment from Tenant of all sums due under the Lease and waives any rights it may have to participate in any security for the Lease or to enforce any remedy which Landlord may have against Tenant or any other person or entity that may now or hereafter be liable on the Lease.

(f) The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant, and Landlord may directly enforce its rights under this Guaranty without proceeding against or joining Tenant or any other guarantor of the Lease, and without applying or enforcing any security for the Lease.

(g) In the event any payment by Tenant to Landlord is held to constitute a preference, fraudulent conveyance or similar voidable payment under any law now or hereafter in effect, and is rescinded or otherwise required to be returned by Landlord, such payment by Tenant to Landlord shall not constitute a release of Guarantor from any liability hereunder and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

(h) Guarantor agrees to indemnify Landlord for all costs and expenses, including court costs and attorneys fees, incurred or paid by Landlord in enforcing this Guaranty and the Lease.

(i) This Guaranty shall inure to the benefit of any person or persons, entity or entities who at any time may be entitled to the benefits and obligated to perform the duties of Landlord under the Lease and shall be binding upon the heirs, administrators, successors and assigns of Guarantor.

(j) This Guaranty is the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to Guarantor’s guarantee of the Lease and supersedes any and all prior or contemporaneous understandings, agreements, representations or communications between or among the parties, either, oral or written, concerning this Guaranty.

(k) This Guaranty shall be construed in accordance with the fair meaning of the language used. No rule of construction to the effect that ambiguities are to be resolved against the drafting party shall apply in interpreting this Guaranty.

(l) This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived except by a writing signed by Landlord.

(m) If any term or provision of this Guaranty is ever determined to be illegal or unenforceable, all other terms and provisions of this Guaranty shall remain effective and enforceable to the fullest extent permitted by law.

(n) This Guaranty and the rights and obligations of Guarantor and Landlord under this Guaranty shall be governed by and construed in accordance with the laws of the State of California, excluding its conflicts of law principles.

IN WITNESS WHEREOF, this Guaranty has been executed by Guarantor, effective as of July 1, 1997.

Guarantor:

THE GAP, INC., a Delaware corporation

By:
Its:

Address of Guarantor:

900 Cherry Avenue
San Bruno, California 94066

EXHIBIT “B”

FORM OF GUARANTY

Reference is made to the Sublease Agreement dated as of December     , 2002 (the “Sublease”), by and between The Gap, Inc. (“Sublandlord”) and Johnson & Dugan Insurance Services Corporation (“Subtenant”), covering and describing premises (the “Sublease Premises”) located at 900 Cherry Ave., San Bruno, CA 94066.

The undersigned (“Guarantor”) is a shareholder of Subtenant. Guarantor has agreed to guarantee the obligations of Subtenant under the Sublease, and the execution of this Guaranty is a condition of, and a material inducement to, Sublandlord entering into the Sublease. Therefore, Guarantor hereby unconditionally guarantees the prompt, full and complete performance of all of the obligations of Subtenant under the Sublease. If Subtenant at any time fails to make any payment under the Sublease when due or fails to perform or comply with any covenant, condition, agreement or term of the Sublease, Guarantor shall, upon notice from Sublandlord and without further demand, pay, perform or comply with the same in the same manner and to the same extent as is required of Subtenant. Guarantor understands and acknowledges that the Sublease may, and likely will, be amended or modified from time to time by agreement of Sublandlord and Subtenant and that this may be done without notice to or approval of Guarantor, it being understood that Guarantor is relying solely on Subtenant to protect its interests in connection with such matters. Guarantor hereby waives any suretyship rights or defenses that may be available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code and agrees that:

(a) The Sublease may be assigned, modified or amended in whole or in part or the Sublease Premises may be sublet in whole or in part without notice to Guarantor and without releasing Guarantor or affecting Guarantor’s obligations under this Guaranty in any way.

(b) Sublandlord may, from time to time, and without notice to Guarantor, release any security that Sublandlord may have for the obligations of Subtenant under the Sublease or accept security therefor; add, substitute or release guarantors; or compromise or settle any amount due or owing, or claimed to be owing under the Sublease; and no such action by Sublandlord or any other action which Sublandlord may take or omit to take in connection with the Sublease shall affect this Guaranty or Guarantor’s obligations in any way.

(c) Guarantor expressly waives notice of acceptance of this Guaranty and diligence of collecting any sums due under the Sublease or the taking of any action with reference to any default under the Sublease or to any liability under this Guaranty.

(d) Sublandlord has no duty to disclose to Guarantor any information it receives regarding the financial status of Subtenant, whether or not such information indicates that the risk of Guarantor under this Guaranty has been or may be increased. Guarantor assumes full responsibility for being and keeping informed of Subtenant’s financial condition, Subtenant’s performance under the Sublease, and Subtenant’s use and operation of the Premises.

(e) Guarantor hereby subordinates all its claims for payment of any indebtedness of Subtenant to Guarantor, if any, to Sublandlord’s right to receive payment from Subtenant of all sums due under the Sublease and waives any rights it may have to participate in any security for the Sublease or to enforce any remedy which Sublandlord may have against Subtenant or any other person or entity that may now or hereafter be liable on the Sublease.

(f) The obligations of Guarantor under this Guaranty are independent of the obligations of Subtenant, and Sublandlord may directly enforce its rights under this Guaranty without proceeding against or joining Subtenant or any other guarantor of the Sublease, and without applying or enforcing any security for the Sublease.

(g) In the event any payment by Subtenant to Sublandlord is held to constitute a preference, fraudulent conveyance or similar voidable payment under any law now or hereafter in effect, and is rescinded or otherwise required to be returned by Sublandlord, such payment by Subtenant to Sublandlord shall not constitute a release of Guarantor from any liability hereunder and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments.

(h) Guarantor agrees to indemnify Sublandlord for all costs and expenses, including court costs and attorneys fees, incurred or paid by Sublandlord in enforcing this Guaranty and the Sublease.

(i) This Guaranty shall inure to the benefit of any person or persons, entity or entities who at any time may be entitled to the benefits and obligated to perform the duties of Sublandlord under the Sublease and shall be binding upon the heirs, administrators, successors and assigns of Guarantor.

(j) This Guaranty is the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to Guarantor’s guarantee of the Sublease and supersedes any and all prior or contemporaneous understandings, agreements, representations or communications between or among the parties, either oral or written, concerning this Guaranty.

(k) This Guaranty shall be construed in accordance with the fair meaning of the language used. No rule of construction to the effect that ambiguities are to be resolved against the drafting party shall apply in interpreting this Guaranty.

(l) This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived except by a writing signed by Sublandlord.

(m) If any term or provision of this Guaranty is ever determined to be illegal or unenforceable, all other terms and provisions of this Guaranty shall remain effective and enforceable to the fullest extent permitted by law.

(n) This Guaranty and the rights and obligations of Guarantor and Sublandlord under this Guaranty shall be governed by and construed in accordance with the laws of the State of California, excluding its conflicts of law principles.

IN WITNESS WHEREOF, this Guaranty has been executed by Guarantor, effective as of December     , 2002.

Guarantor:

[INSERT NAME OF GUARANTOR]

Address of Guarantor:

[INSERT ADDRESS OF GUARANTOR]

FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (“Amendment”) is made as of August 31, 2009, by and between THE GAP, INC., a Delaware corporation (“Sublandlord”), and RESPONSYS, INC., a California corporation (“Subtenant”).

RECITALS

A. Sublandlord and Subtenant entered into that certain sublease dated October 15, 2007 (the “Sublease”), pursuant to which Sublandlord subleased to Subtenant approximately 17,390 rentable square feet of office space (the “Sublease Premises”) located on the fifth (5th) floor of that certain real property leased to Sublandlord and located at 900 Cherry Avenue in San Bruno, California 94066 (“900 Cherry”).

B. Sublandlord and Subtenant desire, among other things, to expand the Sublease Premises by adding approximately 5,421 rentable square feet of office space located on the second (2nd) floor of 900 Cherry and known as Suite 215 and Suite 221 (the “Expansion Premises”), as such space is further identified on Exhibit A attached hereto and incorporated herein by reference.

C. Concurrently with the execution of this Amendment, Sublandlord is entering into that certain Termination Agreement (the “Termination Agreement”) by which an existing subtenant is terminating its sublease of 1817 square feet of space located on the second (2nd) floor of the 900 Cherry and known as Suite B. It is the parties’ intention that the Amendment shall be effective as of the date of full execution of the Termination Agreement.

D. Sublandlord and Subtenant desire otherwise to modify certain terms and conditions of the Sublease as set forth herein. Except as modified or modified in this Amendment, the covenants, terms and conditions of the Sublease shall remain in full force and effect.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant agree as follows:

1. Incorporation of Recitals; Definitions. The foregoing Recitals are hereby incorporated as though fully set forth herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sublease.

2. Expansion Premises. Contingent upon the execution of the Termination Agreement, Sublandlord shall sublease to Subtenant and Subtenant shall sublease from Sublandlord the Expansion Premises, upon and subject to the terms, covenants and conditions set forth in the Sublease and this Amendment, effective as of the later of September 1, 2009 or the date that Subtenant takes possession of the Expansion Premises (the “Expansion Effective Date”). The parties stipulate that the square footage of the Expansion Premises as set forth in Recital B above shall not be subject to remeasurement. From and after the Expansion Effective Date, (a) ) except for use in calculating Subtenant’s Share, all references in the Sublease to the “Sublease Premises” shall be deemed to include the Expansion Premises; (b) Subtenant’s Share shall mean 17.82% as to the original Sublease Premises (i.e.17,390 square feet) and 5.6% as to the Expansion Premises, such Expansion Premises to be subject to a different Base Year in calculating Subtenant’s Share of Operating Expenses and Taxes, per Section 4 hereof; (c) the number of parking spaces Subtenant is entitled to use in the Parking Facility of the Building in accordance with Section 8 of the Sublease shall he increased from fifty-five (55) to seventy-two (72); (d) Sublandlord shall provide Building standard signage at the entrance to the Expansion Premises for Subtenant’s name in accordance with Section 7 of the Sublease and (e) in addition to all Rent provided for in the Sublease, Subtenant shall pay Rent upon the Expansion Premises in accordance with the terms and conditions provided in the Sublease, including Base Rental for the Expansion Premises calculated at the rates set forth below, such Rent to be paid together with the Rent otherwise due under the Sublease.

3. Condition of Expansion Premises. Subtenant has inspected the Expansion Premises and shall accept delivery of same on the Expansion Effective Date in their “as is” and

“with all faults” condition existing on the date Subtenant executes this Amendment. Notwithstanding the foregoing, Sublandlord shall (1) patch and repair walls of the Expansion Premises; (2) repair sprinkler and electrical systems in the Expansion Premises; and (2) deliver the Expansion Premises with the base building systems (including HVAC, electrical, plumbing and lighting) in good working condition. If the base building systems are not so delivered, Sublandlord shall cause such building systems to be repaired at no expense to Subtenant within a reasonable period of time after Sublandlord’s receipt of a written request from Subtenant. Subtenant acknowledges that any supplemental systems, including but not limited to supplemental cooling and wiring for voice and data, on the Expansion Premises are provided t o Subtenant in “as-is” condition and that Sublandlord is not making any representation or warranty concerning the condition of these supplemental systems. The responsibility for the maintenance of these supplemental systems shall be the sole responsibility of Subtenant throughout the Term of the Sublease. Unless Subtenant provides written notice to Sublandlord of any unsatisfactory conditions of the Expansion Premises within forty-five (45) days of the Expansion Effective Date, Subtenant shall be conclusively deemed to have accepted the Expansion Premises and to have waived all claims relating to the condition of the Expansion Premises. Subtenant acknowledges and agrees that Sublandlord shall not be responsible for making any improvements or alterations to the Expansion Premises, nor shall Sublandlord provide Subtenant with any tenant improvement allowance therefor.

4. Base Rental for Expansion Premises. Beginning on September 1, 2009 and each month thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord base rent for the Expansion Premises (“Expansion Premises Base Rental”) in the following amounts:

Period	Expansion Premises Monthly Base Rental	Total Expansion Premises Base Rental Period	Monthly Rate Per Rentable Square Foot
September 1, 2009 – October 31, 2009	$0.00	$0.00	$0.00
November 1, 2009 – August 31, 2010	$8,131.50	$81,315.00	$1.50
September 1, 2010 – August 31, 2011	$8,402.55	$100,830.60	$1.55
September 1, 2011 – June 30, 2012	$8,673.60	$86,736.00	$1.60

Expansion Premises Base Rental and additional rent (including without limitation, late charges) shall hereinafter be collectively referred to as “Rent.” Subtenant shall pay the first full monthly installment of Expansion Premises Base Rental (i.e. for the month of November 1, 2009 – November 30, 2009) upon the execution of this Amendment.

5. Operating Expenses and Taxes for Expansion Premises. Beginning with the expiration of the calendar year 2010 (“Base Year”) and thereafter during the Term of this Amendment, Subtenant shall pay to Sublandlord with each monthly payment of Expansion Premises Base Rental as additional rent for this subletting an amount equal to 5.6% (“Subtenant’s Share”) of the excess Operating Expenses, subject to the terms and conditions set forth in Article 5 of the Sublease.

6. Early Access. Provided that (i) this Amendment has been fully executed and delivered by Sublandlord and Subtenant and (ii) Subtenant has submitted to Sublandlord a certificate of the insurance coverage required of Subtenant under the Sublease and the Master Lease, Sublandlord agrees to grant Subtenant non-exclusive access to the Expansion Premises on or before the Expansion Effective Date for the sole purpose of allowing Subtenant to install Subtenant’s furniture, equipment and wiring (which shall be made in accordance with this Amendment, the Sublease and the Master Lease (including without limitation Article 6 thereof)), such period of time prior to the Expansion Effective Date referred to herein as the “Early Access

Period.” Sublandlord shall have the right to exclude Subtenant from the Expansion Premises at any time and for any duration during the Early Access Period if Subtenant’s activities in the Expansion Premises violate the terms of this Section. All of the provisions of the Sublease and this Amendment shall be applicable during the Early Access Period except for Subtenant’s obligation to pay Rent on the Expansion Premises.

7. No Additional Security Deposit. There is no additional security deposit required in connection with this Amendment.

8. Alterations. Landlord’s consent to Subtenant’s Alterations and improvements shall be governed by the terms and conditions set forth in the Sublease and the Master Lease, as incorporated therein; provided, however, that Sublandlord acknowledges that it conceptually approves the plans for the Expansion Premises Tenant Alterations attached hereto as Exhibit B (with the understanding that the final construction plans and specifications for such improvements remain subject to Sublandlord’s and Landlord’s approval). Sublandlord shall not charge any management fee in connection with its review of the Expansion Premises Tenant Alterations; however, Subtenant shall reimburse Sublandlord for the costs of any outside consultant hired in connection therewith.

9. Consent of Landlord. Article 11 of the Master Lease requires Sublandlord to notify Landlord of its intention to enter into a sublease and in some cases to obtain the prior consent of Landlord to a sublease. Sublandlord shall notify Landlord of Sublandlord’s intent to enter into this Amendment and make all commercially reasonable efforts to obtain a recognition agreement within thirty (30) days of the full execution of this Amendment. Subtenant acknowledges that this Amendment will be of no force and effect in the event Landlord’s consent is required and Landlord does not consent to this Amendment; provided, however, that in such event, if Landlord does not give its consent to this Amendment for any reason whatsoever within thirty (30) days after the date hereof, then Subtenant each may as its sole and exclusive remedy elect to terminate this Amendment by written notice to Sublandlord, whereupon Sublandlord shall promptly return to Subtenant all monies paid by Subtenant to Sublandlord under this Amendment and this Amendment shall thereupon be deemed null and void and of no effect (except for those provisions expressly stated herein to survive a termination).

10. Brokers. Sublandlord and Subtenant acknowledge that Colliers International (“Colliers”) represents Sublandlord and NAI BT Commercial (“BT”) represents Subtenant in this transaction. Sublandlord shall pay all commissions due to Colliers pursuant to a separate agreement. Each party represents and warrants to the other that it has had no dealings with any other brokers, finders, or agents who might be entitled to a commission, fee or other compensation in connection with the negotiation or consummation of this Amendment other than Colliers and BT. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

11. Miscellaneous. Time is of the essence of this Amendment. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors. This Amendment shall be governed by and construed in accordance with the laws of the state in which the Sublease Premises arc located. In the event of conflict or inconsistency between the provisions of this Amendment and any provisions of the Sublease, the provisions of this Amendment shall govern. Except as set forth in this Amendment, all of the terms and conditions of the Sublease shall continue in full force and effect throughout the term of the Sublease.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

SUBLANDLORD:

THE GAP, INC., a Delaware corporation

By:	/s/ Paul R. Mohun

Its:	Senior Director
Associate General Counsel

SUBTENANT:

RESPONSYS, INC.., a California corporation

By:	/s/ Chris Paul

Its:	CFO

EXHIBIT A

EXPANSION PREMISES

EXHIBIT B

EXPANSION PREMISES TENANT ALTERATIONS